As filed with the U.S. Securities and Exchange Commission on January 24, 2025.

Registration No. 333-282566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vantage Corp

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

#05-06, Level 5, 51 Cuppage Road

Singapore 229469

+65 6737 2221

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111	Ying Li, Esq. Guillaume de Sampigny, Esq. 950 Third Avenue, 19th Floor New York, NY 10222 Telephone: +1212-530-2206

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)
Dated January 24, 2025

3,250,000

Class A Ordinary Shares

This is the initial public offering of 3,250,000 Class A Ordinary Shares, par value US$0.001 per share, of Vantage Corp, a Cayman Islands exempted company incorporated with limited liability. Prior to this Offering, there has been no public market for our Class A Ordinary Shares (the “Shares”). It is currently estimated that the initial public offering price per share will be between US$4 and US$5. We have applied to list our Shares on the NYSE American under the symbol “VNTG.”

Investing in the Shares involves risks. See section titled “Risk Factors” of this prospectus.

Upon completion of this offering, we will have a dual class ordinary share structure. Our ordinary shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to ten votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon the transfer of any Class B Ordinary Share by a holder thereof to any person other than certain permitted transferees or a change in beneficiary owner of such Class B Ordinary Shares, such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share. See “Description of Share Capital—Ordinary Shares” for more details regarding our Class A Ordinary Shares and Class B Ordinary Shares.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Immediately after this offering, assuming an offering size as set forth above, our major shareholders (namely Ho Ying Keat Lowell, Andresian D’Rozario, Francis Junior James, Randy Yong Choon Hong, and Quah Choong Hua (the “Major Shareholders”)) will collectively own approximately 65.15% of our outstanding shares (or 64.15% of our outstanding shares if the underwriters’ option to purchase additional shares is exercised in full). The Major Shareholders have entered into an acting-in-concert deed pursuant to which they all agreed to vote consistently with each other in the exercise of all of their rights as shareholders of the Company. As a result, we expect to be a “controlled company” within the meaning of section 801 of the NYSE American LLC Company Guide. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we currently do not intend to rely on the “controlled company” exemption under the NYSE American Company Guide, we could elect to rely on this exemption after we complete this offering. See section titled “Prospectus Summary — Implications of Being a Controlled Company”.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	PER CLASS A ORDINARY SHARE	TOTAL
Initial public offering price	$4.50	$14,625,000
Underwriting discounts(1)(2)	$0.34	$1,096,875
Proceeds, before expenses, to us	$4.16	$13,528,125

(1)	The underwriters will receive compensation in addition to the discounts. For a description of compensation payable to the underwriters, see “Underwriting” beginning on page 98.

(2)	Does not include a non-accountable expense allowance of one percent of the gross proceeds of the offering payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of other terms of compensation to be received by the underwriters, see “Underwriting” beginning on page 98.

(3)	We expect our total cash expenses for this offering (including the accountable out-of-pocket expenses and the non-accountable expense allowance payable to the underwriters) to be approximately $1,421,250, exclusive of the above discounts. We have agreed to issue warrants to the underwriters to purchase up to an aggregate number of Ordinary Shares equal to 5% of the total number of Class A Ordinary Shares sold in this offering, including with respect to any Ordinary Shares issued upon the exercise of the over-allotment option. Such warrants shall have an exercise price equal to 125% of the initial public offering price of the Class A Ordinary Shares sold in this offering and shall be exercisable for a period of five years from the commencement of sales of this offering. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $1,421,250, exclusive of the above discounts and approximately $1,096,875 exclusive of the above discounts assuming the underwriters exercise their option in full. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares to purchasers against payment on               , 2025.

Prospectus dated                , 2025

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

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EXPLANATORY NOTE

Vantage Corp (“Vantage Cayman”), the registrant whose name appears on the cover of this registration statement, is a Cayman Islands exempted company incorporated with limited liability. We have historically conducted our business through Vantage Shipbrokers Pte. Ltd. (“Vantage Singapore”), our Singapore operating subsidiary and Vantage Nexus Commercial Brokers Co L.L.C (“Vantage Dubai’’), our Dubai operating subsidiary. In November 2024, we have completed a reorganization of our corporate structure (the “Reorganization”), pursuant to which Vantage (BVI) Corporation (“Vantage BVI”) acquired 100% of the equity interests in Vantage Singapore and Vantage Dubai, and Vantage BVI became a wholly owned subsidiary of Vantage Cayman. As a result of the Reorganization, Vantage Singapore and Vantage Dubai became wholly owned indirect subsidiaries of Vantage Cayman. Except where the context otherwise requires or where otherwise indicated, the terms “Company,” “we,” “us,” “our,” “our company,” “our Group” and “our business” refer, prior to the Reorganization, to Vantage Singapore and Vantage Dubai and, after the Reorganization, to Vantage Cayman, in each case together with its consolidated subsidiaries as a consolidated entity. Where the discussions in the context relate to business operations and/or financial performance, then the terms “Company,” “we,” “us,” “our,” “our company,” “our Group” and “our business” refer, both prior to and after the Reorganization, to the business operations and/or financial performance of Vantage Singapore and Vantage Dubai. All specific references in this prospectus to “Vantage Cayman” and “Vantage BVI” refer to Vantage Corp and Vantage (BVI) Corporation respectively, each a holding company with no operation of its own. Except as disclosed in the prospectus, the historical combined financial statements and other financial information included in this registration statement are those of Vantage Shipbrokers Pte. Ltd and Vantage Nexus Commercial Brokers Co L.L.C.

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Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

Other Companies, Organizations and Agencies

“Independent Registered Public Accounting Firm”	:	Audit Alliance LLP

“Underwriters”	:	The underwriters for the Offering, of which Network 1 Financial Securities, Inc. is serving as representative.

General

“amended and restated memorandum and articles of association”		The second amended and restated memorandum and articles of association of our Company adopted by special resolution on 30 September 2024

“Audit Committee”	:	The audit committee of our Board of Directors.

“Board” or “Board of Directors”	:	The board of directors of our Company.

“Bunkering”	:	The supplying of fuel for use by ships (“Bunker”) including the logistics of loading and distributing the fuel among available shipboard tanks.

“Charter”	:	An activity within the shipping industry whereby a shipowner hires out the use of its vessel to a charterer.

“Charterer”	:	The individual or organization renting the ship in a charter.

“Class A Ordinary Shares,” “Ordinary Shares” or “Shares”	:	Class A ordinary shares in the capital of the Company of nominal or par value US$0.001 each designated as Class A shares, and having the rights provided for in the articles of association of the Company, as amended or substituted from time to time.

“Class B Ordinary Shares”	:	Class B ordinary shares in the capital of the Company of nominal or par value US$0.001 each designated as Class B shares, and having the rights provided for in the articles of association of the Company, as amended or substituted from time to time.

“Clean Petroleum Products” or “CPP”	:	Uncontaminated, refined petroleum products, such as kerosene or diesel fuel, not previously used in any application.

“Company” or “Vantage Cayman”	:	Vantage Corp, a Cayman Islands exempted company.

“Companies Act (Cayman)”	:	The Companies Act (Revised) of the Cayman Islands.

“Compensation Committee”	:	The compensation committee of our Board of Directors.

“COVID-19”	:	Coronavirus disease 2019.

“CPP”	:	Clean petroleum product.

“Demurrage”	:	A fee attached to a ship’s cargo that has overstayed its allotted time at a terminal.

“Directors”	:	The directors of our Company.

“Dirty Petroleum Products” or “DPP”	:	Liquid products refined from crude oil, whose color is greater than 2.5 on the National Petroleum Association scale.

“DPP”	:	Dirty petroleum products.

“DTC”	:	The Depository Trust Company.

“Executive Officers”	:	The executive officers of our Company. See section titled “Management.”

“FCPA”	:	The U.S Foreign Corrupt Practices Act

“Fiscal Year” or “FY”	:	Financial year ended or, as the case may be, ending, March 31.

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“Founders”	:	Five individuals who founded our Group, namely, Quah Choong Hua, Andresian D’Rozario, Francis Junior James, Randy Yong Choon Hong and Ho Ying Keat Lowell.

“U.S. GAAP”	:	Accounting principles generally accepted in the United States of America.

“IMO”	:	International Maritime Organization, a United Nations agency that issues international trade standards for shipping.

“Listing”	:	The listing and quotation of our Class A Ordinary Shares on NYSE American.

“Major Shareholder”	:	A person who has an interest or interests (whether by record or beneficial ownership) in one or more voting shares (excluding treasury shares) in our Company, and the total votes attached to that share, or those shares, is not less than 5.0% of the total votes attached to all the voting shares (excluding treasury shares) in our Company. Each of our Founders is a Major Shareholder.

“Nominating and Corporate Governance Committee	:	The nominating and corporate governance committee of our Board of Directors.

“Offering Price”	:	Between U$4.00 and US$5.00 for each Class A Ordinary Share being offered in this Offering.

“Offering”	:	The Offering of Class A Ordinary Shares by the Underwriters on behalf of our Company for subscription at the Offering Price, subject to and on the terms and conditions set out in this prospectus.

“PFIC”	:	passive foreign investment company.

“Share(s)” or “Ordinary Share(s)	:	Class A Ordinary Shares and Class B Ordinary Shares

“Shareholders”	:	Registered holders of Shares.

“TSOFA”		The Terrorism (Suppression of Financing) Act 2002 of Singapore, as amended, supplemented or modified from time to time.

“Underwriting Agreement”	:	The Underwriting Agreement dated [*], entered into between our Company and Network 1 Financial Securities, Inc., pursuant to which the Underwriters have agreed to purchase, and we have agreed to sell to them, 3,250,000 of our Class A Ordinary Shares at the Offering Price, less the underwriting discounts, as described in the sections titled “Underwriting” of this prospectus.

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“Vantage BVI”	Vantage (BVI) Corporation, a BVI business company and our direct wholly owned subsidiary.

“Vantage Dubai”	Vantage Nexus Commercial Brokers Co L.L.C, a Dubai company and our indirect wholly owned subsidiary.

“Vantage Singapore”	Vantage Shipbrokers Pte. Ltd., a Singapore company and our indirect wholly owned subsidiary.

Currencies, Units and Others

“AED”	:	United Arab Emirates Dirham, the lawful currency of the United Arab Emirates.

“SGD” or “SG$”	:	Singapore dollar, the lawful currency of Singapore.

“US$” or “$”	:	U.S. dollars and cents respectively, the lawful currency of the U.S.

“%” or “per cent.”	:	Per centum.

“sq. m.”	:	Square meters.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; and “including” means “including without limitation.”

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Shares. For a more complete understanding of us and this Offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the related notes. Some of the statements in this prospectus are forward-looking statements. See section titled “Special Note Regarding Forward-Looking Statements.”

Overview

We were founded in 2012 by five seasoned shipbrokers with a mission of providing exceptional shipbroking services. We commenced operations with a team of over 20 specialists proficient in their various roles in the tanker markets which involves trading different types of oil and petrochemical products through vessel transportation, including clean petroleum products (“CPP”) and petrochemicals. Over the years, we underwent significant growth and evolution, expanding our shipbroking services to cover dirty petroleum products (“DPP”), biofuels and vegetable oils. Additionally we established a sales & projects team, a research/strategy team and an IT team. We have expanded to over 50 dedicated professionals as of May 2024, with offices in both Singapore and Dubai.

We specialize in providing comprehensive shipbroking services, including operational support and consultancy services, tailored to the tanker markets. Rooted in our expansive network and decades of collective experience within the marine sector, we have emerged as a trusted intermediary, facilitating transactions between shipowners and charterers across diverse segments of the tanker market, and ensuring smooth logistical flow for cargo deliveries to timely demurrage and claims settlements.

Our suite of shipbroking services is designed to optimize outcomes for our clients, offering a holistic approach to addressing their needs and objectives. As a pivotal link between oil companies, traders, shipowners, and commercial managers, we deliver a range of services including: identifying market opportunities and information for our clients, recommending interested parties (shipowners and cargo owners) to each other, advising interested clients on strategies on vessel deployment or fleet mix, specifications and capabilities, facilitating contract negotiations, ensuring smooth logistical flow, as well as resolving issues that arise during the execution of chartering agreements.

We have three subsidiaries, namely Vantage BVI, Vantage Singapore and Vantage Dubai. Vantage BVI is a wholly owned subsidiary of the issuer, Vantage Cayman; and both Vantage Singapore and Vantage Dubai are wholly owned by Vantage BVI. See “Prospectus Summary – Our Corporate Structure and History.”

Our Industry

The global shipbroking market was valued at $1.56 billion in 2022, with the oil tanker sector (excluding gas carriers) valued at $422 million. The oil tanker shipbroking sector is poised to grow at a CAGR of 3.32% between 2022-2027. According to the 2023 Shipbroking Market report by Technavio, the European and Asia Pacific shipbroking market collectively account for about 81% of the global shipbroking market.

There are low barriers to entry for our industry as it requires low capital outlay and relies heavily on inter-personal relationships with either shipowners) or charterers. This has resulted in a highly fragmented market of many small enterprises and a few large anchor players, enabled by the consolidation of shipowners in the last 10 years due to poor earnings.

The shipbroking industry has also started to feel the impacts of digitalization since the late 2010s as the container shipping industry leveraged technology to link ocean carriers to customers directly in the name of lower costs, greater visibility, and more logistical control. While this has yet to spill over into the oil tanker shipbroking market on a large scale, the precursors are evident as charterers band together to create digital solutions to streamline and reduce the complexity of the market.

Viewed together, charterers have become more sensitive to the quality of shipbrokers they engage. Shipbrokers now differentiate themselves by providing basic middleman duties, they also provide value-added services such as data-driven market analysis and consultancy services.

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Our Competitive Strengths

We believe in the global shipbroking industry; the methods of competition among shipbrokers include talent acquisition, enhancement of service quality, technological innovation and industry network. We believe our main competitive strengths are as follows:

●	Team-based structures and employee retention.
●	Specialized expertise in the marine industry.
●	Forward looking strategies and growth plans.
●	Innovative technology integration.
●	Strategic networking and partnerships.

Our Challenges

To transform from a regional brokerage service provider into a global powerhouse, some key challenges we may face include:

●	Navigating the complexities of building a strong, recognizable brand in the highly competitive global tanker broking market.
●	Ensuring seamless communication and information transfer across diverse global offices.
●	Regulatory Compliance: Our business operates in an industry that is subject to various regulations
●	Operational Complexity: Operating a global brokerage involves significant operational complexity.
●	Market Entry and Competition. Entering new markets and competing effectively requires a strategic approach and a deep understanding of local dynamics.

Our Business Strategies and Future Plans

Our business strategies center around three major aspects: (1) continued growth by leveraging existing strengths while expanding and improving existing services through value adding and increasing geographical footprint; (2) formulating and executing growth plans to increase product and service scope; and (3) enhancing cost management through collaborations with industry partners and upskilling workforce.

(1)	Expansion of existing services

●	Geographical expansion:
●	Intensifying strategic cooperation among our subsidiaries.

(2)	Future growth plans to increase product and service scope

●	Creation of new divisions.
●	Invest in IT-based technology to enhance efficiency, data control, and management.

(3)	Cost Management

●	Leverage access to data and integration of IT systems.
●	Economies of scale in service provision and expertise consolidation.
●	Strategic talent acquisition.

Client Profile

The profile of the charterers that make up our portfolio is balanced across four major client groups, namely producers (major end buyers or sellers that purchase for their own needs), multi-national corporations, national Oil companies, and trading houses (commodity traders), with no significant revenue risk stemming from one segment.

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Summary Risk Factors

An investment in our Shares involves a high degree of risk. Before deciding whether to invest in our Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our combined financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of the Shares to decline, resulting in a loss of all or part of your investment. Further, if we fail to meet the expectations of the public market in any given period, the market price of the Shares could decline. Our business involves significant risks and uncertainties, some of which are outside of our control. If any of these risks actually occurs, our business and financial condition could suffer and the price of the Shares could decline. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in the Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

●	We may incur losses in the future.

●	There is no assurance that our future expansion and other growth plans will be successful.

●	We operate in competitive environment and face competition from existing and new industry players.

●	We are exposed to the credit risks of our customers and we may experience delays or defaults in collecting our receivables, and thus we face liquidity risks.

●	Our reliance on a limited number of vendors exposes us to vendor concentration risk. A loss of any of these vendors could negatively affect our business, results of operations, financial condition and prospects.

●	We are dependent on our key management and skilled personnel for our continued success and growth.

●	Adverse conditions in the global financial markets and the general economy may adversely affect our business, financial condition, results of operations and prospects.

●	Our insurance coverage may not cover all our damages and losses.

●	We may be affected by any adverse impact on our reputation and goodwill.

●	We could incur substantial costs as a result of data protection concerns or IT systems disruption or failure.

●	Changes in technological advancements which may reduce the scope for shipbrokers as middlemen.

●	Faster than expected phase out of fossil fuels.

●	A sharp drop in Oil prices and Bunkers could affect our bottom-line revenues.

●	Geopolitical risk which may limit activity in the maritime sector.

Risks Relating to Investment in our Class A Ordinary Shares and this Offering

●	An active trading market for our Class A Ordinary Shares may not develop and could affect the trading price of our Ordinary Shares.

●	Our Class A Ordinary Share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us.

●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

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●	Investors in our Class A Ordinary Shares will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution.

●	There may be circumstances in which the interests of our Major Shareholder(s) could be in conflict with your interests as a Shareholder.

●	Our Class A Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

●	We may require additional funding in the form of equity or debt for our future growth which will cause dilution in Shareholders’ equity interest.

●	Investors may not be able to participate in future issues or certain other equity issues of our Class A Ordinary Shares.

●	We may not be able to pay dividends in the future.

●	If we fail to meet applicable listing requirements, NYSE American may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

●	We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	We will be a “controlled company” within the meaning of the NYSE American Company Guide and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	We do not expect to be subject to certain NYSE American corporate governance rules applicable to U.S. listed companies.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the Class A Ordinary Shares to significant adverse United States income tax consequences.

●	We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively

●	We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

●	If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

●	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

●	We cannot predict the effect that our dual-class structure may have on the market price of our Class A Ordinary Shares.

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●	Our dual class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our Corporate Structure and History

Vantage Shipbrokers Pte. Ltd. was founded in 2012, a collective vision of five seasoned shipbrokers, with a mission to provide exceptional shipbroking services. Fueled by a shared commitment to excellence, we sought to establish a company dedicated to redefining the standards of shipbroking services, prioritizing professionalism, integrity, and client-centricity. The founders articulated a clear vision and mission which guided all operations and shaping our identity within the maritime domain. This includes robust operational coverage for our clients, staying abreast of evolving shipping logistics to advise on growth opportunities, and investing in IT-based technologies to enhance efficiency, data control and analytics and management. Our commitment to collective experience, extensive knowledge and robust relationships remain central to our ethos from day one.

Over the years, we have undergone significant growth and evolution, expanding to cover dirty petroleum products, biofuels and vegetable oils, and the addition of a sales & projects team, research/strategy team and IT team. We expanded to over 50 dedicated professionals as of May 2024, with offices in both Singapore and Dubai. In 2020, we reached a milestone in our journey – we received a grant in the amount of $182,399 from Enterprise Singapore, a Singapore governmental agency, to develop Opswiz, an operations efficiency software tailored for the tanker market. This digital initiative underscores our relentless pursuit of innovation and commitment to driving positive change within the maritime industry.

Vantage Corp, or Vantage Cayman, the issuer in this offering, was incorporated in the Cayman Islands on April 2, 2024. Vantage (BVI) Corporation, or Vantage BVI, was incorporated in the British Virgin Islands on April 2, 2024 as a holding company, which became a wholly-owned subsidiary of Vantage Cayman following the Reorganization (as defined below).

Our operating subsidiaries, Vantage Shipbrokers Pte. Ltd., or Vantage Singapore, and Vantage Nexus Commercial Brokers Co. L.L.C., or Vantage Dubai, were incorporated in Singapore on May 12, 2011 and in Dubai on June 20, 2023, respectively.

On June 24, 2024, the Company restructured its authorized share capital from a single class of ordinary shares to two classes of shares, comprising of Class A Ordinary Shares and Class B Ordinary Shares.

In November 2024, we completed a reorganization of our corporate structure (the “Reorganization”), pursuant to which Vantage BVI acquired 100% of the equity interests in Vantage Singapore and Vantage Dubai, and Vantage BVI became a wholly owned subsidiary of Vantage Cayman. As a result of the Reorganization, Vantage Singapore and Vantage Dubai became wholly owned indirect subsidiaries of Vantage Cayman.

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The following diagram illustrates our corporate structure immediately prior to the Reorganization:

The following diagram illustrates the ownership structure of the Company immediately after giving effect to the Reorganization and this offering (and assumes no exercise by the Underwriters of their over-allotment option):

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Corporate Information

Our registered office is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands and our principal place of business is #05-06, Level 5, 51 Cuppage Road, Singapore 229469. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://www.vantageshipbrokers.com. Information contained on our website does not constitute part of this prospectus.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting;

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of this Offering or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Shares, and the price of the Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of this Offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

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Foreign Private Issuer

Upon consummation of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our Executive Officers or members of our Supervisory Board are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

Implications of Being a Controlled Company

Upon completion of this offering, we will be a “controlled company” as defined under the NYSE American Company Guide because our Major Shareholders (namely Ho Ying Keat Lowell, Andresian D’Rozario, Francis Junior James, Randy Yong Choon Hong, and Quah Choong Hua) will collectively hold 65.15% of our total issued and outstanding shares and will be able to exercise 96.1% of the total voting power of our issued and outstanding share capital. The Major Shareholders have entered into an acting-in-concert deed pursuant to which they all agreed to vote consistently with each other in the exercise of all of their rights as shareholders of the Company. As a result, we expect to be a “controlled company” within the meaning of section 801 of the NYSE American LLC Company Guide. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we currently do not intend to rely on the “controlled company” exemption under the NYSE American Company Guide, we could elect to rely on this exemption after we complete this offering. See section titled “Risk Factors — Risks relating to an Investment in our Class A Ordinary Shares and this Offering — We will be a “controlled company” within the meaning of the NYSE American Company Guide and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers.

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. We also purchased the “Shipbroking Market Report 2023-2027” issued in December 2022 by Technavio online to provide information cited in this prospectus regarding our industry and market position. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America, all references to “SGD,” or “SG$” refer to the currency of Singapore and all references to “AED” refer to the currency of United Arab Emirates. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

Impact of COVID-19

The COVID-19 pandemic has adversely affected (and a significant outbreak of other infectious diseases could result in an additional widespread health crisis that could adversely affect) the economies and financial markets worldwide, and the business of the Company could be materially and adversely affected by the COVID-19 pandemic and any such other outbreak. By mid-2023, the global situation had stabilized to some extent, with most countries lifting the majority of COVID-19 restrictions. During our two most recent fiscal years, the COVID-19 pandemic did not materially affect our financial performance and business operations. However, our business may be adversely affected in the future if ongoing concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including for example new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

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THE OFFERING

Shares offered by us:	3,250,000 Class A Ordinary Shares (or 3,737,500 Class A Ordinary Shares if the Underwriters exercise their option to purchase additional Shares within 45 days after the closing of this offering from us in full).

Offering Price:	We currently estimate that the initial public offering price will be between US$4.00 and US$5.00 per Class A Ordinary Share.

Number of Shares outstanding before this Offering:	28,000,000 Ordinary Shares, consisting of 7,633,620 Class A Ordinary Shares and 20,366,380 Class B Ordinary Shares are outstanding as of the date of this prospectus.

Shares to be outstanding immediately after this Offering:	31,250,000 ordinary shares, comprised of 10,883,620 Class A Ordinary Shares and 20,366,380 Class B Ordinary Shares (or 31,737,500 ordinary shares, comprised of 11,371,120 Class A Ordinary Shares and 20,366,380 Class B Ordinary Shares if the underwriters exercise the option to purchase additional 487,500 Class A Ordinary Shares within 45 days of the date of this prospectus from us in full).

Over-allotment option to purchase additional Shares:	We have granted the Underwriters an option to purchase up to 487,500 (15%) additional Class A Ordinary Shares from us within 45 days after the closing of this offering.

Use of proceeds:	We intend to use the proceeds from this offering for potential global expansion, including the opening of new offices in Houston and Geneva; talent acquisition; improvement of IT and digitalization of our operational software; and for working capital and other general corporate purposes. See “Use of Proceeds” on page 29 for more information.

Lock-up:

All of our directors and officers and our principal shareholders (5% or more shareholders) have agreed with the Underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of 180 days after the date of this prospectus.

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.]

NYSE American symbol:	We have applied to list our Class A Ordinary Shares on the NYSE American under the symbol “VNTG.” We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Class A Ordinary Shares will be so listed at completion of this offering.

Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Underwriter Warrants:	The registration statement of which this prospectus is a part also registers for sale the Underwriter Warrants to purchase Class A Ordinary Shares equal to 5% of the total number of Class A Ordinary Shares sold in this offering, including the number of Class A Ordinary Shares upon the exercise of the underwriters’ over-allotment option, as a portion of the underwriting compensation payable to the Underwriters in connection with this offering. The Underwriter Warrants will be exercisable for a period of five years after the date of commencement of sales of Class A Ordinary Shares in this offering at a per share exercise price of 125% of the public offering price of the Class A Ordinary Shares. Please see “Underwriting” for a description of these warrants.

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RISK FACTORS

Prospective investors should carefully consider and evaluate each of the following considerations and all other information set forth in this prospectus before deciding to invest in our Class A Ordinary Shares. The following section describes some of the significant risks known to us now that could directly or indirectly affect us and the value or trading price of our Class A Ordinary Shares and should not be construed as a comprehensive listing of all risk factors. The following section does not state risks unknown to us now but which could occur in the future and risks which we currently believe to be not material but may subsequently turn out to be so. Should these risks occur and/or turn out to be material, they could materially and adversely affect our business, financial condition, results of operations and prospects. To the best of our Directors’ knowledge and belief, the risk factors that are material to investors in making an informed judgment have been set out below. If any of the following considerations and uncertainties develops into actual events, our business, financial condition, results of operations and prospects could be materially and adversely affected. In such cases, the trading price of our Class A Ordinary Shares could decline and investors may lose all or part of their investment in our Class A Ordinary Shares. Prospective investors are advised to apprise themselves of all factors involving the risks of investing in our Class A Ordinary Shares from their professional advisers before making any decision to invest in our Class A Ordinary Shares.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this prospectus.

Risks Relating to our Business and Industry

We may incur losses in the future.

We anticipate that our operating expenses, together with the increased general administrative expenses of a public company upon completion of this offering, will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers and further enhance our service offering. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

There is no assurance that our future expansion and other growth plans will be successful.

As part of our future plans, we intend to expand our business globally through joint ventures, acquisitions and/or strategic alliances.

As such, we may be subject to risks related to the expansion of our Group such as, among others:

●	the availability of sufficient funds;

●	difficulties arising from operating a significantly larger and more complex organization;

●	difficulties in entering into new businesses for which we may not be as or at all familiar

●	difficulties in integrating the assets and the business operations of the subsidiaries and strategic alliances cohesively;

●	failure to realize expected profitability or growth;

●	failure to realize expected synergies and cost savings; and

●	unforeseen legal, regulatory, contractual, labor or other issues, whether in Singapore and Dubai or elsewhere

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We may also enter into new geographic markets such as Houston and Geneva depending on the demand for our services as well as opportunities for growth. Overseas expansion involves numerous risks, including but not limited to legal and regulatory risks and financial costs. We cannot assure you that our operations in new geographic markets will be profitable. In addition to the above, geographic expansion will require substantial management dedication and efforts which may require significant additional expenditures. The successful implementation of our growth strategies depends on a variety of factors including our ability to hire and retain key management personnel, negotiate attractive terms for such acquisitions or expansions that may command high valuations, and obtain sufficient financing for our capital expenditures. There is no assurance that we will be able to obtain the required financing or that we will continue to have sufficient cash flow to fund our Group’s expansion. Even if management takes all precautions there is no certainty that all due diligence will create effective synergies that would be anticipated with growth. The above-mentioned challenges associated with our growth plans may place increased demands on our management and on our operational systems and other resources, and could also increase our exposure to unanticipated risks and liabilities.

As such, there is no assurance that our Group will be successful in implementing our future plans or that we will be able to realize the profits, growth, or synergies expected from our Group’s expansion. In the event that we are unable to effectively or successfully execute our expansion strategies, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We operate in a competitive environment and face competition from existing and new industry players.

We operate in a competitive environment and our success depends to a large extent on our ability to compete against other industry players on, among other things, reputation, track record and customer service.

We cannot assure you that we will be able to compete effectively against our existing and future competitors and adapt quickly to changing market conditions and trends. Failure to keep abreast of technological advancements and industry developments may result in failure to provide services in a cost-effective and efficient manner compared to our competitors, which may lead to loss of customers. Our business and results of operations may be adversely affected if competition intensifies. Any failure by us to remain competitive will adversely affect our business, financial condition and results of operations.

In addition, the shipbroking market is a highly fragmented market due to the low barriers to entry and low product differentiation, and therefore new competitors may enter the industry, resulting in increased competition, which in turn may result in us losing our existing customers and not being able to secure new customers. There is no assurance that we will be able to compete successfully in the future against our existing or potential competitors or that our business, financial condition and results of operations will not be adversely affected by increased competition.

We are exposed to the credit risks of our customers and we may experience delays or defaults in collecting our receivables, and thus we face liquidity risks.

We face uncertainties over the timeliness of our customers’ payments and their ability to pay. Our customers’ ability to pay may be affected by events or circumstances that are difficult to foresee or anticipate, such as a decline in their business or an economic downturn. Hence, there can be no assurance that we will be able to collect our trade debts fully or within a reasonable period of time. If a client goes bankrupt or finds financial difficulties before they can pay our dues/commissions we could be faced with a substantial loss.

As such, our financial condition and results of operations are dependent, to a certain extent, on the creditworthiness of our customers. If there are any unforeseen circumstances affecting our customers’ ability or willingness to pay us, we may experience payment delays or non-payment. In such events, our Group’s liquidity, cash flows and working capital may be adversely affected.

Our reliance on a limited number of vendors exposes us to vendor concentration risk. A loss of any of these vendors could negatively affect our business, results of operations, financial condition and prospects.

We rely on a limited number of vendors. For the six months ended September 30, 2024, two vendors I and E accounted for 46.6% and 26.3% of our total commission expenses, respectively. Our business relationships with both Vendor I and Vendor E have grown, resulting in a higher proportion of commission expenses allocated to them. This increase was driven by their expanded service offerings which, in turn, led to greater commissions expense. As part of our ongoing strategic adjustments, we may reassess from time to time our co-broker relationships to optimize operational efficiency. This reassessment may lead us to allocate a higher proportion of our business to specific vendors due to their reliability and capacity to support our growth. This reliance on a limited number of vendors increases our risks, since we cannot control whether and when these vendors may experience operational difficulties, supply chain disruptions, or fail to meet our service expectations, in which case our ability to deliver services to our customers could be compromised, leading to delays, increased costs, and potential loss of business. Additionally, our strategic adjustments to allocate a higher proportion of our business to these vendors may limit our flexibility to switch to alternative vendors if needed, which could be particularly challenging if market conditions change. We may not be able to find alternative vendors to provide similar co-broker services at all or without incurring material additional costs and substantial delays.

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We are dependent on our key management and skilled personnel for our continued success and growth.

We attribute our success and growth to-date largely to the contributions and expertise of our directors and executive officers, all of whom have extensive experience in our business or relevant industries. Our directors and executive officers have worked in the industry for over 20 years on average, and have contributed significantly to business growth since our inception. They possess extensive industry knowledge and comprehensive global and local industry networks, and are familiar with all aspects of our business operations. They are instrumental to our continued success, formulating business strategies and spearheading the growth of our business.

However, there is no assurance that we will be able to continue to retain the services of our key personnel. Even though there is keyman insurance for the significant directors, the resignation or the loss of their services or any of our directors, executive officers or other key personnel without suitable and timely replacement or the inability to attract and retain qualified management personnel, may materially and adversely affect our business, results of operations and prospects.

Our continued success and growth are also dependent upon our ability to recruit and retain qualified personnel. Qualified personnel with the appropriate experience in the industries we operate in are limited and competition for the employment of such personnel is intense. Even though we intend to continue to devote significant resources to recruit, train and retain such personnel, there is no assurance that we will be able to attract the necessary qualified personnel to work for us or that we will be able to retain the qualified personnel or that suitable and timely replacements can be found for skilled personnel who leave us. Further, competition for skilled qualified employees may result in us having to pay higher wages to attract and retain our employees, which may result in higher labor costs, which in turn may materially and adversely affect our results of operations. If we are unable to continue to attract and retain qualified employees, this will adversely affect our business and prospects.

Adverse conditions in the global financial markets and the general economy may adversely affect our business, financial condition, results of operations and prospects.

While our current business operates in Singapore and Dubai, our business, financial condition, results of operations and prospects may be adversely affected by political, economic, social and legal developments in Singapore and Dubai and globally that are beyond our control. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, changes in interest rates, rates of economic growth, fiscal and monetary policies of the government, inflation, deflation, methods of taxation and tax policy, unemployment trends, and other matters that influence consumer confidence, spending and tourism.

Further, negative developments in geo-political events such as the US-China trade and Ukraine War issues may bring uncertainty to the global economy. Any of such issues may lead to retaliatory and/or threat of retaliatory measures being imposed on the relevant countries. This may lead to volatility in the financial markets. The nature and extent of such changes are difficult to predict, and may bring uncertainty to the global economy and/or political environment. There is no assurance that we will be able to grow our business, or that we will be able to react promptly to any change in economic conditions. If we fail to react promptly to the changing economic conditions, our performance and profitability could be adversely affected. Our business, financial condition, results of operations and prospects may be materially and adversely affected if these conditions deteriorate in the future.

Our insurance coverage may not cover all our damages and losses.

We maintain different insurance policies for our business, covering damages or loss to our keys assets, facilities and liabilities. While we believe that the insurance coverage we maintain is reasonably adequate to cover the normal risks associated with the operation of our business, we cannot be certain that our coverage will be sufficient to cover all future claims against us and any other business-related risks. Such incidences may lead to unforeseen costs and we may have to compensate for any losses or damages suffered by third parties as a result of such incidents and which are not covered by our insurance policies. In the event of personal injuries, fires or other accidents suffered by our employees or other people, we could face claims alleging that we were negligent, provided inadequate supervision or be otherwise liable for the injuries.

In addition, we cannot assure you that any claim under the insurance policies maintained by us will be honored fully, in part or on time, or that we have sufficient insurance to cover all our losses. In addition, our insurance coverage may expire from time to time. We apply for the renewal of our insurance coverage in the normal course of our business, but we cannot assure you that such renewals will be granted in a timely manner, at acceptable cost or at all. To the extent that we suffer loss or damage for which we did not obtain or maintain insurance, and which is not covered by insurance, exceeds our insurance coverage or where our insurance claims are rejected, the loss would have to be borne by us and our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

We will need to take out more key-man insurance to protect against adverse negative repercussions from sudden and unforeseen losses.

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We may be affected by any adverse impact on our reputation and goodwill.

We have built a reputation as one of the reliable providers of shipbroking services. A solitary incident might cause a situation that negatively affects other parts of our business. Any negative publicity about us, our directors, our executive officers or our substantial shareholders, whether founded or unfounded, may tarnish our reputation and goodwill with our customers and suppliers. Such negative publicity may include, among other things, unsuccessful attempts in joint ventures, acquisitions or take-overs, or involvement in litigation, insolvency proceedings or investigations by government authorities.

We could incur substantial costs as a result of data protection concerns or IT systems disruption or failure.

While we have not been the subject of any cyber-attacks or IT system failures that have had a material impact on our Group, our business may be impacted by such attacks or system failures in the future. Cybersecurity attacks, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and corruption of data. A cyberattack or system failure may result in operational downtimes and/or delays, which may have a detrimental impact on our ability to provide services to our customers. In addition, we utilize Opswiz, a cloud-based operational control program aimed at efficiently managing documentation within the tanker market and any failure of the system could disrupt our daily operations and lead to delays in our provision of services or loss in our revenues.

We face risks of potential unauthorized use and limited legal protection due to the absence of intellectual property registration for Opswiz.

While Opswiz provides significant operational benefits and streamlines processes within the organization, it currently lacks formal protection under relevant intellectual property laws. According to the terms of grant from Enterprise Singapore, we are restricted from selling, leasing, disposing of or otherwise transferring Opswiz for one year after completion of developing Opswiz. Such one-year restriction period lapsed in December 2023, and we currently expect we will be able to monetize on Opswiz by the end of 2024 through a licensing system, offering it to companies in need of an efficient operations management solution. We developed Opswiz entirely in-house from scratch, and as a result, we own all intellectual property rights to Opswiz, even though we have not officially registered them. We cannot assure you that by the time we offer Opswiz to third parties, Opswiz will be adequately protected under relevant intellectual property laws. Opswiz may remain vulnerable due to the absence of registered intellectual property rights. Without patents, trademarks, or copyrights, the Company cannot prevent competitors from replicating its features or functionalities. Competitors may reverse-engineer Opswiz, potentially leading to imitation or unauthorized use. The lack of intellectual property protection makes it challenging to defend Opswiz’s proprietary algorithms and innovations.

We could incur substantial costs as a result of data protection concerns.

We handle the personal data of customers in the course of providing shipbroking services to our clients and counterparties, which include shipowners and charterers. The collection and use of such personal data is governed by personal data protection laws in Singapore, in particular the Personal Data Protection Act 2012 of Singapore. While we have implemented measures to protect sensitive information and confidential and personal data and comply with applicable laws, rules and regulations, our facilities and systems may be vulnerable to security breaches and other data loss, including cyber-attacks. In addition, it is not possible to predict the impact on our business of any future loss, alteration or misappropriation of information in our possession related to us, our employees, former employees, customers, suppliers or others. This could lead to negative publicity, legal claims, theft, modification or destruction of proprietary information or key information, damage to or inaccessibility of critical systems, operational downtimes and/or delays and other significant costs, which could adversely affect our business, financial condition, results of operations and prospects.

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We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

We may, from time to time, be involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. We cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve it may have a material adverse effect on our business. Insurance may not be applicable or sufficient in all cases and/or insurers may not remain solvent, which could have a material adverse effect on our financial condition.

Changes in technological advancements may reduce the scope for shipbrokers as middlemen.

There have been attempts to “replace” the shipbroker through new technology. However, to this day and age it still has not been accomplished. We have made preparations to ensure continuity in the fast changing technology landscape, anticipating the role in which shipbrokers can play alongside advancements in technology, or can leverage technology to deliver new products and services. However, technology which may be adopted by shipowners and charterers, which are outside of our control, may limit the opportunities for shipbrokers to act as middlemen which if it were to occur could adversely affect our revenue

The revenue from our shipbroking business is non-recurring in nature and our profitability is highly unpredictable.

The performance of our brokerage services depends, to a large extent, on our ability to leverage our business network and relationships to source and retain clients. Since our engagements were negotiated on a project-by-project basis with our clients, revenue generated from our services may fluctuate from time to time and may not recur. The number of projects undertaken by us, the total revenue derived from our business and the revenue generated from each client are affected by numerous factors such as market condition, the terms of each engagement, project duration, complexity and completion timeline of each project, resulting in uncertainties in relation to the sustainability of our financial performance. There is no assurance that the clients which have previously sought our services will continue to retain us for future businesses.

Moreover, the demand for our brokerage services is heavily dependent on the market conditions. Any adverse market condition or market sentiment will affect clients’ decisions on scale and/or timing, which may lead to lower demand for, delay to or termination our services and in turn affect the financial performance of our business. If we are unable to continuously secure new business, or if the market conditions become unfavorable, our business and results of operations may be materially and adversely affected.

In these circumstances, our revenue and profitability may fluctuate from year to year and our financial performance is highly unpredictable.

There may occur a faster than expected phase out of fossil fuels.

While the growth in demand for fossil fuels is forecasted to decline this decade, global initiatives to limit global warming to 1.5 degrees Celsius per year may result in a faster than expect decline in fossil fuel demand. This would shorten the runway we have planned for to transition to other new sectors and affect revenue projections. With the rise and a transition towards Electric vehicles there might be a threat of sudden reduction of consumption of Gasoline and Diesel which could reduce then demand for sea-borne transport.

A sharp drop in oil prices and bunkers could adversely affect our revenues.

We are shipbrokers and we make money off the transport of commodities. The cost of transport is a part of the inflation-effect that is currently felt. The price of oil was highly volatile during 2022, and is expected to remain volatile in the foreseeable future. Any significant drop in the price of oil or of any other commodity that we act as shipbroker for would negatively affect our revenues. Economic pressures, recession or other market factors could cause oil prices to drop precipitously, which could materially adversely affect our revenue and financial condition.

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Geopolitical risk may limit activity in the maritime sector.

Geopolitical volatility has been high for the last few years and it is not possible to anticipate events that may happen. However, the possibility that a geopolitical event, for example war or closure of maritime trade route (whether in the Persian Gulf or otherwise) or sanctions, is a risk that all investors should consider carefully.

Developments in the social, political, regulatory and economic environment in Singapore or Dubai may have a material and adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Singapore and the United Arab Emirates. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nullification of contract, changes in interest rates, imposition of capital controls, methods of taxation and policies governing immigration and residency. So far as the United Arab Emirates is concerned, governmental policy, as well as laws and regulations of each Emirate, are promulgated by a ruling class who wield vast decision making powers, with such powers subject to succession within family lines with little or no avenues for challenge by citizens or residents generally. Although such policies and laws have in recent years been conducive to economic growth and an increasingly business-friendly environment, there is no assurance that such policies and laws will not change, and any such changes may adversely affect our business, financial condition, results of operations and prospects. As we have considerable operations in Singapore, negative developments in Singapore’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in Singapore appears to be positive, there can be no assurance that this will continue to prevail in the future.

Our revenue may decline due to changes in regulations and environmental standards, such as tightening emission regulations and the industry’s transition to sustainable fuels.

The shipbroking industry is facing increasing scrutiny from regulators and consumers, who are demanding more environmentally-friendly practices. Specifically, regulations set by the International Maritime Organization and the European Union aim to curb greenhouse gas emissions from vessels. These rules are expected to make transoceanic and regional shipping more expensive and reduce service quality. Moreover, the United Nations Climate Change conventions, including the Kyoto and Paris Agreements, emphasize reducing fossil fuel usage. As fuels derived from biological matter gradually replace conventional fossil fuels, our industry will experience a decline in fossil fuel carriage. As a shipbroking company, we must prepare for this new era by adapting to cleaner bunker fuel standards and improving vessels’ greenhouse gas emissions. Failure to comply with these standards could affect our ability to secure compliant ships for oil and gas carriage, potentially impacting our revenues if we cannot establish close ties with ship owners who have kept pace with these changes.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business

We are subject to various anti-corruption laws that prohibit companies and their agents from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws, including the United States Foreign Corrupt Practices Act (the “FCPA”) and the Prevention of Corruption Act 1960 of Singapore (the “POCA”).

Risks relating to an Investment in our Class A Ordinary Shares and this Offering

An active trading market for our Shares may not develop and could affect the trading price of our Shares.

Prior to the IPO, there has been no public market for our Class A Ordinary Shares. Although an application has been made to NYSE American for the listing and quotation of our Class A Ordinary Shares, there can be no assurance that there will be an active, liquid public market for our Shares after the IPO. The lack of an active market may impair your ability to sell your Shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our Shares as consideration. The IPO price was determined by negotiations between us and the underwriter and may not be indicative of the future prices of our Class A Ordinary Shares.

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Our Class A Ordinary Share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us.

There is no assurance that the market price for our Shares will not decline below the Offering Price. The Offering Price was determined after consultation between our Company and the underwriter, after taking into consideration, among others, market conditions and estimated market demand for our Class A Ordinary Shares. The Offering Price may not necessarily be indicative of the market price for our Class A Ordinary Shares after the completion of the IPO. Investors may not be able to sell their Class A Ordinary Shares at or above the Offering Price. The prices at which our Class A Ordinary Shares will trade after the IPO may fluctuate significantly and rapidly as a result of, among others, the following factors, some of which are beyond our control:

●	variation in our results of operations;

●	perceived prospects and future plans for our business and the general outlook of our industry;

●	changes in securities analysts’ estimates of our results of operations and recommendations;

●	announcements by us of significant contracts, acquisitions, strategic alliances or joint ventures or capital commitments;

●	the valuation of publicly-traded companies that are engaged in business activities similar to ours;

●	additions or departures of key personnel;

●	fluctuations in stock market prices and volume;

●	involvement in litigation;

●	general economic and stock market conditions; and

●	discrepancies between our actual operating results and those expected by investors and securities analysts.

There is no guarantee that our Class A Ordinary Shares will appreciate in value after the IPO or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment in our Class A Ordinary Shares.

In addition, the stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly-traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, an investor may lose all or part of his or her investment, and litigation has sometimes been brought against that company. If similar litigation is instituted against us, it could result in substantial costs and divert our senior management’s attention and resources from our core business.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— Our Class A Ordinary Share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

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Investors in our Class A Ordinary Shares will face immediate and substantial dilution in the net tangible book value per Share and may experience future dilution.

If you purchase Class A Ordinary Shares in the IPO, you will pay more for your Class A Ordinary Shares than the net tangible book value of your Class A Ordinary Shares. As a result, you will incur immediate dilution of $4.05 per share, representing the difference between the assumed public offering price of $4.50 per share and our estimated as adjusted net tangible book value as of 31,250,000 of $0.40 per share. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment. Please refer to the section titled “Dilution” of this prospectus for more information.

There may be circumstances in which the interests of our Major Shareholder(s) could be in conflict with your interests as a Shareholder.

Each of our Major Shareholders, namely Ho Ying Keat Lowell, Andresian D’Rozario, Francis Junior James, Randy Yong Choon Hong, and Quah Choong Hua, currently owns 14.55% of our Class B Ordinary Shares and, upon completion of the IPO, will beneficially own 65.15% of our Class B Ordinary Shares and will have 96.1% voting power, or 64.15% of our Class B Ordinary Shares and 95.9% voting power, assuming the underwriter exercises in full its over-allotment option. As a result of this ownership, our five Major Shareholders will have significant control and influence over our affairs and their voting power will constitute a quorum of our Shareholders voting on any matter requiring the approval of our Shareholders and, to the extent that they act in concert, will continue to have significant influence over our affairs for the foreseeable future, including with respect to the nomination and election of Directors, the issuance of additional Shares or payment of dividends, the consummation of significant corporate transactions, such as the adoption of amendments to our memorandum and articles of association and approval of mergers or sales of substantially all of our assets.

In certain circumstances, the interests of a Major Shareholder may conflict with the interests of our other Shareholders. Accordingly, this concentration of ownership may harm the market price of our Shares by, among other things:

●	delaying, defending, or preventing a change of control, even at a per share price that is in excess of the then current price of our Shares;

●	impeding a merger, consolidation, takeover, or other business combination involving us, even at a per share price that is in excess of the then current price of our Shares; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, even at a per share price that is in excess of the then current price of our Shares.

Future issuance of Shares by us and sale of Shares by our existing Shareholders may adversely affect the price of our Shares.

Except as otherwise described in the section titled “Underwriting – Lock-Ups” of this prospectus, there will be no restriction on the ability of our Shareholders to sell their Shares. In the event we issue, or our Shareholders sell, substantial amounts of our Shares in the public market following the IPO, the price of our Shares may be adversely affected. Any resulting downward pressure on the price of our Shares may also make it difficult for us to issue new Shares and raise the necessary funds in the future at a time and price we deem appropriate. In addition, the price of our Shares may be adversely affected if our Shareholders subject to the lock-up sell their Shares upon the expiry of the relevant lock-up periods.

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Our Class A Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares may trade below $5.00 per share. As a result, our Class A Ordinary Shares would be known as “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the shares is often volatile and you may not be able to buy or sell your shares when you want to.

The trading price of our Shares following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares.

The trading price of our Class A Ordinary Shares following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. Our Class A Ordinary Shares may trade at prices higher or lower than the offering price. There have been recent instances of extreme share price run-ups followed by rapid price declines following initial public offerings, with share price volatility seemingly unrelated to company performance, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. Contributing to this risk of volatility are a number of factors. We anticipate our Class A Ordinary Shares will initially be held by a relatively limited number of shareholders and thus, are likely to be more sporadically and thinly traded than those of larger, more established companies. As a consequence of this lack of liquidity, the trading of relatively small quantities of Class A Ordinary Shares by our shareholders may disproportionately influence the price of those Class A Ordinary Shares in either direction. The price of our Class A Ordinary Shares could, for example, decline precipitously in the event that a large number of our Class A Ordinary Shares are sold on the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their Class A Ordinary Shares on the market more quickly and at greater discounts than would be the case with the shares of a larger, more established company that has a relatively large public float.

Many of these factors are beyond our control and may decrease the market price of our Class A Ordinary Shares. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. Accordingly, you could lose all or part of your investment.

We may require additional funding in the form of equity or debt for our future growth which will cause dilution in Shareholders’ equity interest.

We may pursue opportunities to grow our business through joint ventures, strategic alliance, acquisitions or investment opportunities, following the Offering. However, there can be no assurance that we will be able to obtain additional funding on terms that are acceptable to us or at all. If we are unable to do so, our future plans and growth may be adversely affected.

An issue of Class A Ordinary Shares or other securities to raise funds will dilute Shareholders’ equity interests and may, in the case of a rights issue, require additional investments by Shareholders. Further, an issue of Class A Ordinary Shares below the then prevailing market price will also affect the value of Class A Ordinary Shares then held by investors.

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Dilution in Shareholders’ equity interests may occur even if the issue of shares is at a premium to the market price. In addition, any additional debt funding may restrict our freedom to operate our business as it may have conditions that:

●	limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a portion of our cash flow from operations to repayments of our debt, thereby reducing the availability of our cash flow for capital expenditures, working capital and other general corporate purposes; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

The current disruptions, volatility or uncertainty of the credit markets could limit our ability to borrow funds or cause our borrowings to be more expensive in the future. As such, we may be forced to pay unattractive interest rates, thereby increasing our interest expense, decreasing our profitability and reducing our financial flexibility if we take on additional debt financing.

Investors may not be able to participate in future issues or certain other equity issues of our Class A Ordinary Shares.

In the event that we issue new Class A Ordinary Shares, we will be under no obligation to offer those Class A Ordinary Shares to our existing Shareholders at the time of issue, except where we elect to conduct a rights issue. However, in electing to conduct a rights issue or certain other equity issues, we will have the discretion and may also be subject to certain regulations as to the procedures to be followed in making such rights available to Shareholders or in disposing of such rights for the benefit of such Shareholders and making the net proceeds available to them. In addition, we may not offer such rights to our existing Shareholders having an address in jurisdictions outside of Singapore.

Accordingly, certain Shareholders may be unable to participate in future equity offerings by us and may experience dilution in their shareholdings as a result.

We may not be able to pay dividends in the future.

Subject to the Companies Act (Cayman) and our Constitution, our Board of Directors has complete discretion as to whether to declare and distribute dividends. Our ability to declare dividends to our Shareholders in the future will be contingent on multiple factors, including our future financial performance, distributable reserves of our Company, current and anticipated cash needs, capital requirements, our ability to implement our future plans, contractual, legal and tax restrictions, regulatory, competitive, technical and other factors such as general economic conditions, demand for and selling prices of our products and services, the ability of our subsidiaries to distribute funds to us, and other factors exclusive to the facilities services industry. Our existing and future loan arrangements with any financial institutions may also limit when and how much dividends we can declare and pay out. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our Shareholders after the completion of the Offering.

We have limited experience operating as a standalone public company.

We have limited experience conducting our operations as a standalone public company. We may encounter operational, administrative, and strategic difficulties as we adjust to operating as a standalone public company. This may cause us to react more slowly than our competitors to industry changes and may divert our management’s attention from running our business or otherwise harm our operations.

In addition, since we are becoming a public company, our management team will need to develop the expertise necessary to comply with the numerous regulatory and other requirements applicable to public companies, including requirements relating to corporate governance, listing standards and securities and investor relationships issues. As a standalone public company, our management will have to evaluate our internal controls system with new thresholds of materiality, and to implement necessary changes to our internal controls system. We cannot guarantee that we will be able to do so in a timely and effective manner.

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If we fail to meet applicable listing requirements, NYSE American may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Shares could decline.

Assuming our Class A Ordinary Shares are listed on NYSE American, we cannot assure you that we will be able to meet the continued listing standards of NYSE American in the future. If we fail to comply with the applicable listing standards and NYSE American delists our Class A Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on NYSE American, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on NYSE American, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and NYSE, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs; (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (c) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Ordinary Shares that are held by non-affiliates is $700.00 million or more as of the last business day of our most recently completed second fiscal quarter; and (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company”, or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

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We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Shares.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from NYSE American, to regulatory investigations and to civil or criminal sanctions.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

Upon the closing of the IPO, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, Directors and principal Shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our Shareholders may not know on a timely basis when our officers, directors and principal Shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and NYSE American rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors and officers liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board of Directors.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, Directors and Major Shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the NYSE American rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will be a “controlled company” within the meaning of the NYSE American Company Guide and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We will be a “controlled company” as defined under the NYSE American Company Guide because our Major Shareholders (namely Ho Ying Keat Lowell, Andresian D’Rozario, Francis Junior James, Randy Yong Choon Hong, and Quah Choong Hua) will collectively own approximately 65.15% of our outstanding shares (or 64.15% of our outstanding shares if the underwriters’ option to purchase additional shares is exercised in full). The Major Shareholders have entered into an acting-in-concert deed pursuant to which they all agreed to vote consistently with each other in the exercise of all of their rights as shareholders of the Company. As a result, we expect to be a “controlled company” within the meaning of section 801 of the NYSE American LLC Company Guide. Pursuant to our post-offering memorandum and articles of association, an ordinary resolution to be passed at a shareholders’ meeting requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as making changes to our post-offering memorandum and articles of association. As a result, our Major Shareholders will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. In addition, for so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. We do not currently plan to utilize the exemptions available for controlled companies after we complete this offering, but instead, we plan to rely on the exemption available for foreign private issuers to follow our home country governance practices. If we cease to be a foreign private issuer or if we cannot rely on the home country governance practice exemptions for any reason, we may decide to invoke the exemptions available for a controlled company as long as we remain a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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We do not expect to be subject to certain NYSE American corporate governance rules applicable to U.S. listed companies.

NYSE American listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our Board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer Board members will be exercising independent judgment and the level of Board oversight on the management of our company may decrease as a result. In addition, NYSE American listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. NYSE American listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of NYSE American listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under NYSE American listing rules with respect to certain corporate governance standards which may afford less protection to investors.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Shares.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

We will have broad discretion in the use of proceeds of the IPO.

We currently intend to use the net proceeds from the IPO for expanding our range of services and our operations both locally and regionally, for upgrading and digital transformation of our business, for marketing and promotional activities, and for working capital and other general corporate purposes. Our management will have broad discretion over the use and investment of the net proceeds of the IPO within and also potentially among those categories. Accordingly, investors in the IPO have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

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We have not determined a specific use for a portion of the net proceeds of the IPO now earmarked for working capital and other general corporate purposes, and our management will have considerable discretion in deciding how to apply these proceeds, including for any of the purposes described in the section entitled “Use of Proceeds”. Because of the number and variability of factors that will determine our full use of our net proceeds from the IPO, their ultimate use may vary substantially from their currently intended use. This creates uncertainty for our Shareholders and could adversely affect our Company’s business, prospects, financial condition and results of operations. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of the IPO. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

We have entered into transactions with related parties. See “Related Party Transactions.” Prior to this offering, we did not regulate or review related transactions during the reporting period due to lack of independent directors and an audit committee. Such transactions present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and our unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, our purchases from and other transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as for events of default.

Our Board intends to authorize the audit committee upon its formation to review and approve all material related party transactions. We rely on the laws of the Cayman Islands, which provide that the directors owe fiduciary duties to our company, including a duty of care and a duty of loyalty. Under Cayman Islands law, our directors have a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors also have a duty to exercise the care, diligence, and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Share Capital—Differences in Corporate Law” beginning on page 81 for additional information on our directors’ fiduciary duties under Cayman Islands law. These transactions, individually or in the aggregate, may have an adverse effect on our business or may result in litigation or enforcement actions by the SEC or other agencies.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

If a trading market for our securities develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our securities will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has ten votes per share, and our Class A Ordinary Shares, which we are selling in this offering, have one vote per share. Following this offering, our Major Shareholders, which together hold 65.15% of our issued and outstanding Class B Ordinary Shares, will own shares representing approximately 96.1% of the voting power of our outstanding Ordinary Shares following this offering. In addition, because of the ten-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our Ordinary Shares and therefore control all matters submitted to our shareholders for approval until converted by the holders of our Class B Ordinary Shares. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

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Future transfers by holders of Class B Ordinary Shares will generally result in those shares converting to Class A Ordinary Shares, subject to limited exceptions as specified in our amended and restated memorandum and articles of association, such as transfers to family members and certain transfers effected for estate planning purposes. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Ordinary Shares could gain significant voting control as other holders of Class B Ordinary Shares sell or otherwise convert their shares into Class A Ordinary Shares.

We cannot predict the effect that our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our Ordinary Shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

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Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Upon completion of this offering, we will have a dual class ordinary share structure. Our ordinary shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to ten votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon the transfer of any Class B Ordinary Share by a holder thereof to any person other than certain permitted transferees or a change in beneficiary owner of such Class B Ordinary Shares, such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share.

Upon completion of this offering, our major shareholders (namely Ho Ying Keat Lowell, Andresian D’Rozario, Francis Junior James, Randy Yong Choon Hong, and Quah Choong Hua (the “Major Shareholders”)) will continue to beneficially own 65.15% of our Class B Ordinary Shares. These Class B Ordinary Shares will constitute approximately 65.15% of our total issued and outstanding share capital immediately after the completion of this offering and 96.1% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering due to the disparate voting powers associated with our dual-class share structure, assuming the underwriter does not exercise the over-allotment option. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of the Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Advance notice of not less than seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of, at the time when the meeting proceeds to business, at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in the Company entitled to vote at such general meeting of the Company. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our Shareholders with any other right to put proposal before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the amended and restated memorandum and articles of association, the Companies Act(Cayman), and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts.

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The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. For instance, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our company or to our minority shareholders. Accordingly, our controlling shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act (Cayman) may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

Harney Westwood & Riegels Singapore LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, and entertain original actions brought in each respective jurisdiction against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States. In addition, there is uncertainty regarding Cayman Islands laws related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule of making such a determination in relation judgments obtained from the U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by our shareholders) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate may be inspected by our shareholders, but are not obligated to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

Moreover, since all of our Directors and Executive Officers are residents outside the United States, it may be difficult for U.S. investors to effect service of process within the United States on our directors and officers or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (Cayman) and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately US$13 million, or US$16.25 million, if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full, after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. These estimates are based upon an assumed initial Offering Price of $4.50 per Class A Ordinary Share, the midpoint of the estimated range of the initial public Offering Price shown on the front cover of this prospectus.

We plan to use the net proceeds of this Offering in the following order of priority:

●	Approximately 40% for global expansion, including new offices in USA and Europe;

●	Approximately 10% for talent acquisition and growth;

●	Approximately 20% for digitalization and improvement of IT and further development of digital products, including the further development of Opswiz.

●	Approximately 30% for working capital, capital towards diversification, corporate strengthening and other general corporate purposes.

To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

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DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Class A Ordinary Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

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CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2024:

●	on an actual basis;

●	on a pro forma basis to reflect adjustments associated with the Reorganization which was completed on November 28, 2024; and

●	on a pro forma as adjusted basis to reflect adjustments associated with both the Reorganization and the issuance and sale of 3,250,000 Class A Ordinary Shares at an assumed initial public Offering Price of $4.50 per Class A Ordinary Share after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

You should read the tables together with our combined financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

				As of September 30, 2024
	Actual	Pro Forma Adjustments	Pro Forma	Adjusted Pro Forma Adjustments(1)	Pro Forma As Adjusted
				(Unaudited)
	(in US$)	(in US$)	(in US$)	(in US$)
Cash:	9,553,339	-	9,553,339	12,106,875	21,660,214
Equity:
Ordinary shares, Class A, US$0.001 par value, 25,000,000 shares authorized on actual basis (based on audited financial statements)	-	-	-	-	-
Ordinary shares, Class B, US$0.001 par value, 25,000,000 shares authorized, 1 issued and outstanding on actual basis (based on audited financial statements)	-	-	-	-	-
Ordinary Shares, 28,000,000 Ordinary Shares outstanding on a pro forma basis (reflecting the reorganization); and 31,250,000 Ordinary Shares outstanding on a pro forma as adjusted basis (reflecting both the reorganization and the initial public offering)
Class A Ordinary Shares (US$0.001 par value; 7,633,620 issued and outstanding on a pro forma basis, and 10,883,620 shares outstanding on a pro forma as adjusted basis	-	7,634	7,634	3,250	10,884
Class B Ordinary Shares (US$0.001 par value; 20,366,380 issued and outstanding on a pro forma basis and 20,366,380 shares outstanding on a pro forma as adjusted basis	-	20,366	20,366	-	20,366
Additional paid-in capital	493,994	(125,414)	368,580	12,103,625	12,472,205
Retained Earnings	17,416	-	17,416	-	17,416
Accumulated Other Comprehensive Loss	(2)	(26,725)	(26,727)	-	(26,727)
Total equity	511,408	(124,139)	387,269	12,106,875	12,494,144
Total capitalization	511,408		387,269		12,494,144

(1)	Pro forma additional paid in capital and Class A Ordinary Shares reflects the net proceeds we expect to receive, after deducting underwriting discounts, non-accountable expense allowance and other offering expenses. We expect to receive net proceeds of approximately $12,106,875 (offering proceeds of $14,625,000 less underwriting discounts of $1,096,875, non-accountable expense allowance of $146,250, accountable and miscelleneous expenses allowance of $175,000 and offering expenses of $1,100,000.

31

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public Offering Price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the initial public Offering Price per share is substantially in excess of the book value per ordinary share attributable to the existing Shareholders for our presently outstanding shares.

The authorized share capital of the Company is 50,000,000 shares of US$0.001 par value. The pro forma net tangible book value of Vantage Corp before the Offering as of September 30, 2024 was approximately $0.4 million, or $0.01 per Ordinary Share. Net tangible book value represents the amount of our total combined tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us.

After giving further effect to the sale of Ordinary Shares in this Offering at an assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts, advisory fee and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 is approximately $12.5 million, or approximately $0.40 per Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Ordinary Share of $0.43 to our existing shareholders and an immediate dilution in as adjusted net tangible book value per Ordinary Share of approximately $4.05 to new investors purchasing Ordinary Shares in this offering. The following table illustrates this dilution on a per Ordinary Share basis:

	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Assumed initial public Offering Price	$4.50	$4.50
Net tangible book value as of September 30, 2024	$0.01	$0.01
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to existing shareholders after this Offering	$0.43	$0.50
Pro forma as adjusted net tangible book value per Ordinary Share after this Offering	$0.40	$46
Dilution per Ordinary Share to new investors in this Offering	$4.05	$3.98

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after the Offering would be $0.46, the increase in net tangible book value per Ordinary Share to existing shareholders would be $0.50, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this Offering would be $3.98.

The table and discussion above are based on 31,250,000 Ordinary Shares outstanding after this Offering and 31,737,500 after a full exercise of the over-allotment option.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this Offering.

32

SELECTED COMBINED FINANCIAL AND OPERATING DATA

The summary presents selected combined statements of operations and comprehensive income for the years ended March 31, 2023 and March 31, 2024 and selected combined balance sheet data as of March 31, 2023 and March 31, 2024, which have been derived from our audited combined financial statements included elsewhere in this prospectus. The following summary also presents selected combined statements of operations and comprehensive income for the six months ended September 30, 2023 and September 30, 2024 and selected combined balance sheet data as of September 30, 2024, which have been derived from our unaudited interim combined financial statements included elsewhere in this prospectus and have been prepared on the same basis as our audited combined financial statements. Our selected combined financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America. Our historical results are not necessarily indicative of results expected for future periods. You should read this “Selected Combined Financial and Operating Data” section together with our combined financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

Selected Combined Statements of Operations and Comprehensive Income Data

	Years Ended March 31,		Six Months Ended September 30,
	2023	2024	2023	2024
	US$	US$	US$	US$
Revenue	23,986,146	19,999,294	9,342,623	10,427,379
Cost of Revenue	(15,176,026)	(10,560,766)	(2,655,965)	(3,274,354)
Gross Profit	8,810,120	9,438,528	6,686,658	7,153,025
Total Operating Expenses	(2,505,451)	(3,600,784)	(1,404,367)	(1,473,442)
Income from Operations	6,304,669	5,837,744	5,282,291	5,679,583
Total Other Income	716,652	162,251	65,245	8,431
Income Tax Expense	(1,159,765)	(1,045,511)	(888,978)	(961,716)
Net Income	5,861,556	4,954,484	4,458,558	4,726,298
Foreign currency translation loss, net of taxes	-	(285)	60	283
Comprehensive Income	5,861,556	4,954,199	4,458,618	4,726,581
Basic and diluted earnings per outstanding ordinary shares	0.21	0.17	0.16	0.17

Selected Combined Balance Sheets Data

	As of March 31,		As of
	2023	2024	September 30, 2024
	US$	US$	US$
Cash and cash equivalents	19,030,668	16,607,536	9,553,339
Accounts receivable, net	4,792,570	4,747,576	4,128,573
Amount due from a related company	-	-	38,238
Prepaid expenses and other current assets, net	240,349	463,628	787,075
Total current assets	24,063,587	21,818,740	14,507,225
Plant and equipment, net	24,618	40,183	98,660
Right-of-use assets	69,770	254,836	273,038
Total assets	24,157,975	22,113,759	14,878,923
Current operating lease obligations	79,549	170,052	163,056
Accounts payable	28,809	200,453	215,828
Accruals and other current liabilities	10,539,031	5,503,081	863,602
Dividend payable	1,881,525	6,950,392	11,492,000
Amount due to a director	547,888	513,224	-
Income tax payable	1,229,043	1,051,644	1,515,847
Total current liabilities	14,305,845	14,388,846	14,250,333
Non-Current operating lease obligations	-	88,426	115,517
Deferred tax liabilities	2,290	1,665	1,665
Total liabilities	14,308,135	14,478,937	14,367,515
Shareholders’ Equity	9,849,840	7,634,822	511,408

Selected Combined Cash Flow Data

	Years Ended March 31,		Six Months Ended September 30,
	2023	2024	2023	2024
	US$	US$	US$	US$
Net cash provided by (used in) operating activities	12,881,045	(387,124)	(6,347,903)	588,742
Net cash used in investing activity	(9,489)	(36,855)	(25,478)	(67,379)
Net cash provided by (used in) financing activities	(825,958)	(1,998,868)	114,908	(7,575,843)
Cash and cash equivalents as of beginning of the year	6,985,070	19,030,668	19,030,668	16,607,536
Effects on currency translation on Cash and Cash Equivalents	-	(285)	60	283
Cash and cash equivalents as of the end of the year	19,030,668	16,607,536	12,772,255	9,553,339

33

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the section of this prospectus titled “Selected Combined Financial and Operating Data” and the Company’s combined financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis here and throughout this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We specialize in providing comprehensive shipbroking, operations and consultancy services tailored to the tanker markets, with offices in Singapore and Dubai.

Our suite of shipbroking services is designed to optimize outcomes for our clients, offering a holistic approach to addressing their needs and objectives. As a pivotal link between oil companies, traders, shipowners, and commercial managers, we deliver a range of services including: identifying market opportunities and information for our clients, recommending interested parties (shipowners and cargo owners) to each other, advising interested clients on strategies on vessel deployment or fleet mix, specifications and capabilities, facilitating contract negotiations, ensuring smooth logistical flow, as well as resolving issues that arise during the execution of chartering agreements.

Key Factors that Affect Operating Results

Our revenue is mainly derived from commissions paid to us by shipowners, which are based on either a fixed fee per contract or the following:

(1)	Freight commission calculated as a percentage of the freight payable to the shipowner by the charterer.

(2)	Sale and purchase transactions – commission calculated as a percentage of the purchase price or as a lump sum for the sale and purchase of tanker.

(3)	Demurrage commission calculated as a percentage of the total demurrage payable by the charterer to the shipowner.

Therefore, we believe that our operating results would be affected by the following key factors:

Market conditions and freight rates

As our commission may be calculated as a percentage of freight, changes in freight rates significantly impact our revenue. Freight rates are typically influenced by supply and demand dynamics, economic conditions, and commodity prices. Economic growth and increased trade activity typically lead to higher demand for shipping services and higher freight rates. Conversely, economic downturns or reduced trade volumes can result in lower freight rates. Fluctuations in fuel costs, regulatory changes, and weather disruptions also impact freight rates by affecting operating expenses and shipping efficiency for companies.

Geopolitical risks and regional conflicts

Regional conflicts and geopolitical tensions, such as the Hamas-Israel conflict or the Russia-Ukraine conflict, pose significant risks to maritime operations and can impact the Company’s revenue. Heightened geopolitical tensions may lead to increased maritime risks, including piracy, vessel detentions, and disruptions to trade routes. In response to these risks, charterers may demand higher freight rates or opt for longer voyages to avoid conflict zones. Moreover, higher fuel prices significantly increase operating expenses for shipping companies, prompting adjustments in freight rates to offset these expenses. Therefore, while geopolitical tension may lead to staggering shipping activities, resulting in disruptions and decreased demand for shipping services, the effect of a spike in fuel prices and operating expenses often outweighs this drop in shipping activities. Consequently, ship companies may demand higher freight rates, leading to increased brokerage income for the Company.

Also, geopolitical tension can lead to higher brokerage income for us due to increased demurrage charges resulting from delays in cargo shipments caused by maritime risks or disruptions to trade routes. When geopolitical tensions escalate, there is often heightened uncertainty and risks associated with navigating certain regions or transiting through strategic waterways. For example, conflicts or geopolitical instability in key shipping lanes, such as the Strait of Hormuz or the South China Sea, can lead to delays in cargo shipments as vessels may need to alter their routes or wait for safe passage. As a result of these delays, charterers may exceed the agreed-upon laytime or free time for loading and unloading cargo at ports, leading to demurrage charges. Demurrage refers to the fee paid by charterers to shipowners for the detention of a vessel beyond the agreed-upon time allowed for loading or unloading cargo. The longer the delays, the higher the demurrage charges incurred by charterers, which can significantly increase brokerage income for us.

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Crude oil price fluctuations

Crude oil price fluctuations have a direct impact on the shipping industry, particularly in the tanker segment. Higher crude oil prices typically result in increased demand for oil transportation, leading to higher freight rates and hence commissions for the Company. Moreover, crude oil prices influence the operating costs of shipping companies, as fuel costs represent a substantial portion of their expenses. In response to higher fuel costs, shipping companies may adjust their freight rates to offset these expenses and maintain profitability. Higher freight rates result in increased contract values between ship owners and charterers, which in turn lead to higher commission earnings for the Company. Changes in crude oil prices also affect market sentiment and investment decisions, which can indirectly influence shipping demand and revenue generation.

Global oil inventories and demand

Global oil inventories and demand levels play a crucial role in shaping the demand for tanker transportation services. High oil inventories typically indicate lower demand for tanker transportation, as there is ample supply available locally. In contrast, low oil inventories often signal higher demand for tanker services, as oil needs to be transported from distant locations to meet demand. Changes in global oil demand, driven by factors such as economic growth, industrial activity, and geopolitical events, directly impact our revenue by affecting shipping volumes and charter rates.

Global oil tanker fleet production and scrapping

The pace of global oil tanker fleet production and scrapping activities also influences the Company’s revenue. Slower production of new vessels can lead to tighter vessel supply, thereby increasing charter rates and commissions earned by the Company. Conversely, higher production levels or increased vessel scrapping may result in excess vessel supply, leading to downward pressure on charter rates and reduced revenue for the company. Additionally, changes in vessel technology, regulations, and environmental standards can impact vessel utilization rates and operating costs, further affecting the Company’s revenue.

There may occur a faster than expected phase out of fossil fuels. While the growth in demand for fossil fuels is forecasted to decline this decade, global initiatives to limit global warming to 1.5 degrees Celsius per year may result in a faster than expected decline in fossil fuel demand. This would shorten the runway we have planned to transition to other new sectors and affect revenue projections. With the rise and a transition towards electric vehicles there might be a threat of sudden reduction of consumption of gasoline and diesel which could reduce then demand for sea-borne transport.

Regulations: The International Maritime Organisation (IMO) regulates standards by which vessels need to comply with. For example in 2024, upcoming regulatory changes include cleaner bunker fuel standards, with increasing areas subject to higher standards of emissions controls, for example the Mediterranean Sea area and Arctic waters. Ships will also need to report and subsequently improve their Green House Gas (GHG) emissions. These may potentially affect the availability of ships for the carriage of oil and gas in the short term, until newly ordered ships which can meet these higher standards are delivered for commercial service. This may lead to a reduction in revenues if the Company is unable to establish close ties with ship owners who have kept pace with changes and own the requisite compliant fleet.

Environmental standards: As per the United Nations Climate Change (UNFCCC) conventions, its member Parties have laid out forward plans to reduce the usage of fossil fuels, as per the Kyoto and Paris Agreements. In the short term, from 2035 to 2040, this will lead to a reduction in fossil fuel usage as fuels derived from biological matter start to replace a portion of fossil fuel to reduce carbon emissions. This could lead to a reduction in the Company’s earnings if the Company is not able to grow its Vegetables and Bio-fuels division as well as Chemicals division to compensate for the eventual decline in conventional fossil fuel carriage on the Clean and Dirty Petrochemicals Desk. The Company will also need to bring to fruition current plans to expand into other sectors like Carbon Trading and potentially gas ship broking to maintain the Company’s revenue growth plans.

35

Results of Operations

Comparison of Results of Operations for the Fiscal Years Ended March 31, 2023 and 2024, and Six Months Ended September 30, 2023 and 2024.

The following table sets forth certain operational data for the fiscal years ended March 31, 2023 and 2024, and six months ended September 30, 2023 and 2024 respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years.

	Years Ended March 31,
	2023	2024
	US$	US$	Variance	% Change
Revenue	$23,986,146	$19,999,294	$(3,986,852)	(16.6)
Cost of revenue	(15,176,026)	(10,560,766)	4,615,260	(30.4)
Gross Profit	8,810,120	9,438,528	628,408	7.1
Operating expenses:
Selling and marketing expenses	(780,758)	(1,063,533)	(282,775)	36.2
Depreciation and amortization	(167,612)	(175,488)	(7,876)	4.7
General and administrative expenses	(1,557,081)	(2,361,763)	(804,682)	51.7
Total operating expenses	(2,505,451)	(3,600,784)	(1,095,333)	43.7
Other income (expense):
Government grants	219,314	20,865	(198,449)	(90.5)
Other income	501,211	150,653	(350,558)	(69.9)
Interest expense	(3,873)	(9,267)	(5,394)	139.3
Total other income	716,652	162,251	(554,401)	(77.4)

Income before tax expense	7,021,321	5,999,995	(1,021,326)	(14.5)
Income tax expense	(1,159,765)	(1,045,511)	114,254	(9.9)
Net income	5,861,556	4,954,484	(907,072)	(15.5)

Other comprehensive income
Foreign currency translation loss, net of taxes	-	(285)	(285)	-
Total comprehensive income	5,861,556	4,954,199	(907,357)	(15.5)

	Six Months Ended September 30,
	2023	2024
	US$	US$	Variance	% Change
Revenue	$9,342,623	$10,427,379	$1,084,756	11.6
Cost of revenue	(2,655,965)	(3,274,354)	(618,389)	23.3
Gross Profit	6,686,658	7,153,025	466,367	7.0
Operating expenses:
Selling and marketing expenses	(510,609)	(570,710)	(60,101)	11.8
Depreciation and amortization	(79,087)	(102,927)	(23,840)	30.1
General and administrative expenses	(814,671)	(799,805)	14,866	(1.8)
Total operating expenses	(1,404,367)	(1,473,442)	(69,075)	4.9
Other income (expense):
Government grants	2,384	1,932	(452)	(18.9)
Other income	64,073	13,079	(50,994)	(79.6)
Interest expense	(1,212)	(6,580)	(5,368)	442.9
Total other income	65,245	8,431	(56,814)	(87.1)

Income before tax expense	5,347,536	5,688,014	340,478	6.4
Income tax expense	(888,978)	(961,716)	(72,738)	8.2
Net income	4,458,558	4,726,298	267,740	6.0

Other comprehensive income
Foreign currency translation loss, net of taxes	60	283	223	371.7
Total comprehensive income	4,458,618	4,726,581	267,963	6.0

36

Revenue

We generate revenue from ship broking services. Our total revenue for the year ended March 31, 2024 decreased by US$3,986,852 or by 16.6%, from US$23,986,146 in the year ended March 31, 2023, to US$19,999,294 in the year ended March 31, 2024.

The decrease in revenue for year ended March 31, 2024 was as intensified by the Russia-Ukraine conflict but offset by a post-COVID economic recovery. The Russian-Ukraine conflict significantly impacted the company’s revenue by altering the oil trading landscape due to sanctions from the US, Europe, UK, and G7 countries. Many oil trades involving Russia moved into the sanctioned domain, with Russian ship owners taking over freight transport. Additionally, the influx of allegedly sanctioned oil into certain Asian destinations reduced typical East of Suez oil flows. On the other hand, the post-COVID economic recovery in Asia and developing economies, which implemented more modest fiscal and monetary measures compared to Western countries, led to a faster tapering of interest and inflation rates. This recovery, supported by easing supply chain bottlenecks, improved financial conditions, and a robust rebound in the services and tourism sectors, increased overall oil flows, helping to offset the losses from Russian sanctions.

Our total revenue for the six months ended September 30, 2024 increased by US$1,084,756 or by 11.6%, from US$9,342,623 in the six months ended September 30, 2023, to US$10,427,379 in the six months ended September 30, 2024. This increase was primarily driven by a rise in time charter commission revenue of USD 819,324, which resulted from a strategic shift from large spot charterparty deals to more term and period deals. These deals offer higher broker commissions and provide a more stable revenue flow.

Cost of revenue

Our cost of revenue mainly consists of front-end payroll, employee benefits and commission fee. Our total cost of revenue decreased by US$4,615,260 or 30.4% from US$15,176,026 for the year ended March 31, 2023 to US$10,560,766 for the year ended March 31, 2024. This was correlated to the decrease in our revenue by 16.6%, leading to a decrease in the cost of revenue. The residue 13.8% decrease in cost of revenue can be attributed to several factors, including: staff attrition in both the broker and operations departments that was not backfilled for a period of time, and subsequently replaced with more junior personnel, and normalization of bonus payouts in the year ended March 31, 2024 to align with industry norms, whereas in 2023, we recorded higher payouts as incentives after a high deal volume year that resulted in extended workloads. This reduction in salary structures and bonus payouts led to a cost decrease of $4,378,456. Moreover, in 2024, unit revenue per broker improved due to a strategic shift from large spot charterparty deals to more term and period deals, which offer higher broker commissions and a stable revenue flow. This shift led to a 40% increase in term and period deal revenue from 2023 to 2024, resulting in a lower cost of revenue per client account and fewer co-brokered deals. These changes contributed to a $236,804 reduction in costs.

Our total cost of revenue increased by US$618,389 or 23.3% from US$2,655,965 for the six months ended September 30, 2023 to US$3,274,354 for the six months ended September 30, 2024. This was correlated to the increase in our revenue by 11.6%, leading to an increase in the cost of revenue. The residue 11.7% increase in cost of revenue can be attributed to several factors, including an increase in headcount and salary adjustments to account for inflation in both the broker and operations departments. This increase in salary structures led to a cost increase of $413,565. Despite the shift to term and period deals, there was an increase in co-brokered deals. This was due to the higher volume and complexity of certain transactions, which required the involvement of multiple brokers. These changes contributed to a $204,824 increase in costs.

Gross profit and gross profit margin

Due to the decrease in cost of revenues, our gross profit increased by 7.1% or US$628,408 from US$8,810,120 for the year ended March 31, 2023 to US$9,438,528 for the year ended March 31, 2024. Total gross profit margin is 36.7% for the year ended March 31, 2023 and 47.2% for the year ended March 31, 2024.

Due to the increase in cost of revenues, our gross profit decreased by 7% or US$466,367 from US$6,686,658 for the six months ended September 30, 2023 to US$7,153,025 for the six months ended September 30, 2024. Total gross profit margin is 71.6% for the six months ended September 30, 2023 and 68.6% for the six months ended September 30, 2024.

37

	Years Ended March 31,		Six Months Ended September 30,
	2023	2024	2023	2024
	US$	US$	US$	US$
Revenue	23,986,146	19,999,294	9,342,623	10,427,379
Cost of revenues	(15,176,026)	(10,560,766)	(2,655,965)	(3,274,354)
Gross Profit	8,810,120	9,438,528	6,686,658	7,153,025
Gross Profit Margin %	36.7%	47.2%	71.6%	68.6%

Selling and marketing expenses

Our selling and marketing expenses mainly consist of entertainment, transportation and travelling expenses. Selling and marketing expenses increased by US$282,775, or 36.2%, from US$780,758 for the year ended March 31, 2023 to US$1,063,533 for the year ended March 31, 2024, which was mainly due to an increase in entertainment of US$159,051 as we work to rebuild and strengthen relationships with clients post-COVID, along with additional travelling expenses of US$121,993.

Selling and marketing expenses increased by US$60,101, or 11.8%, from US$510,609 for the six months ended September 30, 2023, to US$570,710 for the six months ended September 30, 2024. This increase was primarily due to a rise in entertainment expenses of US$69,567 as we focused on rebuilding and strengthening relationships with clients post-COVID, along with a reduction in travelling expenses of US$11,766.

Depreciation and amortization expenses

Depreciation expenses decreased by US$7,342, or 25.6%, from US$28,632 for the year ended March 31, 2023 to US$21,290 for the year ended March 31, 2024 and decreased by US$1,224, or 12.1%, from US$10,126 for the six months ended September 30, 2023 to US$8,902 for the six months ended September 30, 2024 which was primarily due to certain assets reaching full depreciation during the year. Amortization expenses increased by US$15,218, or 10.9%, from US$138,980 for the year ended March 31, 2023 to US$154,198 for the year ended March 31, 2024 and increased by US$25,064, or 36.3%, from US$68,961 for the six months ended September 30, 2023 to US$94,025 for the six months ended September 30, 2024, which was primarily due to renewal of the operating lease and the corresponding increase in monthly lease payments.

General and administrative expenses

Our general and administrative expenses mainly consist of back-end payroll, employee benefits, office supplies and upkeep expenses, legal and professional fees and other miscellaneous administrative expenses. Overall general and administrative expenses increased by US$804,682 or 51.7%, from US$1,557,081 for the year ended March 31, 2023 to US$2,361,763 for the year ended March 31, 2024, which was mainly due to increase in back-end payroll of US$387,305 and allowance for expected credit loss on trade receivables of US$128,777. Back-end payroll costs increased due to significant salary hikes and higher annual bonuses, driven by intense competition for labor in Singapore’s public and services sectors and rising nominal wages. Additionally, new hires were needed for our expansion into the technology sector, where salaries, especially in information technology and coding, are much higher due to high demand from various industries, including fintech, banking, and commodities trading.

General and administrative expenses decreased by US$14,866 or 1.8%, from US$814,671 for the six months ended September 30, 2023 to US$799,805 for the six months ended September 30, 2024.

Other income

Other income comprises predominantly fixed deposit interest and foreign exchange gain. It decreased by US$350,558 or 69.9% for the year ended March 31, 2023 of US$501,211 to US$150,653 for the year ended March 31, 2024. This was attributed mainly to the decrease in foreign exchange gain of US$386,139.

It decreased by US$50,994, or 79.6%, from US$64,073 for the six months ended September 30, 2023, to US$13,079 for the six months ended September 30, 2024. This was primarily attributed to the decrease in fixed deposit interest of US$51,136.

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Income tax expense

Income tax expense decreased from US$1,159,765 to US$1,045,511 from the year ended March 31, 2023 to the year ended March 31, 2024 by US$114,254 or 9.9% due to the decrease in chargeable income.

Income tax expense increased from US$888,978 to US$961,716 from the six months ended September 30, 2023 to the six months ended September 30, 2024 by US$72,738 or 8.2% due to the increase in chargeable income.

Net income

As a result of the foregoing, our net income amounted to US$5,861,556 and US$4,954,484 for the years ended March 31, 2023 and 2024, respectively.

As a result of the foregoing, our net income amounted to US$4,458,558 and US$4,726,298 for the six months ended September 30, 2023 and 2024, respectively.

COMBINED BALANCE SHEETS

	As of March 31,		As of
	2023	2024	September 30, 2024
	US$ US$	US$	US$

ASSETS
Current Assets
Cash and Cash Equivalents	19,030,668	16,607,536	9,553,339
Accounts Receivable, Net	4,792,570	4,747,576	4,128,573
Amount Due from a Related Company	-	-	38,238
Prepaid Expenses and Other Current Assets, Net	240,349	463,628	787,075
Total Current Assets	24,063,587	21,818,740	14,507,225

Non-Current Assets
Plant and Equipment, Net	24,618	40,183	98,660
Right-of-Use Assets	69,770	254,836	273,038
Total Non-Current Assets	94,388	295,019	371,698

TOTAL ASSETS	24,157,975	22,113,759	14,878,923

LIABILITIES
Current Liabilities
Lease Payable – Current	79,549	170,052	163,056
Accounts Payable	28,809	200,453	215,828
Accruals and Other Current Liabilities	10,539,031	5,503,081	863,602
Dividend Payable	1,881,525	6,950,392	11,492,000
Amount Due to a Director	547,888	513,224	-
Income Tax Payable	1,229,043	1,051,644	1,515,847
Total Current Liabilities	14,305,845	14,388,846	14,250,333

Non-Current Liabilities
Lease Payable – Non-Current	-	88,426	115,517
Deferred Tax Liabilities	2,290	1,665	1,665
Total Non-Current Liabilities	2,290	90,091	117,182

TOTAL LIABILITIES	14,308,135	14,478,937	14,367,515

SHAREHOLDERS’ EQUITY
Ordinary shares, Class A, US$0.001 par value, 25,000,000 shares authorized	-	-	-
Ordinary shares, Class B, US$0.001 par value, 25,000,000 shares authorized, 1 share issued and outstanding	-	-	-
Additional paid-in capital	357,889	493,994	493,994
Retained Earnings	9,491,951	7,141,113	17,416
Accumulated Other Comprehensive Loss	-	(285)	(2)
Total Shareholders’ Equity	9,849,840	7,634,822	511,408

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	24,157,975	22,113,759	14,878,923

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Non-current assets

The total non-current assets, comprised of plant and equipment and right-of-use assets, increased by US$200,631 from US$94,388 as of March 31, 2023 to US$295,019 as of March 31, 2024 and increased by US$76,679 from US$295,019 as of March 31, 2024 to US$371,698 as of September 30, 2024 mainly due to increase in right-of-use assets.

Current assets

The current assets decreased by US$2,244,847 from US$24,063,587 as of March 31, 2023 to US$21,818,740 as of March 31, 2024, mainly due to a decrease in net account receivables of US$44,994, cash and cash equivalents of US$2,423,132, and a US$223,279 increase in prepaid expenses and other current assets. The increase in prepaid expenses and other current assets was mainly driven by a US$213,860 increase in deferred offering costs related to the intended IPO.

The current assets decreased by US$7,311,515, from US$21,818,740 as of March 31, 2024, to US$14,507,225 as of September 30, 2024. This decrease was primarily attributable to a reduction in cash and cash equivalents of US$7,054,197, which was mainly driven by the dividend payable amounting to US$6,950,392.

Current liabilities

The current liabilities increased by US$83,001 from US$14,305,845 as of March 31, 2023 to US$14,388,846 as of March 31, 2024, mainly due to an increase in accounts payable of US$171,644, dividend payable of US$5,068,867, and a decrease in accruals and other liabilities of US$5,035,950, mainly resulting from a decrease in accrued bonus and salaries of US$5,182,252.

The current liabilities decreased by US$138,513 from US$14,388,846 as of March 31, 2024 to US$14,250,333 as of September 30, 2024, mainly due to an increase of dividend payable of US$4,541,608 and income tax payable of US$464,203 and a decrease in amount due to a director of US$513,224 and accruals and other liabilities of US$4,639,479, mainly resulting from a decrease in accrued bonus and salaries of US$5,104,554.

Non-current liabilities

The non-current liabilities increased by US$87,801 from US$2,290 as of March 31, 2023 to US$90,091 as of March 31, 2024 mainly due to the adoption of a new lease during this year.

The non-current liabilities increased by US$27,091, from US$90,091 as of March 31, 2024, to US$117,182 as of September 30, 2024. This increase was primarily due to the adoption of two new leases during this period.

Liquidity and Capital Resources

The combined financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Our liquidity and working capital requirements are primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Our primary uses of cash have been used in the furtherance of growing our business, development of operations, establishing our staffing and investment in our technology platform. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	A substantial increase in working capital requirements to finance our operations;
●	Addition of administrative and professional personnel as our business continues to grow;
●	The cost of being a public company; and
●	Payments for seeking and securing quality staffing personnel.

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Our main financial objectives are to prudently manage financial risks, ensure consistent access to liquidity and minimize cost of capital in order to efficiently finance our business and maintain balance sheet strength.

The following table presents a summary of our cash flow activity for the periods set forth below:

	Years Ended March 31,		Six Months Ended September 30,
	2023	2024	2023	2024
	US$	US$	US$	US$
Statements of Cash Flows Data:
Net cash provided by (used in) operating activities	12,881,045	(387,124)	(6,347,903)	588,742
Net cash used in investing activity	(9,489)	(36,855)	(25,478)	(67,379)
Net cash provided by (used in) financing activities	(825,958)	(1,998,868)	114,908	(7,575,843)
Net change in cash and cash equivalents	12,045,598	(2,422,847)	(6,258,473)	(7,054,480)
Cash and cash equivalents as of beginning of the year	6,985,070	19,030,668	19,030,668	16,607,536
Effects on currency translation on Cash and Cash Equivalents	-	(285)	60	283
Cash and cash equivalents as of the end of the year	19,030,668	16,607,536	12,772,255	9,553,339

Cash Flow Activities for the Years Ended March 31, 2023 and 2024 and Six Months Ended September 30, 2023 and 2024

Net Cash Provided by (Used in) Operating Activities

Net cash used in operating activities was US$387,124 for the year ended March 31, 2024. This was mainly attributable to the net income of US$4,954,484 adjusted for non-cash items which included depreciation and amortization, write back of allowance for expected credit loss on accounts receivable, loss allowance on account receivable, and non cash lease expenses totaling US$258,447. This was offset by a net cash outflow of US$5,600,055 arising from the net changes in operating assets and liabilities.

Net cash provided by operating activities was US$12,881,045 for the year ended March 31, 2023. This was mainly attributable to the net income of US$5,861,556 adjusted for non-cash items which included depreciation and amortization, write back of allowance for expected credit loss on accounts receivable, loss allowance on account receivable, unrealised foreign exchange loss, non-cash lease expenses totaling US$201,670 and net cash inflow arising from the net change in operating assets and liabilities of US$6,817,819.

Net cash provided by operating activities was US$588,742 for the six months ended September 30, 2024. This was mainly attributable to the net income of US$4,726,298 adjusted for non-cash items which depreciation and amortization and write back of allowance for expected credit loss on accounts receivable totaling US$89,097. This was offset by a net cash outflow of US$4,226,653 arising from the net changes in operating assets and liabilities.

Net cash used in operating activities was US$6,347,903 for the six months ended September 30, 2023. This was mainly attributable to the net income of US$4,458,558 which was adjusted for non-cash items. These non-cash adjustments included deductions for depreciation and amortization, loss allowance on account receivable, and unrealized foreign exchange loss totaling US$695. This was partially offset by a net cash outflow of US$10,805,766, resulting from the net changes in operating assets and liabilities.

Net Cash Used in Investing Activity

Cash used in investing activities amounted to US$36,855 for the year ended March 31, 2024, compared to US$9,489 for the year ended March 31, 2023, and US$67,379 for the six months ended September 30, 2024, compared to US$25,478 for the six months ended September 30, 2023. This primarily consisted of purchases of plant and equipment.

Net Cash Used in Financing Activities

Cash used in financing activities for the year ended March 31, 2024 was US$1,998,868. This included the payment of dividend of US$2,100,309, and repayment of US$34,664 to director, which was offset by, the issuance of share capital in Vantage Dubai of US$136,105.

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Cash used in financing activities for the year ended March 31, 2023 was US$825,958. This was contributed by the payment of dividend of US$819,902, repayment of amount due to director of US$6,056.

Cash used in financing activities for the six months ended September 30, 2024 was US$7,575,843. This included the payment of dividend of US$6,950,392, lease liabilities of US$112,227 and repayment of US$513,224 to director.

Cash provided by financing activities for the six months ended September 30, 2023 was US$114,908. This included the issuance of share capital in Vantage Dubai of US$136,105, which was offset by, the repayment of US$21,197 to director.

Working Capital

We believe that our Company has sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

	As of March 31,		As of
	2023	2024	September 30, 2024
	US$	US$	US$

Cash and cash equivalents	19,030,668	16,607,536	9,553,339
Accounts receivable, net	4,792,570	4,747,576	4,128,573
Prepaid expenses and other current assets, net	240,349	463,628	825,313
Total current assets	24,063,587	21,818,740	14,507,225
Accounts payable	28,809	200,453	215,828
Current operating lease obligations	79,549	170,052	163,056
Other current liabilities	14,197,487	14,018,341	13,871,449
Total current liabilities	14,305,845	14,388,846	14,250,333
Working capital	9,757,742	7,429,894	256,892
Current ratio	1.68	1.52	1.02

Our working capital was US$7,429,894 at March 31, 2024, representing a decrease of US$2,327,848, or 23.9% from working capital of US$9,757,742 at March 31, 2023.

Our working capital was US$256,892 at September 30, 2024, representing a decrease of US$7,173,002, or 96.5% from working capital of US$7,429,894 at March 31, 2024.

Current assets

Our cash and cash equivalents were US$16,607,536 at March 31,2024, reflecting a decrease of US$2,423,132 from US$19,030,668 as of March 31, 2023, primarily as a result of the payment of dividend amounting to US$2,100,309.

Our cash and cash equivalents were US$9,553,339 at September 30, 2024, a decrease of US$7,054,197 from US$16,607,536 as of March 31, 2024. This decrease was mainly attributable to the payment of dividends totaling US$6,950,392.

Our accounts receivable, net was US$4,747,576 at March 31, 2024, a decrease of US$44,994 from US$4,792,570 at March 31, 2023. The decrease was primarily attributable to the allowance for expected credit loss amounting to US$236,853 for the current year ended March 31, 2024.

Our accounts receivable, net was US$4,128,573 at September 30, 2024, a decrease of US$619,003 from US$4,747,576 at March 31, 2024. This decrease was primarily attributable to improved collections.

Our prepaid expenses and other current assets were US$463,628 at March 31, 2024, an increase of US$223,279 from US$240,349 as of March 31, 2023. The increase was primarily attributed to a US$213,860 increase in deferred offering costs in relation to the intended IPO.

Our prepaid expenses and other current assets were US$787,075 at September 30, 2024, an increase of US$323,447 from US$463,628 as of March 31, 2024. The increase was primarily attributed to a US$387,880 increase in deferred offering costs in relation to the intended IPO.

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Current liabilities

Our accounts payable were US$200,453 as of March 31, 2024, reflecting an increase of US$171,644 from US$28,809 as of March 31, 2023. Similarly, accounts payable increased to US$215,828 as of September 30, 2024, up by US$15,375 from US$200,453 as of March 31, 2024. These increases were primarily due to the fact that the open credits provided by our suppliers were fully utilized.

Our other current liabilities were US$14,018,341 as of March 31, 2024, a decrease of US$179,146 from US$14,197,487 as of March 31, 2023. The decrease was primarily due to a dividend of US$1,881,525 declared and payable in April 2023, a decrease in accrued bonus and salaries of US$5,182,252 and a decrease in income tax payable of US$177,399.

As of September 30, 2024, our other current liabilities were US$13,871,449, reflecting a decrease of US$146,892 from US$14,018,341 as of March 31, 2024. The decrease was primarily due to a dividend of US$6,950,392 and US$357,995 declared and payable in April and September 2024 respectively and increase in income tax payable of US$464,203, a decrease in accrued bonus and salaries of US$5,104,554 and amount due to a director of US$513,224

Capital Expenditures

We incurred capital expenditures of US$9,489, US$36,855 and US$67,379 for the years ended March 31, 2023 and 2024, and six months ended September 30, 2024, respectively, which mainly related to the purchase of plant and equipment.

Divestments

Our Company did not make any divestments during the fiscal years ended March 31, 2023 and 2024 and six months ended September 30, 2024, and through to the date of this “prospectus”.

Capital Commitments

Our Company did not have any capital commitment during the fiscal years ended March 31, 2023 and 2024 and six months ended September 30, 2024 and through to the date of this prospectus.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or, to the knowledge of management, threatened claims and litigation as of March 31, 2023 and 2024, and September 30 2024 and through the date of this prospectus.

Off-Balance Sheet Arrangements

During the periods presented, we did not have, nor do we currently have, significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our combined financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment evolves.

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We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates. See Note 2 to our financial statements appearing at the end of this prospectus for a description of our other significant accounting policies.

Revenue Recognition

The Company follows the revenue requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASC allows the Company to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expect to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

Revenue Recognition - Continued

To achieve that core principle, the Company applies a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company derives revenue from only one segment – Revenue from ship broking services provided.

Revenue from ship broking services provided

Ship broking revenue consists of commission receivable and is predominantly recognised at a point in time. The point in time is deemed to be when the underlying parties to the transaction have completed their respective obligations and successfully fulfilled the contract between them as brokered and overseen by the Company.

The transaction price is fixed and determined with reference to the contracted commission rate for the broker. Broking revenue contracts vary, with certain contracts having a single performance obligation and others, containing multiple performance obligations. In the case of single performance obligation contracts, the transaction is allocated wholly against that performance obligation. In the case of multiple performance obligation contracts, the transaction price is allocated with reference to the agreed stages of completion in the underlying contract. The price for such stages is agreed between the underlying counterparties and the Company’s commission is derived as a percentage of this. The stage of completion is deemed a reasonable proxy for the allocation of the total consideration transaction price to performance obligations in the contract. Time charter commission revenue is recognised over time in line with the period of time for which the vessel is being chartered, which is deemed to be the most faithful representation of the service provided over the period of the contract. The transaction price is apportioned evenly over the life of the charter per the contract. Sale of vessel commissions are recognised when the services have been performed.

Concentration and Credit Risks

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the customers. The Company conducts credit evaluations of customers, and generally does not require collateral or other security from its customers. The Company established an allowance for expected credit loss primarily based upon the factors surrounding the credit risk of specific customers.

Concentration of customers

None of our customers accounted for more than 10% of accounts receivable as of March 31, 2023, and March 31, 2024, as well as for the six months ending September 30, 2023, and September 30, 2024.

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None of our customers contributed more than 10% of revenue for the years ended March 31, 2023, and March 31, 2024, as well as for the six months ended September 30, 2023, and September 30, 2024.

Concentration of vendors

As of March 31, 2024, two vendors, E and F accounted for 57.7% and 11% of the Company’s account payables, respectively. Vendor E provides co-broker services, facilitating the smooth execution of contracts between the ship owner and our company. This arrangement is based on invoices rather than a formal agreement, with charges corresponding to the work performed. The total amount to be paid for the co-broker services provided by Vendor E is US$115,595 and the payment is due upon receiving commission revenue from the client. We are not substantially dependent on this vendor since it accounted for only 1.1% of our cost of revenue for the year ended March 31, 2024.

For the year ended March 31, 2024, the total commissions expense was US$249,280. Two vendors E and A accounted for 46.4% and 24.8% of total commission expenses, respectively.

As of March 31, 2023, three vendors, A, B and C accounted for 68.1%, 13.2% and 12.9% of the Company’s account payables, respectively. Vendor A provides co-broker services, facilitating the smooth execution of contracts between the ship owner and our company. This arrangement is based on invoices rather than a formal agreement, with charges corresponding to the work performed. The total amount to be paid for the co-broker services provided by Vendor A is US$19,626 and the payment is due upon receiving commission revenue from the client. We are not substantially dependent on this vendor since it accounted for only 0.1% of our cost of revenue for the year ended March 31, 2023.

For the year ended March 31, 2023, the total commissions expense was US$486,084. Two vendors D and A accounted for 26.5% and 19.4% of total commission expenses, respectively.

As of September 30, 2024, one vendor E accounted for 61% of the Company’s account payables. We made a payment of 53% to Vendor E in November 2024, following the receipt of commission revenue from the client. Vendor E provides co-broker services, facilitating the smooth execution of contracts between the ship owner and our company. This arrangement is based on invoices rather than a formal agreement, with charges corresponding to the work performed. The total amount to be paid for the co-broker services provided by Vendor E is US$131,827 and the payment is due upon receiving commission revenue from the client. We are not substantially dependent on this vendor since it accounted for only 4% of our cost of revenue for the six months ended September 30, 2024. Vendor E has expanded its service offerings over the past year, which has led to an increased allocation of commission expenses and accounts payable to them.

For the six months ended September 30, 2024, the total commissions expense was US$263,549. Two vendors I and E accounted for 46.6% and 26.3% of total commission expenses, respectively. Our business relationships with both Vendor I and Vendor E have grown, resulting in a higher proportion of commission expenses allocated to them. This increase was driven by their expanded service offerings which, in turn, led to greater commissions expense. As part of our ongoing strategic adjustments, we reassessed our co-broker relationships to optimize operational efficiency. This reassessment led us to allocate a higher proportion of our business to Vendors I and E, given their reliability and ability to support our growth. Such changes are typical in the shipbroking industry, where vendor allocations can fluctuate based on various factors, including market conditions, client requirements, and shifts in the competitive landscape. The prominence of specific vendors can change when there are fluctuations in the demand for shipping services in different regions, or when new trade routes or industry trends emerge. For example, an increase in trade activity in a particular region may lead to higher demand for shipping services from vendors operating in that area. Similarly, the introduction of new trade routes or changes in global trade policies can influence which vendors are best positioned to meet our needs. These dynamic factors necessitate regular reassessment and adjustment of our vendor relationships to ensure we are optimizing our operational efficiency and aligning with market demands.

As of September 30, 2023, two vendors, A and H accounted for 68.6%, and 21.4% of the Company’s account payables, respectively. Vendor A provides co-broker services, facilitating the smooth execution of contracts between the ship owner and our company. This arrangement is based on invoices rather than a formal agreement, with charges corresponding to the work performed. The total amount to be paid for the co-broker services provided by Vendor A is US$20,324 and the payment is due upon receiving commission revenue from the client. We are not substantially dependent on this vendor since it accounted for only 0.8% of our cost of revenue for the six months ended September 30, 2023.

For the six months ended September 30, 2023, the total commissions expense was US$58,634. Three vendors A, C and H accounted for 77.2%, 12% and 10.8% of total commission expenses, respectively.

The commissions expense is included under the line item “Cost of Revenue” on our income statement.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments), financial instrument and cash and bank deposits presented on the statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Interest Rate Risk

We have no loans and significant interest-bearing assets. Therefore, our exposure to cash flow interest rate risk is limited. It is the Group’s policy to keep its borrowings, if any, at variable rates at a minimum so as to minimize the fair value interest rate risk. We have exposure on cash flow interest rate risk which is mainly arising from our deposits with banks.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through regularly evaluating the collectability of financial assets, based on a combination of factors such as credit worthiness, past transaction history, current economic industry trends and changes in payment patterns. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. To manage liquidity risk, the Group monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows. For the two years ended March 31, 2023 and March 31, 2024 and six months ended September 30, 2024, and as of the date of this prospectus, we did not have any bank borrowings.

Foreign Exchange Risk

Our foreign exchange risk exposure is minimal, as our functional currency and the majority of our revenue is generated in USD. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

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OUR CORPORATE STRUCTURE AND HISTORY

Vantage Shipbrokers incorporated
2012 - Apr
DPP Dept formed
2015 - Sep
Expanded Research & Advisory
2016 - Jan
Fixflo - 1st Digital Platform created
2017 - Jan
Opswiz – 1st Digital Collab with Singapore Government
2020 - Nov
Veg Dep formed
2022 - Dec
Vantage Nexus incorporated
2023 - Jun
Opswiz Completed
2023 - Jul
Vantage BVI incorporated
2024 - Apr

Vantage Shipbrokers Pte. Ltd. was founded in 2012, a collective vision of five seasoned shipbrokers to provide exceptional shipbroking services. Fueled by a shared commitment to excellence we sought to establish a company dedicated to redefining the standards of shipbroking services, prioritizing professionalism, integrity, and client-centricity. The Founders articulated a clear vision and mission which guided all operations and shaped our identity within the maritime domain. This includes robust operational coverage for our clients, staying abreast of evolving shipping logistics to advise on growth opportunities, and investing in cutting-edge IT-based technologies to enhance efficiency, data control and analytics and management. Our commitment to collective experience, extensive knowledge and robust relationships remain central to our ethos from day one.

We commenced operations with a team of over 20 specialists proficient in their various roles in the tanker markets, spanning Clean Petroleum Products (CPP) and petrochemicals. Acting as intermediaries between oil companies, traders, shipowners and commercial managers, we embarked on facilitating contract negotiations and ensuring smooth logistical flow for cargo deliveries to timely demurrage and claims settlements.

Over the years, we have undergone significant growth and evolution, expanding to cover dirty petroleum products (DPP), biofuels and vegetable oils, and the addition of a sales & projects team, research/strategy team and IT team. We expanded to over 50 dedicated professionals as of May 2024 in both Singapore and Dubai. In 2020, we reached a milestone in our journey – we received a grant in the amount of $182,399 from Enterprise Singapore, a Singapore governmental agency, to develop Opswiz, an operations efficiency software tailored for the tanker market. This digital initiative underscores our relentless pursuit of innovation and commitment to driving positive change within the maritime industry.

As we look ahead, the Company remains steadfast in its dedication to excellence, unwavering integrity and commitment to serving our clients, and to our dedicated team who have made it all possible. With a rich legacy of achievements, and a people-centric forward looking approach, we intend to continue shaping the future of shipbroking and maritime services on a global scale.

Vantage Corp, or Vantage Cayman, the issuer in this offering, was incorporated in the Cayman Islands on April 2, 2024. Vantage (BVI) Corporation, or Vantage BVI, was incorporated in the British Virgin Islands on April 2, 2024 as a holding company, which became a wholly owned subsidiary of Vantage Cayman following the Reorganization.

Our operating subsidiaries Vantage Singapore was incorporated in Singapore on May 12, 2011 and Vantage Dubai was incorporated in Dubai on June 20, 2023.

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The following diagram illustrates our corporate structure immediately prior to the Reorganization:

The following diagram illustrates the ownership structure of the Company immediately after giving effect to the Reorganization and this offering (assuming no exercise of the Underwriters’ over-allotment option):

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INDUSTRY OVERVIEW

The information presented in this section has been derived from “Shipbroking Market Report 2023-2027” purchased by us and issued in December 2022 by Technavio, to provide information regarding our industry and our market position. The statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

The oil and gas tanker shipbroking market has stayed relatively stable at 40.7% of the total shipbroking market size between 2017-2022. Excluding gas carriers (classified under Others in chart below) this brings oil tankers shipbroking share to 27% of total shipbroking. On a region-based split, Europe and Asia Pacific make up 81% of the shipbroking market in 2022, largely driven by intra-regional activity.

The shipbroking market is a highly fragmented market due to the low barriers to entry and low product differentiation. This has resulted in a market dominated by a few large anchor players with many small enterprises handling niche market segments. While the threat of new entrants is high, many of these smaller enterprises tend to dissolve after a few years if they are unable to move out of their niche segments and increase their market share. In addition, charterers are increasingly looking for value added services from shipbrokers to justify awarding their business to. In a low margin environment, both charterers and shipowners are increasingly looking for ways to reduce costs and middlemen fees constantly need to be justified.

In addition, segments of the shipbroking market have been coming under pressure due to advances in technology and digitalization, with the container shipping market at the forefront. The oil and gas market has more complexity in its contracts, and the innate desire to keep deals private and confidential has delayed the advancement of IT in our segment, but it would merely be a matter of time before oil and gas shipbroking is also revolutionized. Charterers have already started to leverage digital tools to streamline contracts and bring more visibility to operations, and optimization efforts would be the obvious next step.

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In 2021-2022, the economic environment was in a state of flux as Central Banks worldwide were focused on lowering inflationary pressures through rapid hiking of interest rates. China’s economy also dipped as the impact of the pandemic hit and widespread lockdowns were imposed. The geopolitical environment was also volatile as governments took measures to limit Russia’s energy-derived income to fund the Russia-Ukraine war.

Brent Price ($/bbl)
140
135
130
125
120
115
110
105
100
95
90
85
80
75
70
65
60
Jan-Feb: Concerns over Ukrainian tensions, improving oil demand, economic data and US Fed stance
24 Feb: Russia commence full scale military invasion of Ukraine
14 Mar: Demand growth concerns as China Covid-19 daily cases tripled and citywide lockdowns commence
28-31 Mar: Shanghai enters two-stage lockdown to contain Covid-19 infections US annouces 1 Mbpd SPR Release
19 Apr: IMF cuts global economic growth forecast by 0.8% to 3.6 %
Jun-Jul:
- Runaway inflation and aggressive central bank interest rate hikes prompts recessionary fears
- EU rescinds ban on Russian oil for 3rd parties
- USD strengthens
- OPEC+ increases production quota
Aug-Sept:
- IEA & OPEC trims 2022 demand forecast
- OPEC+ trims production quota by 100 kbpd from Oct
- China re-enters lockdowns, weak economic data
- Advancement of Iranian nuclear talks, final draft issued, and subsequent stall
- G7 agrees to implement Russian oil cap discussions
- USD hits 10 month high with DXY index hitting 114.1
Oct-Nov : China lockdowns worsen, FED contines rate hikes
Apr-May: Oil demand recovery stronger than expected coupled with China easing lockdowns.
7 Apr: IEA member countries announced release of 240 mil bbls of emergency reserves between May-Nov
25Feb-7Mar:
- First round of sanctions on Russia announced
- Major oil companies exit Russia
- Self sanction in full force for energy & shipping sector
- Ban on Russian affiliated ships by UK & Canada, followed by other EU countries
- US bans Russian oil & energy imports
- OPEC+ maintains scheduled output increase
- First round of coordinated IEA member countries SPR release (60 mil bbls)
5 Oct: OPEC+ will cut production quota by 2 Mbpd from Nov 22 to Dec 23
6 Oct: EU issued the 8th sanction package against Russia, implementing G7's agreement which includes a price cap on Russian oil
22 Nov-2Dec : Guidance on price cap issued. Price cap announced at $60/bbl.
6-Dec-21
17-Dec-21
28-Dec-21
8-Jan-22
19-Jan-22
30-Jan-22
10-Feb-22
21-Feb-22
4-Mar-22
15-Mar-22
26-Mar-22
6-Apr-22
17-Apr-22
28-Apr-22
9-May-22
20-May-22
31-May-22
11-Jun-22
22-Jun-22
3-Jul-22
14-Jul-22
25-Jul-22
5-Aug-22
16-Aug-22
27-Aug-22
7-Sep-22
18-Sep-22
29-Sep-22
10-Oct-22
21-Oct-22
1-Nov-22
12-Nov-22
23-Nov-22
4-Dec-22

Oil prices were at recent years’ high with ICE Brent trading above $90/bbl for most of year 2022. Coupled with the US dollar strength during that period, and China’s widespread lockdowns, demand for oil fell. This should have led to a dip in ship tonnage demand but freight rates spiked instead as the factors listed below led to a tightening of available tonnage for trade.

1.	Maritime sanctions on Russia led to a tightening of available tonnage for trade as more than 100 ships were sold off to unknown buyers for transport of sanctioned Russian oil.

2.	Ships were re-routed into longer voyages as Europe replaced Russian-origin oil with oil from further afield, e.g. Asia. Conversely, Russian oil was sold into Asia instead of its usual European destinations. This lengthened the turnaround time for ships for availability for their next voyage.

3.	Lower oil demand resulted in cargoes remaining loaded on oil tankers for longer periods of time as traders sought buyers. Demand for more oil tankers to act as floating storages also reduced the tonnage available for trade.

The robust sales and purchase market as older oil tankers were sold off into the Russian trade also saw prices for oil tankers double for most market segments. With the supply of key building materials and ship parts also affected by the ongoing Russia-Ukraine war, the price of new buildings also soared. All these factors drove the profit margins of shipbrokers.

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Freight rates corrected in 2023 as the market adjusted to the tensions which arose in 2022, and economic activity did not rebound as expected. Chinese economic activity was weak and central banks continued to raise interest rates. Demand for carriage of fossil fuel was lower than expected as inventories were drawn down instead amidst higher, albeit rangebound, fuel prices. Brent crude oil prices fluctuated between $75-85/bbl.

2024 earnings are off to a strong start as tensions and risks transiting the Red Sea region persist as talks for a ceasefire in Gaza stall. However, rates are expected to average higher than in 2023 as fleet availability tightens coupled with longer voyages globally. Global oil tanker fleet expansion since 2023 have been at lows not seen since the early 2000s and will continue to get tighter as older ships are sent for scrapping. Economic indicators are also positive year to date as central banks signal the halt in interest rate increases, before lowering them in the second half of 2024.

CPP Worldscale rates
TC5
TC4
TC7
480
460
440
420
400
380
360
340
320
300
280
260
240
220
200
180
160
140
120
100
80
60
Source : Platts
Oct 22
Nov 22
Dec 22
Jan 23
Feb 23
Mar 23
Apr 23
May 23
Jun 23
Jul 23
Aug 23
Sep 23
Oct 23
Nov 23
Dec 23
Jan 24
Feb 24
Mar 24

For the forecast period out to 2027, the global shipbroking market is expected to continue growing at a CAGR of about 3% due to mixed economic growth in developing countries and stagnant demand from developed regions. However, unforeseen volatility in the geopolitical landscape could easily swing these forecasts in either direction. The oil & gas sector is expected to remain at an average 40% of this global market, or a CAGR of 2.7% despite a shift in attitudes away from fossil fuels. The oil tanker industry is expected to see a decline in demand as major oil producers enforce production cuts, and global oil demand growth falls as end consumers move away from fossil fuels towards renewable energy. However, this is expected to balanced out by lower newbuild deliveries and longer haul voyages in the short term which will keep freight rates from falling to previous lows seen in the late 2010s. Strategic alliances and shipowner consolidation will also support their bargaining power and support freight rate levels.

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BUSINESS

Business Overview

We were founded in 2012 by five seasoned shipbrokers with the mission of providing exceptional shipbroking services. We commenced operations with a team of over 20 specialists proficient in their respective roles in the tanker markets, covering clean petroleum products (“CPP”) and petrochemicals. Over the years, we underwent significant growth and evolution, expanding our shipbroking services to include dirty petroleum products (“DPP”), biofuels and vegetable oils. We have also added a sales & projects team, a research/strategy team and an IT team. We have expanded to over 50 dedicated professionals as of May 2024, with offices in both Singapore and Dubai.

We specialize in providing comprehensive shipbroking services, including operational support and consultancy services, tailored to the tanker markets. Rooted in our expansive network and decades of collective experience within the marine sector, we have emerged as a trusted intermediary, facilitating transactions between shipowners and charterers across diverse segments of the tanker market and ensuring smooth logistical flow for cargo deliveries to timely demurrage and claims settlements.

Our suite of shipbroking services is designed to optimize outcomes for our clients, offering a holistic approach to addressing their needs and objectives. As a pivotal link between oil companies, traders, shipowners, and commercial managers, we deliver a range of services including: identifying market opportunities and information for our clients, recommending interested parties (shipowners and cargo owners) to each other, advising interested clients on strategies on vessel deployment or fleet mix, specifications and capabilities, facilitating contract negotiations, ensuring smooth logistical flow, as well as resolving issues that arise during the execution of chartering agreements.

Fueled by a shared commitment to excellence, the team is dedicated to redefining the standards of shipbroking services, prioritizing professionalism, integrity, and client-centricity. This includes robust operational coverage for our clients, staying abreast of evolving shipping logistics to advise on growth opportunities, and investing in cutting-edge IT-based technologies to enhance efficiency, data control and analytics and management.

Our Corporate Vision and Mission

Our vision is to redefine excellence in the tanker shipbroking industry by providing unparalleled professional services and intelligence to our clients. We envision a future where integrity, commitment, and expertise form the cornerstone of every interaction, fostering enduring partnerships and driving mutual success. Our commitment to excellence extends not only to our clients but also to our team members, as we strive to create a collaborative environment built on trust, respect, and shared goals.

Our mission is to (1) ensure robust operational coverage for clients, (2) remain attuned to evolving shipping logistics and advising clients on growth opportunities, and (3) invest in IT-based technology to enhance efficiency, data control and management.

Our Business Model and Services

Our goal goes beyond simply bridging our clients to broker a successful deal. Our suite of shipbroking services is designed to optimize outcomes for our clients, offering a holistic approach to addressing their needs and objectives. As a pivotal link between oil companies, traders, shipowners, and commercial managers, we deliver a range of services including: identifying market opportunities and information for our clients, recommending interested parties (shipowners and cargo owners) to each other, advising interested clients on strategies on vessel deployment or fleet mix, specifications and capabilities, facilitating contract negotiations, as well as resolving issues that arise during the execution of chartering agreements.

In addition to standard brokering service, our comprehensive shipbroking services also encompass two main areas, namely operational support and consultancy services. Our operational support ensures seamless contract execution. After a contract is finalized, our skilled team oversees the settlement process. We manage physical shipments, coordinate smooth execution, and handle communication related to claims. Unlike paper contracts, physical contracts involve intricate layers of logistics and coordination. By leveraging our extensive network and operational expertise, we strive to deliver seamless transaction experiences. Our consultancy service leverages our expertise in shipping for oil and gas. Clients seek our insights on long-term industry trends. We analyze the future of the tanker market, identify growth areas in oil and gas demand, and predict emerging refiners. With access to wide sectoral data, coupled with a specialized team who have extensive experience in various roles of the oil and gas industry, we provide clear and concise analytics, resulting in actionable insights to our clients. We are able to connect to our clients at the working level, but also deliver management consultancy level presentations to senior management.

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Our Target Market

We provide shipbroking services tailored to the oil tanker markets. Our clientele includes a diverse range of companies, each with unique needs and preferences. To effectively manage these relationships, we have divided the services provided to our tanker market into five divisions, each catering to distinct cargo types and operational requirements:

1.	Dirty petroleum products / crude: Encompassing the transportation of crude oil and heavy oils.

2.	Clean petroleum products: Covering the transportation of refined fuels such as gasoline, jet fuel, diesel, and naphtha.

3.	Petrochemicals: Serving the specialized transportation needs of chemicals for the chemical tanker fleet.

4.	Biofuels and vegetable oils: This division works closely with the CPP and the petrochemicals divisions as the tanker fleet serving the carriage of these oils is inter-linked.

5.	Projects: Engaging in long-term charter agreements, including time-charters spanning 2 to 3 years.

Crude Oil
Petroleum refinery
Dirty Fuels
DPP
Clean Fuels
CPP
Biorefinery
Petrochemicals
Chemicals
BioFuels
Veg/Biofuels
Biomass

Each of the five divisions is overseen by a dedicated division head. These division heads are responsible for managing the brokers within their division and ensuring that clients receive personalized attention and service.

Incorporated in June 2023, Vantage Nexus Dubai currently offers services in two divisions: DPP and CPP. However plans are in place to expand coverage to biofuels and vegetable oils, as well as petrochemicals in 2025.   Please see “– Our Business Strategies and Future Plans” for details.

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Our Services

Brokerage, Communications and Negotiations: Our team of brokers and our time charter broking desk provide shipbroking services tailored to our clients’ needs which can be in the form of either a voyage charter or time charter. Voyage charter is an arrangement for transportation of cargo from ports of loading to ports of discharge, and freight is normally per tonne of cargo. Time charter is an arrangement whereby a shipowner places a crewed ship at a charterer’s disposal for a certain period, with freight payments made periodically in advance. Serving as a central conduit for communication, we facilitate transparent and effective dialogue between shipowners and charterers, ensuring clarity and alignment throughout the negotiation process. Our skilled negotiators leverage their expertise to secure favorable terms and agreements that maximize value for all parties involved.

Contract Management and Resolution: We oversee the entire contract lifecycle, from initial negotiation to execution, ensuring compliance with terms and conditions while mitigating risks and resolving issues that may arise during the chartering process. Our proactive approach to contract management minimizes disruptions and enhances operational efficiency, fostering seamless execution and delivery. We also provide expertise on demurrage and claims negotiations and resolutions.

Consultancy and Market Analysis: Leveraging our deep understanding of market dynamics, our dedicated research team, in collaboration with our brokers, identify lucrative opportunities for shipowners, providing strategic guidance on market trends, demand forecasts, and competitive positioning. In addition, the team delivers actionable market intelligence to both shipowners and charterers, empowering informed decision-making and strategic planning. Our analysis incorporates insights from our team based on real-life experiences and knowledge in addition to the suite of data available The shipping industry is dynamic and constantly evolving, with new challenges and opportunities emerging regularly. As trusted advisors, we are committed to staying abreast of these changes, monitoring market trends, regulatory developments, and technological advancements. Through proactive analysis and strategic foresight, we aim to advise our clients on growth opportunities, optimize their operations, and navigate complex logistical challenges with confidence. Through comprehensive analysis and data-driven insights, we enable our clients to stay ahead of the curve in a rapidly evolving industry landscape.

Commissions

Ship broking revenue consists of commission based on the value of the charter or other transaction contract, and is predominantly recognised at a point in time, dependent on the type of charter or deal. We earn a broking commission based on either a fixed fee per contract or the following: (1) freight transported – commission calculated as a percentage of the freight payable to the shipowner by the charterer, (2) sale and purchase of vessels transactions – commission calculated as a percentage of the purchase price for the sale and purchase of tanker ; (3) demurrage – commission calculated as a percentage of the total demurrage payable by the charterer to the shipowner.

Broking revenue contracts vary, with certain voyage charter contracts having a single performance obligation and others containing multiple performance obligations. In the case of single performance obligation contracts, the transaction price is allocated wholly against that performance obligation. In the case of multiple performance obligation contracts, the transaction price is allocated with reference to the agreed stages of completion in the underlying contract. The price for such stages is agreed between the underlying counterparties and the Company’s commission is derived as a percentage of this. Time charter commission revenue is recognised over time in line with the period of time for which the vessel is being chartered. The transaction price is apportioned evenly over the life of the charter per the contract. Commissions on sales and purchases of vessels are recognised when the services have been performed. In the case of a single voyage charter party, a set amount of time is allocated to complete loading and discharging operations, which is defined as laytime. In the event the vessel exceeds this allotted time, the shipowner is compensated for the excess time in the form of demurrage. Our commission will apply to demurrage earnings as well.

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Business Flow

For chartering transactions, our business model is finely tuned to cater to the unique needs and dynamics of the tanker industry. Set forth below is a detailed breakdown of our business flow:

1. Client Acquisition and Engagement: We target clients within the tanker industry, including shipowners with tanker vessels and charterers requiring tanker transportation services. Our dedicated team engages with clients through targeted outreach, industry events, and strategic partnerships to establish relationships and understand their specific requirements. In our client engagement strategy, we assign a primary and secondary broker to each customer, providing continuity and ensuring that clients always have a direct point of contact. We prioritize building trust and fostering long-term relationships with our clients. Our brokers maintain regular communication with clients, providing daily market updates and responding promptly to inquiries or changes in client personnel. We have served industry leaders such as such as major multinational oil companies, international trading houses as well as national oil companies. We also maintain strong relationships with major tanker shipowners globally, ensuring comprehensive coverage across the industry.

2. Needs Assessment and Consultation: We conduct comprehensive consultations with our clients to assess their tanker chartering needs as well as ship fleet deployment goals. This involves understanding cargo types, vessel specifications (such as size, capacity, and technical requirements), voyage routes, scheduling constraints, and budget considerations.

3. Market Analysis and Research: Leveraging our deep understanding of the tanker market, we conduct thorough market analysis and research to identify trends, assess supply and demand dynamics, and evaluate competitive positioning. This analysis guides our recommendations and helps us identify optimal charter opportunities for our clients.

4. Listing and Matching: We collect information from shipowners seeking employment for their tanker vessels, and import details of their vessels onto our internal platform system. Using this information, we actively promote vessels to potential charterers. Specifically, for charterers seeking tanker vessels, we conduct targeted searches to identify available vessels that meet their specific requirements. Our goal is efficient and optimal matching of tanker supply with transportation demand. Our centralized system stores fixture data, enabling brokers from various divisions and regions to access relevant information and collaborate more effectively. This approach allows us to leverage the collective expertise and resources of our entire organization for the benefit of our clients.

5. Negotiation and Contracting: Our experienced brokers facilitate negotiations between shipowners and charterers to secure mutually beneficial charter terms, rates, and conditions. This involves skillful negotiation tactics aimed at maximizing value for our clients while ensuring fair and equitable agreements. Once terms are finalized, we assist in drafting the charter contracts and we advise our clients through contract execution. Our business model encompasses a variety of contract structures tailored to meet the diverse needs of our clients. These contracts are not limited to single voyage agreements but can span longer durations, such as year-long time charter coverage for specific cargo volumes negotiated directly with shipowners. Additionally, we facilitate agreements where shipowners provide vessels for set periods, typically ranging from six months to a year, at fixed daily rates. These flexible approaches serve as tools in our brokerage arsenal, enabling us to structure tanker shipping services efficiently and effectively.

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6. Transaction Execution and Documentation: We oversee the smooth execution of tanker charter transactions, ensuring all necessary documentation is accurately prepared, reviewed, and signed by the relevant parties. This includes charter party agreements, bills of lading, certificates of compliance, and any other required documentation to facilitate the safe and legal transportation of cargo. Our experienced operations team also pre-empts potential issues and advise our clients on mitigation plans, in addition to facilitating resolution of issues that arise during contract execution.

7. Post-Transaction Support and Relationship Management: Our commitment to client satisfaction extends beyond transaction completion. We provide ongoing support to our clients, addressing any post-transaction inquiries, resolving issues, and offering additional services as needed. Building strong, enduring relationships with our clients is a cornerstone of our business, and we continuously strive to exceed their expectations.

8. Research and Advisory Services: The overarching layer which provides value added services and solidifies our relationship with our clients is the research and advisory services we provide. Our dedicated Research Team is constantly consulted for high level industry views and analysis, and also engaged to provide adhoc analysis for clients as required.

By meticulously managing each step of the tanker shipbroking process, we deliver exceptional value to our clients and position ourselves as trusted partners in the dynamic and competitive tanker market.

Client Profile

The profile of the charterers that make up our portfolio is balanced across four major client groups, namely producers (major end buyers or sellers that purchase for their own needs), multi-national corporations, national Oil companies, and trading houses (commodity traders), with no significant revenue risk stemming from one segment.

Our Competitive Strengths

Team-Based Structures and Employee Retention. We have established a cohesive team-based structure to leverage our strengths. We have established five divisions, each catering to distinct cargo types and operational requirements. Our teams collaborate synergistically, leveraging diverse skill sets and expertise to pursue long-term growth opportunities in the oil tanker industry. This approach fosters a sense of camaraderie and collective accountability, resulting in sustained business development and lower turnover rates among our brokers. Our employee retention payment scheme ensures consistency in client service and relationship management. Clients often develop trust and rapport with specific brokers over time, based on their individual preferences, communication style, and understanding of the client’s business needs. By retaining experienced brokers who have built strong relationships with clients, we ensure continuity in service delivery and minimize disruptions in client interactions. The stability and continuity within our workforce contribute to our sustained revenue growth and competitive advantage in the market.

Specialized Expertise in the Marine Industry. While the oil and gas industry is vast, our team members possess diverse strengths and specialized expertise across different segments of the tanker market. Whether it is clean petroleum products, dirty petroleum products, chemicals, vegetable oils, or period charter contracts, we have the knowledge and experience to cater to the unique needs of each market segment. Many of our employees have over a decade of experience in the tanker shipbroking industry, enabling them to navigate complex regulatory requirements and transportation logistics in the chartering process. This depth of expertise allows us to provide tailored solutions and strategic advice to our clients, positioning us as trusted advisors in the industry.

Forward Looking Strategies and Growth Plans. We are cognizant of changes in the oil and gas industry and continually develop strategies and plans to remain relevant in the new economy. For example, we identified that technology and big data will be a disruptor in our industry as early as 2016 and started to lay the foundation for a full-fledged research and IT team that we have in place today. We expanded our research team to cover all divisions and piloted our first IT project as part of the journey to which eventually culminated in the development of Opswiz, an operations efficiency software tailored for the tanker market, for which we have received a government grant. While the core concept and design of Opswiz originated from our internal research team, the technical implementation and deployment on a cloud-based infrastructure involved expertise and support from an external cloud-based platform developer. Today, we have formulated growth plans which will allow us to adapt to, and thrive, with the changes in our oil and gas industry as we start reduce our fossil fuel dependencies. We intend to utilize a part of the net proceeds of this Offering to further develop Opswiz.

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Innovative Technology Integration. We recognize the importance of leveraging technology to enhance operational efficiency, data analytics and control, and management. By investing in IT-based solutions and digital platforms, we streamline our operations, optimize workflow processes, and ensure seamless communication and collaboration within our teams and with our clients. It is also an enabler that will allow us to harness the wealth of information within our systems to enable our growth plans on data analytics and consultancy services. This commitment to innovation enables us to stay ahead of the curve and adapt to evolving industry trends and market dynamics. For example, in 2020, we received a grant from Enterprise Singapore, a Singapore governmental agency, to develop Opswiz, an operations efficiency software tailored for tanker operations. Such grant supports up to 70% of the actual qualifying cost of all qualifying items of expenditures for the development of Opswiz, subject to a maximum of SGD246,800. Opswiz is a cloud-based operational control program, aimed at efficiently managing documentation within the tanker market. Opswiz consolidates all contract data into a centralized system, eliminating the need for physical files and duplicated work across departments. This streamlined approach enables commercial, operations, claims, settlements, and accounts departments to access and update contract information in real-time, providing a comprehensive overview of the Company’s status. Opswiz enhances visibility and accessibility to critical data, facilitating quick retrieval of information and improving efficiency across the organization. For example, if a team member needs to retrieve details about a past voyage, they can simply search for the relevant data within Opswiz. Similarly, accounts department can quickly identify outstanding invoices and follow up with shipowners for payment — all without the need to sift through countless emails or documents. Opswiz ensures that necessary information is readily available at the click of a button, saving time and increasing productivity. According to the terms of grant from Enterprise Singapore, we are restricted from selling, leasing, disposing of or otherwise transferring Opswiz for one year after completion of developing Opswiz. Such one-year restriction period lapsed after December 2023, and we currently expect we will be able to monetize on Opswiz by the end of 2024 through a licensing system, offering it to companies in need of an efficient operations management solution.

Strategic Networking and Partnerships. Building on our extensive industry network and strategic partnerships, we have cultivated a robust ecosystem of collaborators, including major shipowners, charterers, and suppliers. This network provides us with valuable market insights, access to a wide range of charter opportunities, and opportunities for collaboration and growth. . It also strengthens our reputation and credibility within the maritime community. These relationships only grow when we extend our geographical reach, for example with the opening of Vantage Nexus Dubai, as our clients recommend us by word of mouth. By nurturing these relationships, we enhance our market visibility, expand our business reach, and remain at the forefront of industry developments. For example, we are a member of the Baltic Exchange, a renowned membership organization for the maritime industry and freight market information provider for the trading and settlement of physical and derivative contracts. As part of our membership, we actively contribute market freight assessments as a member of a panel of brokers for Baltic Exchange Asian tanker routes and contribute to industry benchmarks and standards. By participating in this panel, we gain access to valuable information and data provided by the Baltic Exchange, which enhances our market intelligence and decision-making capabilities.

Our Challenges

Navigating the complexities of building a strong, recognizable brand in the highly competitive global tanker broking market. The tanker broking market is highly competitive, with numerous players offering similar services. Standing out and defining our unique value proposition is crucial. Building trust with clients in the broking industry demands credibility and reliability. Balancing global reach with local market knowledge is essential for creating a distinctive competitive edge.

Ensuring seamless communication and information transfer across diverse global offices. Overcoming barriers due to cultural differences and language barriers may be a significant challenge. Specifically, managing time zone variances and the cross-office allocation of resources requires careful coordination to ensure efficient communication and information transfer.

Regulatory Compliance. Our business operates in an industry that is subject to various regulations, and we are encountering difficulties in complying with all these, including:

●	Diverse Regulations: Different countries have their own financial and employment regulations, which can be complex and stringent. As a brokerage, we must comply with each country’s laws and regulations, including licensing, reporting requirements, and trading rules, and stay updated on regulatory changes.

●	Regulatory Bodies: Engaging with multiple regulatory bodies, such as the SEC in the US, the Financial Conduct Authority in the UK, can be resource-intensive and requires extensive legal expertise. Each regulatory body has its own requirements, demanding a comprehensive understanding of diverse regulatory environments.

●	Anti-Money Laundering (AML) and Know Your Customer (KYC): Implementing robust AML and KYC procedures that comply with local regulations is crucial but challenging due to varying standards and requirements. Ensuring transparent and legitimate client transactions involves thorough background checks and continuous monitoring, which is time-consuming and resource-intensive.

Operational Complexity. Operating a global brokerage involves significant operational complexity. Key challenges include:

◌	Infrastructure: Setting up offices and integrated systems in different countries involves significant investment and logistical coordination.

◌	Local Partnerships: Establishing relationships with local partners, including brokerage shops, ship owners, oil companies, banks, and service providers, requires a deep understanding of local markets and cultures, which can be difficult due to differing business practices and expectations.

◌	Human Resources: Recruiting, training, and retaining skilled staff who are familiar with local markets and regulations is critical. This involves not only finding qualified individuals but also providing ongoing training and support to ensure they remain up-to-date with industry developments and regulatory changes.

Market Entry and Competition. Entering new markets and competing effectively requires a strategic approach and a deep understanding of local dynamics. A key challenge is acquiring in-depth market knowledge, including understanding local key players, market conditions, and customer needs. Another challenge is building brand recognition in markets where the brokerage is initially unknown, which may require us to invest extra effort in creating targeted marketing campaigns, leveraging local media and online platforms, and participating in industry events to increase visibility and credibility. Additionally, competing with established local and international brokers who already have a strong foothold in the market presents significant challenge as well. This involves providing exceptional customer service, understanding and addressing client needs, and fostering trust and loyalty through consistent and reliable performance.

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Our Business Strategies and Future Plans

Our business strategies center around three major aspects: (1) continued growth by leveraging existing strengths while expanding and improving existing services through value adding and increasing geographical footprint (2) formulating and executing growth plans to increase product and service scope and (3) enhancing cost management through collaborations with industry partners and upskilling workforce.

Expansion of existing services

Geographical expansion: Our current footprint is predominantly in Asia. We aim to leverage our global client network by providing services in locations which are more optimal to service clients in the western part of the world and grow our portfolio. We aim to enhance our brokerage capabilities by strategically expanding into key markets such as Houston, Texas and Geneva, Switzerland by setting up satellite offices in these locations. Our plan is to open a new office in Houston in May 2025 and have it fully operational by April 2026. After assessing the market, we may continue to set up an office in Geneva starting in April 2027 and aim to have it operational by March 2028. In the long term, we plan to expand our operations in Singapore, Houston and Dubai. By strategically positioning ourselves in these locations, we aim to close the triangle on time zones and tap into new opportunities within the energy and shipping sectors. We envision a network of satellite offices strategically positioned in countries where our presence can drive substantial revenue growth. These offices will serve as local touchpoints, allowing us to understand regional nuances, adapt to cultural contexts, and forge strong relationships with clients and partners.

Intensifying strategic cooperation among our subsidiaries. With the incorporation of Vantage Dubai in June 2023, our immediate focus is on realizing synergies between the two teams in Singapore and Dubai. This will enable growth due to increase in region coverage, creation of new divisions in Vantage Dubai, client acquisitions, knowledge transfer and growth of junior staff strength. As of the date of this prospectus, Vantage Dubai consists of only two of the five departments within our Group, namely CPP and DPP. We intend to expand Vantage Dubai’s coverage to include biofuels and vegetable oils, as well as petrochemicals by 2025. We aim to bolster our presence in the Middle East Gulf region and possibly Europe with a plan to expand Vantage Dubai’s team to a total of 10 to 15 professionals, including a team specializing in data analytics. This expansion will establish a vital bridge for data integration across our subsidiaries, enhancing operational synergy and facilitating streamlined decision-making processes.

Future growth plans to increase product and service scope

Creation of new divisions. We plan to leverage new capabilities acquired through global brokerage expansion for the creation of new divisions. As the shift away from fossil fuel dependency intensifies, new divisions to service these new sectors will be required. We have identified two initial divisions, namely carbon trading and renewable energy, and we are keeping abreast of new developments and opportunities as they develop. By broadening our service offerings, we not only cater to evolving market demands but also enhance our competitive advantage in the region. This expansion aligns with our commitment to providing comprehensive solutions tailored to the unique needs of our diverse clientele. Furthermore, by leveraging our expertise and network, we anticipate potential increased revenue streams as well as strengthened relationships with both existing and prospective clients.

Invest in IT-based technology to enhance efficiency, data control, and management. Recognizing the pivotal role of technology in driving efficiency and innovation in the new economy, we will continue to invest in IT-based solutions that enhance our operational capabilities, streamline processes, and elevate service quality. The use of in-house technology will enable us to improve on advanced data analytics to improve our suite of Research/Strategy offerings, improve workflow efficiency while ensuring data accuracy and security, streamline communication platforms and transaction management systems, and empower our team members to deliver exceptional results. The eventual aim would be to monetize our technology through collaborations with other industry partners or through new service offerings to clients who share the same goal. According to the terms of grant from Enterprise Singapore, we are restricted from selling, leasing, disposing of or otherwise transferring Opswiz for one year after completion of developing Opswiz. Such one-year restriction period lapsed in December 2023, and we currently expect we will be able to monetize on Opswiz by the end of 2024 through a licensing system, offering it to companies in need of an efficient operations management solution. Development of these technologies through backward or forward integration is also continually explored.

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Cost Management

Leverage access to data and integration of IT systems. Even as the development of technology and big data science propels the industry towards data transparency, the cost of data is also growing exponentially. We see the value of the extensive data that flows through our organization and we will seek to collaborate with industry partners in the data intelligence space through amalgamation and anonymizing of our data to bring down unit costs while improving data access in the wider oil and gas industry. This strategic approach not only could enable the Company to better manage its costs associated with data acquisition and analysis, but also facilitates collaboration with industry partners to collectively enhance data insights and intelligence. To drive operational efficiency and enhance data analysis and management, we will integrate IT systems across our offices, including the satellite offices in Houston and Geneva that we intend to open. Our proprietary program Opswiz will play a crucial role in consolidating and streamlining our operations and data. By consolidating all our regional offices under one unified operational system, we aim to enhance collaboration, data sharing, and decision-making. This consolidation will not only foster seamless communication but also empower our teams to work cohesively across borders. By centralizing processes, automating workflows, and optimizing resource allocation, we anticipate significant gains in productivity. Our teams will have access to real-time data, enabling informed decision-making and agile responses to market dynamics, supporting our growth trajectory.

Economies of scale in service provision and expertise consolidation. Expanding our geographical footprint could enable us to capitalize on economies of scale in service provision and expertise consolidation, ultimately leading to effective cost management. By broadening our reach, we can gain access to larger markets and client bases, which allows us to spread fixed costs over a larger volume of business. We aim to reduce and optimize the unit costs of value-added service provision through shared resources across regions, such as centralized administrative functions or shared infrastructure. Furthermore, as we expand, we have the opportunity to consolidate expertise within our organization. By bringing together a diverse team of experts with varied skill sets and experiences, we create synergies that enable us to deliver comprehensive solutions to our clients more efficiently. As new hires join our team, they benefit from accelerated learning curves facilitated by knowledge transfers and mentorship from our existing pool of experts. This not only enhances the capabilities of our workforce but also minimizes the time and resources required for onboarding and training.

Strategic talent acquisition. We also aim to recruit experienced and talented professionals in each geographical location of our business operations. We recognize the importance of good managerial control and synergy alignment, requiring meticulous research and strategic hiring practices. As a shipbroker, we operate on a percentage-based model where our brokers’ performance directly impacts our profitability. For instance, hiring a broker at $300,000 annually who generates only $200,000 in returns represents a poor investment. Conversely, recruiting a broker already yielding $1 million justifies the $300,000 salary, or potentially more, as each additional skilled broker directly enhances our financial performance. Thus, we emphasize securing brokers with proven track records to bolster our bottom line effectively. To attract top talent, we are prepared to invest in talent acquisitions or offer competitive sign-on incentives to experienced individuals, ensuring our team comprises industry-leading experts dedicated to driving our success.

Our Major Customers

The major customers of the Company are producers (i.e. entities that directly involve in oil extraction or engage in refining and processing crude oil), multinational oil companies, national oil companies and trading houses. Revenues generated from multinational oil companies, trading houses, national oil companies and producers accounted for 37%, 29%, 23% and 11%, respectively, of our total revenues for the year ended March 31, 2022 As of 31 March, 2024, we had a customer base of approximately 258 entities. For the years ended March 31, 2024 and March 31, 2023, our ten largest customers represented approximately 43% and 45%, respectively, of our total revenue and no single customer accounted for more than 10% of our total revenue for both fiscal years. For the six months ended September 30, 2024, our ten largest customers represented approximately 42% of our total revenue and no single customer accounted for more than 10% of our total revenue.

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We manage our customer concentration risk by balancing our portfolio across these different segments as trading activity fluctuates according to different segments’ business cycles. For example, trading houses, besides active third party to third party trading, also tend to fill a gap during producer or national oil company production plant turnaround cycles. The trading risk profile of different segments also differ greatly leading to different trade routes generated for each segment. For example, the routes for a multinational oil company do not change greatly as they focus on supply and delivery from and to their own facilities whereas a trading house would be opportunistic, following trading margins.

Competition

In the oil tanker shipbroking industry, we consider other shipbrokers and shipping companies with shipbroking departments as our competitors. Notable competitors in Singapore include Clarksons Plc, Simpson Spence Young, Bramear ACM, Eastport Maritime Pte Ltd, Sentosa Shipbrokers Pte Ltd, Affinity Shipbrokers Pte Ltd, Oil Brokerage Pte Ltd, and Howe Robinson Partners Pte Ltd. Despite the intense competition, we have demonstrated resilience and growth in the Singapore market with 52 employees in Singapore.

However, we recognize the complexities and challenges associated with staffing requirements within global shipbroking companies, some of which employ well over 100 to even 1,000 employees. As we expand globally, we anticipate encountering varying levels of competition for talent across different geographical locations, necessitating strategic efforts to enhance brand recognition and competitiveness on a global scale.

We believe in the global shipbroking industry, the methods of competition among shipbrokers include talent acquisition, enhancement of service quality, technological innovation and industry network.

Seasonality and Cyclicality

Our revenue is primarily derived from commissions on freight rates and demurrage. These revenue streams are directly influenced by the interplay between supply and demand dynamics within the shipping industry.

Demand Fluctuations. The demand for ship tonnage is inherently volatile and subject to various factors, including economic conditions, geopolitical tensions, technological advancements, climate change policies, and foreign currency exchange fluctuations. During periods of economic growth, increased trade activity typically leads to higher demand for shipping services, resulting in higher freight rates and increased revenue for shipbrokers. Similarly, geopolitical instability can contribute to spikes in demand as risk premiums on product prices and freight rates rise.

Supply Dynamics. In contrast to the relatively short-term fluctuations in demand, the supply of ships operates on a longer time horizon. It typically takes shipyards approximately 18-36 months to build and deliver a new vessel. Additionally, shipowners’ capital expenditure plans play a significant role, as the decision to invest in new ships involves substantial financial commitments. As a result, most ship orders are placed during periods of high freight rates, which tend to occur in cyclical patterns. When freight rates are high and profitability is favorable, shipowners are more inclined to invest in expanding their fleet, leading to increased supply in subsequent years.

As a result of these factors, we experience minimal seasonality in our revenue streams, as the fluctuations in demand and supply are dynamic and subject to various external influences. Nonetheless, we remain proactive in adapting our strategies to capitalize on opportunities and mitigate risks in the ever-evolving shipping industry landscape.

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Insurance

We maintain different insurance policies for our business, covering damages or loss to our keys assets, facilities and liabilities. We believe that our insurance coverage is consistent with industry standards and is adequate to cover our business operations, properties and assets. Please see “Risk Factors – Our insurance coverage may not cover all our damages and losses.”

We are a senior member of the International Transport Intermediaries Club (ITIC) which provides insurance coverage for us in respect of negligence, employee frauds, loss of documents, liability to authorities, etc. in the course of our shipbroking business, with a general liability limit of USD1,000,000.

We maintain key person insurance for three of our directors.

In addition to the above, we also maintain the following insurance policies:

Policy	Liability limit
Business insurance (location specific)	SGD1,000,000
Cyber liability insurance	SGD500,000
Directors and officers liability	SGD1,000,000
Employment practices liability	SGD150,000
Comprehensive commercial legal expense	SGD500,000

Intellectual Property

Currently, our business and profitability are not materially dependent on any intellectual property such as patents, patent rights, licenses and processes or other intellectual property rights. We developed Opswiz, our proprietary operations efficiency software tailored for tanker operations, entirely in-house from scratch. Therefore, we own all intellectual property rights to Opswiz, even though we have not formally registered them. Except as disclosed below, we have not paid or received royalties for any license or use of intellectual property, nor do we use or own any other registered patents, trademarks or intellectual property which are material to our business.

Trademark

As of the date of this prospectus, we have not registered any trademarks.

Internet Domain Name

As of the date of this prospectus, we have registered the domain name https:// www.vantageshipbrokers.com. The information contained on this website is not a part of this prospectus.

Due to our limited exposure to intellectual property risk in our business, we have not implemented any measures to protect our intellectual property. Since our inception, there have not, to our knowledge, been any infringements of intellectual property rights owned by the Company, including but not limited to any claims and threatened claims or proceedings initiated by us; and we have not been subject to any third party claims relating to intellectual property made against us.

As of the date of this prospectus, we have not entered into any licensing agreements relating to our intellectual property with any third parties; and we do not license intellectual property from any third party.

Employees

As of November 18, 2024 we had a workforce of 59 employees who are all located in Singapore and Dubai. The following table sets forth the number of our employees as of November 18, 2024 by function:

	Number	% of Total
Management	5	9%
Front-end commercial team (Brokers)	29	49%
Operations and claims	15	25%
Back office (Finance, human resources and administrative)	4	7%
Research and strategy	4	7%
Technology	2	3%
Total	59	100%

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We enter into standard labor contracts and confidentiality agreements with our employees. Employee compensation includes salaries and contributions to the Central Provident Fund (CPF), Singapore’s mandatory social security savings scheme. Additionally, performance-linked bonuses incentivize brokers based on revenue generation, while operations and back-office staff are rewarded based on company performance.

Employee growth and development are prioritized through structured training programs and mentorship initiatives. Junior brokers and operations executives receive guidance from senior employees to accelerate their learning curve. Additionally, research executives are mentored by department heads to ensure high-quality output. Rigorous quality control measures, including vetting of work and emails prior to client interaction, uphold our commitment to excellence and client satisfaction. By investing in employee development, we nurture our talent pool and strengthen our position as a leader in the tanker shipbroking industry.

Properties

Our principal place of business is located at #05-06, Level 5, 51 Cuppage Road, Singapore 229469, where we lease approximately 2,885 square feet of office space. Our Singapore office is leased under a lease which will expire on October 8, 2025. We also lease an office in Singapore with approximately 732 square feet of office space, and the lease will expire in October 8, 2025. We maintain an office in Dubai with approximately 387.54 square feet of leased office  space. The lease will expire on September 19, 2024. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. The Company is not and has not been a party to any litigation, arbitration or administrative proceedings that we believe would, individually or taken as a whole, have a material adverse effect on our business, financial condition or results of operations, and, insofar as we are aware, no such litigation, arbitration or administrative proceedings are pending, threatened, or contemplated.

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GOVERNMENT REGULATIONS

We are subject to all relevant laws and regulations of Singapore and UAE and may be affected by policies which may be introduced by their respective governments from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that materially affect our operations, including the licenses, permits and approvals typically required for the conduct of our business, and the relevant regulatory bodies, below.

As of the date of this prospectus, our Directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, and our Group   is in compliance with all the applicable laws and regulations that are material to our business operations. The Group may be subject to certain fines/penalties arising from its ordinary course of business from time to time.

Singapore

Workplace Safety and Health Act 2006 of Singapore (the “WSHA”)

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of (a) its employees at work and (b) persons (not being his employees) who may be affected by any undertaking carried on by it in the workplace. These measures include, but are not limited to: (i) providing and maintaining for employees a work environment which is safe, without risk to health, and adequate as regards to facilities and arrangements for their welfare at work; (ii) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies that may arise while those employees are at work; and (v) ensuring that employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. As an employer in Singapore, Vantage Singapore is required to adhere to the WSHA and adopt these measures to ensure the safety and health of its employees and persons (not being the Vantage Singapore’s employees) who may be affected by any undertaking carried on by it in Vantage Singapore’s office premises.

Under the WSHA, the Commissioner for Workplace Safety and Health (“Commissioner”) may serve a remedial or a stop-work order in respect of a workplace, for contravention or omission of any WSHA-specified condition. Vantage Singapore has never been served with such a remedial or stop-work order.

Workplace Safety and Health (Incident Reporting) Regulations (the “WSHIR”)

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the Commissioner.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the Commissioner of the accident within 10 days after the date the employer first has notice of the accident.

Being an employer in Singapore, Vantage Singapore is required to adhere to the WSHIR reporting requirements in the situation where any accident at Vantage Singapore’s office premises or workplace occurs which results in the injury or death of any employee.

Vantage Singapore has never been required to submit any such report under Regulation 4 or Regulation 6 of the WSHIR.

Employment Act 1968 of Singapore (the “Employment Act”)

The rights of all employees employed under a contract of service with Vantage Singapore are governed under the Employment Act in particular, their rights to annual leave, sick leave and maternity leave, amongst others. In respect of (a) workmen who receive salaries not exceeding S$4,500 a month and (b) employees (other than workmen or persons employed in a managerial or an executive position) who receive salaries not exceeding S$2,600 a month, the Employment Act governs additional aspects of their conditions of service such as hours of work, overtime and rest day, amongst others.

All of the 52 employees of Vantage Singapore are covered under the Employment Act and granted the aforementioned rights.

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Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”)

The employment of foreign workers in Singapore is governed by the EFMA and regulated by MOM. In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work pass. The foreign worker has to be employed and carry out duties in respect of his or her work pass. Any person who fails to comply with or contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall:

(a)	be liable on conviction to a fine of not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both; and

(b)	on a second or subsequent conviction:

(i)	in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; and

(ii)	in any other case, be punished, with a fine not less than S$20,000 and not more than S$60,000.

Vantage Singapore has seven employees who are covered by the EFMA and has obtained a valid work pass for each such employee. We believe that we are in compliance with its requirements.

Regulations on Data Protection and Information Security

The Personal Data Protection Act 2012 of Singapore (“PDPA”) governs the collection, use and disclosure of the personal data of individuals by organizations, and is administered and enforced by the regulator, the Personal Data Protection Commission. The PDPA sets out data protection obligations which all organizations are required to comply with in undertaking activities relating to the collection, use or disclosure of personal data. A failure to comply with any of the above can subject an organization to a fine of up to the higher of S$1,000,000 or, 10% of the organization’s annual turnover in Singapore (for an organization whose annual turnover in Singapore exceeds S$10,000,000).

In the course of operating their businesses, Vantage Singapore collects and uses personal data from consenting customers. Vantage Singapore has implemented various processes to safeguard the personal data collected from its customers, which include the appointment of a Data Protection Officer with an appropriate level of knowledge and specific responsibilities to ensure data protection within the Group, as well as providing data protection training to all employees of Vantage Singapore. Vantage Singapore believes that it is in compliance with all PDPA requirements.

Regulations on Anti-Money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore, or CDSA, which provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits.

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TSOFA, is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability. The Company believes that it is in compliance with the provisions of the CDSA and the TSOFA.

As a Singapore incorporated company, Vantage Singapore must generally comply with the provisions of the CDSA and TSOFA. Vantage Singapore believes that it is in compliance with the provisions of the CDSA and the TSOFA.

UAE

Regulations on Anti-Money Laundering and Prevention of Terrorism Financing

The principal federal legislation in the UAE concerning anti-money laundering and the criminalization of terrorist financing and unlawful organisations is Federal Decree-Law No. 20 of 2018 on Anti-Money Laundering, Combatting the Financing of Terrorism, and Financing of Illegal Organizations, as amended by Federal Decree-Law No. 26 of 2021 (collectively, the Federal AML Law). As with other federal decrees in the UAE, this legislation has been supplemented by resolutions of the Cabinet of the United Arab Emirates (the Cabinet), specifically by Cabinet Resolution No. 10 of 2019 Concerning the Implementing Regulation of Decree-Law No. 20 of 2018 (the Cabinet Resolution).

Under Article 2(1) of the Federal AML Law, a person has committed the crime of money laundering if that person has knowledge that certain funds have been acquired by an “original offence” and then performs any of the following acts: (a) transfers, moves, or conducts any operation to conceal or disguise the funds’ unlawful source, (b) conceals or disguises the funds or their source, method of movement, location, or ownership, (c) acquires, possesses, or uses the funds, or (d) helps the person who committed the original offence to escape punishment. Article 2(2) specifies that any “money laundering crime” will be treated as a crime independent of the predicate crime or the “original offence” preceding any of the actions described in Article 2(1).

Article 3(1) of the Federal AML Law defines when a person has committed a crime involving terrorist financing: the person either (a) transfers, moves, conceals, or disguises funds which the person knows were generated by an “original offense” and which are being held for the purpose of financing a terrorist organization or acts of terrorism, or (b) provides, collects, prepares, or facilitates the collection of money for a third party who will use all or part of the funds to commit an act of terrorism. Beside proscribing assistance with the financing of terrorism, Article 3(2) similarly proscribes participation in the financing of “illegal organisations” (with “illegal organisations” being defined as “Organisations criminalised to be established or organisations that have a criminalised activity”).

The Cabinet Resolution largely pertains to the enforcement of the UAE’s anti-money laundering, anti-terrorist financing, and anti-criminal organization financing laws, imposing monitoring obligations onto certain types of businesses (financial institutions and “designated non-financial businesses and professions,” a category which includes, for example, brokers, real estate agents, dealers in precious metals, lawyers, notaries, accountants and certain types of consulting firms). These businesses are tasked with identifying risks pertaining to money laundering activities and related predicate offenses, terrorist financing, and the financing of illegal organisations by, among other things, verifying the identities of clients and their beneficial owners and on the sources of client funds.

As a Dubai incorporated company, Vantage Dubai must generally comply with the provisions of the Federal AML Law and related Cabinet Resolutions. The Company believes it is in compliance with the UAE’s anti-money laundering, terrorist financing, and illegal organisations laws and will comply with requests by UAE regulators for information needed to verify that the Company remains compliant with such laws.

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MANAGEMENT

The following table sets forth information regarding our Directors and Executive Officers as of the date of this prospectus:

Name	Age	Position
Andresian D’Rozario	43	Chief Executive Officer, Director and Chairman of the Board
Lim Li Lian	41	Chief Financial Officer
Ho Ying Keat Lowell	50	Director
Francis Junior James	49	Managing Partner
Randy Yong Choon Hong	48	Managing Partner
Quah Choong Hua	50	Managing Partner
Choo Chih Chien Benjamin*	48	Independent Director Nominee
Jensen Per Juul*	66	Independent Director Nominee
Tan Kim Han Raymond*	45	Independent Director Nominee

*	Has accepted an independent director appointment, which will be effective immediately upon effectiveness of the registration statement of which this prospectus forms a part.

Executive Officers and Directors

Andresian D’Rozario is our co-Founder and Chief Executive Officer since our inception. He is also our director since October 4, 2024. With over 20 years of experience in the shipbroking industry, Mr. Andresian D’Rozario is a seasoned professional who has built a reputation for his deep knowledge of the maritime market, exceptional negotiation skills, and ability to foster long-term business relationships. He helps spearhead research, long-term growth, IT system development.

Lim Li Lian has served as our Chief Financial Officer since our inception. Ms. Lim has more than 20 years of experience in developing and implementing financial systems, strategies, processes and controls. Since June 2012, Ms. Lim has served as the Financial Controller at our subsidiary, Vantage Singapore, where she is responsible for Vantage Singapore’s overall financial management and internal controls. Since June 2023, Ms. Lim also oversees the financial functions, tax and corporate secretarial matters of our newly incorporated subsidiary, Vantage Dubai. Ms. Lim is a Chartered Accountant of Singapore. She holds a professional qualification from The Association of Chartered Certified Accountants since December 2003.

Ho Ying Keat Lowell is our co-Founder and has served as our director since our inception. His focus has been to develop and manage the Chemicals and Specialized tanker segment. Mr. Lowell spent six years as corporate banker from 2000 to 2006 and M&A consultant and seventeen years as a shipbroker since 2007. Mr. Lowell received his Bachelor’s degree with Honors in Business Administration from National University of Singapore in 1999.

Francis Junior James is our co-Founder and has served as our Managing Partner since our inception. Mr. Francis has been a spot shipbroker for over 25 years. Besides broking, he also holds a managerial role, back office and recruitment for over a decade on the Clean Petroleum Products desk.

Randy Yong Choon Hong is our co-Founder and has served as our Managing Partner since our inception., where he oversees our general operations. Mr. Yong started his career in shipping and has been in a managerial role in a shipbroking firm for more than 20 years.

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Quah Choong Hua is our co-Founder and has served as our Managing Partner since inception, where overseas general operations and hiring. Mr. Quah has been in a managerial role in a shipbroking firm for more than 20 years.

Choo Chih Chien Benjamin will, immediately after the effectiveness of the registration statement of which this prospectus forms a part, be appointed as our independent director. Since March 2018, Mr. Choo has served as a director at Genesis Law Corporation, a legal services provider in Singapore. From 2012 to 2018, Mr. Choo served as a director at Edmond Pereira Law Corporation. From 2005 to 2012, Mr. Choo was a director at TSMP Law Corporation. Mr. Choo has been an independent non-executive director at MeGroup Ltd. (SGX:SJY). Mr. Choo obtained a Bachelor of Law from National University of Singapore in 2001.

Jensen Per Juul will, immediately after the effectiveness of the registration statement of which this prospectus forms a part, be appointed as our independent director. With over 40 years of experience in the shipping industry, Mr. Juul has held leadership roles in major international shipping companies. He has specialized in chartering vessels, managing large teams, and developing business strategies in a highly competitive and dynamic global market. From 2018 to 2024, Mr. Jensen worked at Hafnia Pools Pte Ltd, a tanker company, where he last served as the Singapore Head of Chartering (East of Suez). In this capacity, he oversaw chartering operations in the East of Suez region, cultivated key client relationships, negotiated chartering agreements, and drove revenue growth.

Tan Kim Han Raymond will, immediately after the effectiveness of the registration statement of which this prospectus forms a part, be appointed as our independent director. Since April 2016, Mr. Tan has been serving as a council member of Singapore Road Safety Council, a non-profit organization formed under Ministry of Home Affairs of Singapore. Since February 2021, Mr. Tan has been serving as a director of Soleil Investment Pte. Ltd, an investment holding company in Singapore. Since May 2018, Mr. Tan has been serving as a director of Life Bridge Partners Pte. Ltd., a private investment company in Singapore. Since 2018, Mr. Tan has been serving as a director of UES Waste Management Pte Ltd. Since 2016, Mr. Tan has been serving as a director of UES Envirotech Philippines, Inc., UE Newater (Vietnam) Limited, BEWGI-UE Newater Pte Ltd, BEWGI-H2O Pte Ltd, and UESH-BEWGI Eng Pte Ltd. From May 2015 to December 2022, Mr. Tan served as the chief financial officer, chief risk officer and subsequently, chief executive officer, director and board secretary of CMIG International Holding Pte. Ltd, a group which provides investment services. From August 2019 to March 2020, Mr. Tan served as a director and chairman of finance committee of Sirius International Insurance Group (Nasdaq: SG) (currently known as Siriuspoint Ltd (NYSE: SPNT)), an insurance group. Mr. Tan recently joined Mobile-health Network Solutions (NASDAQ: MNDR) as their Independent Director on August 22, 2024. Mr. Tan has been a Singapore Chartered Accountant and a Certified Internal Auditor from the Institute of Internal Auditors. Mr. Tan obtained a Bachelor of Accountancy from Nanyang Technological University in 2003.

Employment Agreements and Director Agreements

We will enter into employment agreements with each of our executive officers, pursuant to which such individuals have agreed to serve as our executive officers for a period of three years from the effective date of the registration statement. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

Board of Directors

Composition of our Board of Directors

Our Board of Directors will consist of five Directors. A director is not required to hold any shares in our Company to qualify to serve as a director. The NYSE American Company Guide generally requires that a majority of an issuer’s board of directors must consist of independent directors. Our Board of Directors has determined that each of Choo Chih Chien Benjamin, Jensen Per Juul, and Tan Kim Han Raymond is an “independent director” as defined under the NYSE American rules. Our Board of Directors is composed of a majority of independent Directors.

Committees of the Board of Directors

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our Board of Directors. We intend to adopt a charter for each of the three committees upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

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Audit Committee.

Our Audit Committee will consist of our three independent Directors, and will be chaired by Tan Kim Han Raymond. We have determined that each member of our Audit Committee will satisfy the requirements of the rules of NYSE American and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Tan Kim Han Raymond qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

●	reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

●	reviewing with the Independent Registered Public Accounting Firm any audit problems or difficulties and management’s response;

●	discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the Independent Registered Public Accounting Firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing; and

●	meeting separately and periodically with management and the Independent Registered Public Accounting Firm.

Compensation Committee.

Our Compensation Committee will consist of our three independent Directors, and will be chaired by Tan Kim Han Raymond. We have determined that each member of our Compensation Committee will satisfy the “independence” requirements of the rules of NYSE American. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

●	overseeing the development and implementation of compensation programs in consultation with our management;

●	at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our Executive Officers;

●	at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive Directors;

●	at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

●	reviewing Executive Officer and director indemnification and insurance matters; and

●	overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to Directors and Executive Officers.

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Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee will consist of our three independent Directors, and will be chaired by Choo Chih Chien Benjamin. We have determined that each member of our Nominating and Corporate Governance Committee will satisfy the “independence” requirements of the rules of NYSE American. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our Directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	recommending nominees to the Board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;

●	reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●	developing and recommending to our Board such policies and procedures with respect to nomination or appointment of members of our Board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NYSE American rules, or otherwise considered desirable and appropriate;

●	selecting and recommending to the Board the names of Directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself; and

●	evaluating the performance and effectiveness of the Board as a whole.

Code of Business Conduct and Ethics

In connection with this Offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Duties of Directors

Under Singapore law, all of our directors owe fiduciary duties to our Company, a duty to act honestly and to use reasonable diligence in the discharge of their duties. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Constitution, as amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached.

Under Cayman Islands law, our directors owe fiduciary duties to the Company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association, as further amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

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Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares (including Class A Ordinary Shares) in our company, including the registration of such shares in our share register.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable NYSE American rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of NYSE American, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with NYSE American corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the NYSE American rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require Board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NYSE American rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our Board of Directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our Board of Directors, either by (i) independent directors constituting a majority of our Board of Directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or Board resolution, as applicable, addressing the nominations process is adopted.

The NYSE American Company Guide includes certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” practices in lieu of the otherwise applicable standards of the NYSE American regarding such matters as: (i) the election and composition of the Board of Directors; (ii) the issuance of quarterly earnings statements; (iii) shareholder approval requirements; and (iv) quorum requirements for shareholder meetings. The application of such exceptions requires that we disclose each NYSE American standard that we do not follow and describe the Cayman Islands practices we do follow in lieu of the relevant NYSE American standard. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

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Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the NYSE American corporate governance rules, we intend to comply with the NYSE American corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, our members of our Board of Directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We may also, in the future, elect to utilize the controlled company exemptions under the NYSE American corporate governance rules for so long as we remain a controlled company (i.e. having more than 50% of our voting power held by an individual, a group or another company). Pursuant to the NYSE American corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We will be a “controlled company” as defined under the NYSE American Company Guide because our Major Shareholders (namely Ho Ying Keat Lowell, Andresian D’Rozario, Francis Junior James, Randy Yong Choon Hong, and Quah Choong Hua) will collectively own approximately 65.15% of our outstanding shares (or 64.15% of our outstanding shares if the underwriters’ option to purchase additional shares is exercised in full). The Major Shareholders have entered into an acting-in-concert deed pursuant to which they all agreed to vote consistently with each other in the exercise of all of their rights as shareholders of the Company. See section titled “Prospectus Summary — Implications of Being a Controlled Company”.

COMPENSATION

For the years ended March 31, 2024 and 2023 and six months ended September 30,2024, we paid an aggregate of approximately $1,595,623, $3,724,442 and US$791,084, respectively in cash and benefits in-kind granted to or accrued on behalf of all of our Directors and members of senior management for their services, in all capacities, and we did not pay any additional compensation to our Directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to ten votes per share. Our Class B Ordinary Shares are convertible at any time by the holder into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon a transfer of any Class B Ordinary Shares by a holder thereof to any person other than certain permitted transferees or a change in the beneficial owner of such Class B Ordinary Shares, such Class B Ordinary Shares will be automatically and immediately converted into such number of Class A Ordinary Shares. Holders of our Shares are entitled to vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Name of Beneficial Owners(1)	Class A Ordinary Shares Beneficially Owned Prior to This Offering(2)		Class B Ordinary Shares Beneficially Owned Prior to This Offering(2)		Total Shareholding Prior to This Offering(2)	Class A Ordinary Shares Beneficially Owned After This Offering(3)		Class B Ordinary Shares Beneficially Owned After This Offering(3)		Total Shareholding After This Offering(3)
	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers:
Andresian D’Rozario	—	—	4,073,276	20.0%	14.55%	—	—	4,073,276	20.0%	13.03%
Ho Ying Keat Lowell	—	—	4,073,276	20.0%	14.55%	—	—	4,073,276	20.0%	13.03%
Francis Junior James	—	—	4,073,276	20.0%	14.55%	—	—	4,073,276	20.0%	13.03%
Randy Yong Choon Hong	—	—	4,073,276	20.0%	14.55%	—	—	4,073,276	20.0%	13.03%
Quah Choong Hua	—	—	4,073,276	20.0%	14.55%	—	—	4,073,276	20.0%	13.03%
All directors and executive officers as a group	—	—	20,366,380	100%	14.55%	—	—	20,366,380	100%	13.03%
5% shareholders:
—	—	—	—	—				—	—

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o #05-06, Level 5, 51 Cuppage Road, Singapore 229469.

(2)	Applicable percentage of ownership is based on 7,633,620 Class A Ordinary Shares and 20,366,380 Class B Ordinary Shares outstanding as of the date of this prospectus.

(3)	Applicable percentage of ownership is based on 10,883,620 Class A Ordinary Shares and 20,366,380 Class B Ordinary Shares outstanding immediately after the offering (assuming that the over-allotment option is not exercised).

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RELATED PARTY TRANSACTIONS

The following is a summary of transactions since 2021 to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or Major Shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

The relationship and the nature of related party transactions are summarized as follows:

Name of Related Party	Relationship to Us
Mr. Ho Ying Keat Lowell	Director of the Company
Vantage Corp	A related company of the Company

a.	Due to related party consisted of the following:

Name	As of March 31,				As of	As of the
	2021	2022	2023	2024	September 30, 2024	date of this prospectus
Mr. Ho Ying Keat Lowell	USD571,747	USD553,944	USD547,888	USD513,224	-	-

As of March 31, 2024, the balance due to a director amounted to USD513,224 and was fully returned during the fiscal year ended March 31, 2025.

a.	Due from related party consisted of the following:

Name	As of March 31,				As of	As of the
	2021	2022	2023	2024	September 30, 2024	date of this prospectus
Vantage Corp	-	-	-	-	USD38,238	USD77,462

b.	Directors’ remuneration paid to related parties

As of March 31, 2021, 2022, 2023, 2024, six months ended September 30, 2024 and for the period up to the date of this prospectus, our subsidiary Vantage Singapore had 5 directors: Mr. Andresian D’Rozario, Mr. Ho Ying Keat Lowell, Mr. Francis Junior James, Mr. Randy Yong Choon Hong and Mr. Quah Choong Hua. The directors’ remunerations were US$2,500,806 for March 31, 2021, US$2,785,751 for March 31, 2022, US$3,658,223 for March 31, 2023, US$1,547,698 for March 31, 2024, US$764,994 for six months ended September 30, 2024 and US$1,541,650 for the period up to the date of this prospectus and directors’ Central Provident Fund (CPF), Singapore’s mandatory social security savings scheme were US$59,921 for March 31, 2021, US$60,479 for March 31, 2022, US$66,219 for March 31, 2023, US$47,925 for March 31, 2024, US$26,090 for six months ended September 30, 2024 and US$56,410 for the period up to the date of this prospectus.

c.	Dividends paid to related parties

Prior to the reorganization and the Company’s initial public offering, our subsidiary, Vantage Singapore, declared interim dividends totaling US$1,112,805 for March 31, 2021, US$819,901 for March 31, 2022, US$1,881,525 for March 31, 2023 and US$6,950,392 for March 31, 2024 payable to its controlling shareholders on February 10, 2022, May 25, 2022, April 21, 2023 and April 23, 2024, respectively. As of March 31, 2024 Vantage Singapore declared interim dividends totaling US$354,930 payable to its then-controlling shareholders, of which US$136,146 was offset against amount due from directors and the remaining US$218,784 was paid on October 3, 2023. As of September 30, 2024, Vantage Singapore declared interim dividends totaling US$11,849,995 of which US$357,995 was offset against amount due from directors. For the period up to the date of this prospectus, Vantage Singapore declared interim dividends totaling US$11,849,995 of which US$778,211 was offset against amount due from directors.

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

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DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (Cayman) and the common law of the Cayman Islands.

The share capital of the Company consists of ordinary shares. Upon the adoption of our amended and restated memorandum and articles of association, our authorized share capital will be US$50,000 divided into 50,000,000 ordinary shares of par value US$0.001 each, comprising of (i) 25,000,000 Class A Ordinary Shares of nominal or par value of US$0.001 each, and (ii) 25,000,000 Class B Ordinary Shares of nominal or par value US$0.001 each. As of the date of this prospectus, 7,633,620 Class A Ordinary Shares were issued and outstanding. We will issue 3,250,000 Class A Ordinary Shares in this offering. The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the Companies Act (Cayman) insofar as they relate to the material terms of our ordinary shares.

Our amended and restated memorandum and articles of association

Objects of our Company. Under our amended and restated memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Upon completion of this offering, our authorized share capital is US$50,000 divided into 50,000,000 ordinary shares of par value US$0.001 each, comprising of (i) 25,000,000 Class A Ordinary Shares of nominal or par value of US$0.001 each, and (ii) 25,000,000 Class B Ordinary Shares of nominal or par value US$0.001 each. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form.

Conversion. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares at the option of the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but such dividends shall not exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that our board of directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the directors may from time to time think fit. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company.

Holders of our ordinary shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote for each Class A Ordinary Share and ten votes for each Class B Ordinary Share in each case of which he is the holder; and (ii) on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Class A Ordinary Share and ten votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder.

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Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total shares that are present in person or by proxy.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless voting by poll is demanded by the chairman of the meeting or any one or more shareholders who together hold not less than 10 percent of the votes attaching to the total shares that are present in person or by proxy.

Any ordinary resolution is a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a unanimous written resolution.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the amended and restated memorandum and articles of association or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act (Cayman) to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each financial year hold a general meeting as its annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting.

Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our Shareholders. A quorum required for a meeting of shareholders consists of at least one or more holder(s) of Shares holding not less than an aggregate of one-third of all votes attaching to all Shares in issue and entitled to vote in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative.

A majority of our directors may call general meetings and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a request of one or more shareholders holding as at the date of deposit of the request in aggregate not less than one-third of the voting rights (on a one vote per share basis) in the share capital of the Company. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner and delivered in accordance with the notice provisions of our amended and restated articles of association. If our directors do not within 21 calendar days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three calendar months after the expiration of the said 21 calendar day period.

Winding Up; Liquidation. Subject to applicable law and any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the Shares held by them.

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Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Subject to the terms of the allotment, our directors may from time to time make calls upon our shareholders in respect of any moneys unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place for payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. Subject to the terms of the Companies Act (Cayman) and our amended and restated memorandum and articles of association we may purchase our own shares. In accordance with our amended and restated articles of association, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act (Cayman) have been satisfied, we may issue shares on terms that such shares are subject to redemption at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board of Directors or by the Shareholders by special resolution. Under the Companies Act (Cayman), the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act (Cayman) no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the Company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the NYSE American may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE American, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year.

Variations of Rights of Shares. If at any time our share capital is divided into different classes of shares, the rights attached to any such class may be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

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Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our post-offering amended and restated articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Our amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our Shareholders to the extent authorized but unissued.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company. We are an exempted company with limited liability under the Companies Act (Cayman). The Companies Act (Cayman) distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection y;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

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Nomination and Removal of Directors and Filling Vacancies on Board. At any time or from time to time, the Board shall have the power to appoint any person as a Director either to fill a casual vacancy on the Board or as an additional Director to the existing Board subject to any maximum number of Directors, if any, as may be determined by the members in general meeting. Any Director so appointed to fill a casual vacancy shall hold office only until the first general meeting of the company after his appointment and be subject to re-election at such meeting. Any Director so appointed as an addition to the existing Board shall hold office only until the first annual general meeting of the company after his appointment and be eligible for re-election at such meeting. Any Director so appointed by the Board shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at an annual general meeting.

At each annual general meeting, one-third of the Directors for the time being shall retire from office by rotation. However, if the number of Directors is not a multiple of three, then the number nearest to but not less than one-third shall be the number of retiring Directors. The Directors to retire in each year shall be those who have been in office longest since their last re-election or appointment but, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

No person, other than a retiring Director, shall, unless recommended by the Board for election, be eligible for election to the office of Director at any general meeting, unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected has been lodged at the head office or at the registration office of the company. The period for lodgment of such notices shall commence no earlier than the day after despatch of the notice of the relevant meeting and end no later than seven days before the date of such meeting and the minimum length of the period during which such notices may be lodged must be at least seven days.

A Director is not required to hold any shares in the company by way of qualification nor is there any specified upper or lower age limit for Directors either for accession to or retirement from the Board.

A Director may be removed by an ordinary resolution of the company before the expiration of his term of office (but without prejudice to any claim which such Director may have for damages for any breach of any contract between him and the company) and the company may by ordinary resolution appoint another in his place. Any Director so appointed shall be subject to the retirement by rotation provisions.

The office of a Director shall be vacated if he:

(i)	resigns;

(ii)	dies;

(iii)	is declared to be of unsound mind and the Board resolves that his office be vacated;

(iv)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(v)	he is prohibited from being or ceases to be a director by operation of law;

(vi)	without special leave, is absent from meetings of the Board for six consecutive months, and the Board resolves that his office is vacated;

(vii)	has been required by the Designated Stock Exchange (as defined in the amended and restated memorandum and articles of association) to cease to be a Director; or

(viii)	is removed from office by the requisite majority of the Directors or otherwise pursuant to the amended and restated memorandum and articles of association.

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From time to time the Board may appoint one or more of its body to be managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the company for such period and upon such terms as the Board may determine, and the Board may revoke or terminate any of such appointments. The Board may also delegate any of its powers to committees consisting of such Director(s) or other person(s) as the Board thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Board.

Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

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We also reserve the right to refuse to make any payment to a shareholder if our Directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a “data controller”, while certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

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The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: ombudsman.ky.

Differences in Corporate Law

The Companies Act (Cayman) is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act (Cayman) and the current Companies Act of England. In addition, the Companies Act (Cayman) differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act (Cayman) applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act (Cayman) permits merger and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act (Cayman) subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

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Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act (Cayman). The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by either (i) a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors, or (ii) three-fourths in value of each class of shareholders with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act (Cayman) or that would amount to a “fraud on the minority”.

The Companies Act (Cayman) also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a takeover offer is made and accepted by holders of not less than 90.0% of the shares within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained;

●	an act purports to abridge or abolish the individual rights of a shareholder; and

●	those who control the company are perpetrating a “fraud on the minority.”

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In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court of the Cayman Islands shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default, or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that our Shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under Cayman Islands law, the fiduciary duties owed by a director and officer include (a) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, (b) a duty to exercise their powers for the purposes for which they were conferred and not for a collateral purpose, (c) a duty to avoid improperly fettering the exercise of future discretion, (d) a duty to avoid any conflict of interest between the director’s duty to the company and the director’s personal interests, and (e) a duty to exercise independent judgment. In addition to the above, directors also owe a duty of care which is not fiduciary in nature. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act (Cayman) and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

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Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act (Cayman) provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our Shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our Shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act (Cayman) but our amended and restated articles of association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our Shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act (Cayman), a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act (Cayman) and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act (Cayman) and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act (Cayman), our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 31,250,000 outstanding ordinary shares, comprised of 10,883,620 Class A Ordinary Shares and 20,366,380 Class B Ordinary Shares, assuming the underwriters do not exercise their option to purchase additional Class A Ordinary Shares. The 3,250,000 Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares, and while we plan to apply to list our Class A Ordinary Shares on NYSE American, we cannot assure you that a regular trading market for our Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed not to, for a period of 180 days after the effective date of this registration statement, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representative.

Furthermore, each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Class A Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days after the effective date of this registration statement, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any three-month period a number of Shares that does not exceed the greater of the following:

●	1% of the then outstanding Shares of the same class, which will equal approximately 108,836 Class A Ordinary Shares or 203,664 Class B Ordinary Shares immediately after this Offering assuming the over-allotment option is not exercised and 113,711 Class A Ordinary Shares or 203,664 Class B Ordinary Shares assuming the over-allotment option is exercised in full; or
●	the average weekly trading volume of our Shares on NYSE American during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

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Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Class A Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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EXCHANGE CONTROLS AND LIMITATIONS AFFECTING SHAREHOLDERS

Singapore

There are no Singapore government laws, decrees, regulations or other legislation that may affect the import or export of capital, including the availability of cash and cash equivalents for use by our Group, and the remittance of dividends, interest or other payments to non-resident holders of our Company’s securities.

UAE

At present, the UAE does not have foreign exchange control restrictions impacting cross-border remittances.

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TAXATION

The following are material Cayman Islands tax, Singapore tax, UAE tax and U.S. federal income tax considerations relevant to an investment in our Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Cayman Islands tax, Singapore tax, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Shares in their particular circumstances

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singapore Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Shares or of any person acquiring, selling or otherwise dealing with our Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

Corporate Income Tax

A company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered tax resident in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions, it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent.

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A Singapore tax resident company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)	the Comptroller is satisfied that the tax exemption would be beneficial to the Singapore tax resident company.

The corporate tax rate in Singapore is currently 17%. From YA 2020 onwards, three-quarters of a company’s first S$10,000 of normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

Newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of our Shares

Singapore does not impose tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of our Shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore.

Holders of our Shares should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Shares.

Stamp Duty

There is no stamp duty payable on the subscription for our Shares.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

United Arab Emirates Taxation Considerations

The following comments are general in character and are based on the current and proposed tax regimes applicable in the UAE, administrative guidelines issued by the relevant authorities in force and the current practice of the UAE authorities as at the date of this Prospectus. The statements made herein are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities could later disagree with the explanations or conclusions set out below, as well as the interpretation of these laws or guidelines. This is particularly the case because the corporate income tax regime in the UAE is new, so there are uncertainties about how it will be administered and enforced. The comments below do not purport to be a comprehensive analysis of all the tax consequences applicable to all types of shareholders and do not relate to any taxation regime outside the UAE. Each shareholder is responsible for its own tax position and, if you are in any doubt as to your own tax position, you should seek independent professional advice without delay.

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Federal Corporate Taxation in the UAE

Federal Decree-Law No. 47 of 2022 on the Taxation of Corporations and Businesses (“Law No. 47”) and related Cabinet decisions accompanying or subsequent to this law (collectively, the “Corporate Tax Law”) introduced corporate tax on juridical persons with a permanent establishment or nexus in the UAE or deriving UAE sourced income (including corporations, partnerships, foundations, non-resident entities and natural persons engaged in a business or business activity from 25 October 2022); with the law being effective for businesses for tax periods commencing on or after 1 June 2023. This Corporate Tax Law is yet untested, and guidance published by the Ministry of Finance (the “MoF”) and the Federal Tax Authority (the “FTA”) have not resolved all points of uncertainty. Consequently, how the Corporate Tax Law will be applied to the Company is not entirely clear.

Corporate Income Tax Rates

The UAE’s general corporate income tax rate is 0% for taxable income up to AED 375,000 and 9% for taxable income above AED 375,000.

Taxable Income

Corporate tax in the UAE is payable on Taxable Income, defined in the Corporate Tax Law as net profit reported in the financial statements of the business, net of certain adjustments, including (a) unrealized gains or losses, (b) Exempt Income (as that term is defined in Chapter 7 of Law No. 47), (c) certain reliefs, (d) deductions included in Chapter 9 of, (e) transactions with Related Parties and Connected Persons as specified in Chapter 10, (f) Tax Loss as defined in Chapter 11, (g) incentives or special reliefs for a Qualifying Business Activity as specified in a Cabinet decision, (h) any income or expenditures that have not otherwise been considered and as specified in a Cabinet decision, and (i) other adjustments which may be specified by relevant tax authorities from time to time.

“Exempt Income” and expenditure incurred in deriving Exempt Income is defined as: (a) dividends and other profit distributions received form a juridical person that is a Resident Person (essentially a juridical person that is incorporated or otherwise established or recognized in the UAE or, if not the UAE, is effectively managed and controlled in the UAE, including a natural person conducting a business), (b) dividends and other profit distributions received from a participating interest in a foreign juridical person, (c) any other income from a participating interest (as defined in Article 23 of Law No. 47), (d) income from a foreign permanent establishment that satisfies conditions set forth under Article 24, and (e) income derived by a Non-Resident Person (that has a permanent establishment in the UAE or derives UAE state sourced income) from the operation of aircraft or ships in international transportation and which satisfies certain conditions in Article 25.

Exempt Persons

Alongside exemptions for certain income, Law No. 47 exempts several types of entities from corporate income tax liability altogether, so long as these entities satisfy certain conditions: (a) government entities, (b) government controlled entities, (c) persons engaged in an extractive business, (d) persons engaged in a non-extractive natural resource business, (e) qualifying public benefit entities, (f) qualifying investment funds, (g) public pension or social security funds that are subject to regulatory oversight of UAE authorities and which meet other conditions, (h) a juridical person incorporated in the UAE that is wholly owned and controlled by an Exempt Person (as defined in Article 4 clause 1 of Law No. 47) and either undertakes part or all of the Exempt Person’s activity, is engaged exclusively in holding assets or investing funds for the benefit of the Exempt Person, or only carries out activities that are ancillary to those carried out by the Exempt Person.

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Withholding Tax

The UAE applies withholding tax at a rate of 0% to certain domestic and cross-border payments made by UAE businesses. Consequently, UAE businesses are not required to make deductions from payments made to resident or non-resident recipients, nor are businesses obligated to file withholding tax returns.

The Corporate Tax Law includes provisions which specifically allow the Cabinet of the UAE to change the withholding tax rate. The Corporate Tax Law also specifies that a Cabinet decision will be issued which will detail the categories of income which will be subject to withholding taxes.

Transfer Pricing

Under the Corporate Tax Law, transactions carried out between related parties and connected parties should be priced in line with the “arm’s length principle”. The arm’s length principle describes a transaction or agreement, the outcome of which would be similar if unrelated parties engaged in a similar transaction or agreement under similar circumstances. In the context of the Corporate Tax Law, the arm’s length principle should be supported by a functional assets and risk analysis, which is intended to be aligned with the OECD Transfer Pricing Guidelines as clarified by guidance issued by the MoF.

Value Added Tax

VAT was introduced in the UAE on 1 January 2018, pursuant to Federal Decree Law No. (8) of 2017 on VAT and its Executive Regulations. The standard VAT rate is 5% and applies to most goods and services, with some goods and services subject to a 0% rate or an exemption from VAT (subject to specific conditions being met).

The 0% VAT rate applies to goods and services exported outside the UAE, international transportation, the supply of crude oil and natural gas, the first supply of residential real estate, and some specific areas, such as healthcare and education.

A VAT exemption applies to certain financial services, as well as to the subsequent supply of residential real estate. In addition, transactions related to unimproved land, residential buildings (other than the first supply) and domestic passenger transport are also exempt from VAT. Further, certain transactions in goods between companies established in UAE Designated Free Zones (as notified specifically for VAT purposes) (“DZs”) may not be subject to VAT. The supply of goods and services within DZs is, however, subject to VAT in accordance with the general application of the UAE VAT legislation. The purchase of shares and other equity interests is considered an exempt supply for the purposes of VAT pursuant to Article 42 of the UAE VAT Executive Regulations. Under the UAE VAT legislation, no VAT should be payable in respect to the acquisition or sale of shares. However, fees relating to the transfer of ownership of shares would be subject to VAT at the standard rate of 5%.

Certain fees may be exempted from VAT where the buyer is a non-resident and where the sale meets the conditions for zero-rated export of services. Dividend income received by merely holding shares in a company does not constitute consideration for a supply. Therefore, passively earned dividend income would not amount to a consideration for a taxable supply and should be outside the scope of UAE VAT.

A sale of assets would be subject to VAT at the standard rate of 5%, unless it qualifies as a transfer of a business as a going concern (in which case a transaction should be outside the scope of UAE VAT). Capital gains realised from the sale of assets would not constitute a consideration for a taxable supply and should be outside the scope of UAE VAT.

Businesses are entitled to claim a credit for VAT paid on their purchases (subject to maintaining the relevant supporting documents especially a tax invoice) if they relate to a supply that is standard rated or zero-rated (taxable supplies), provided, however, that any VAT incurred in connection with a supply that is exempt from VAT cannot be reclaimed. Where VAT incurred cannot be attributed specifically to a taxable or an exempt supply, it is possible to recover a portion of this (for example, overhead costs for the business). This recovery can be made in line with an apportionment calculation and subsequent annual washup exercise.

Excess input VAT can, in principle, be claimed back from the FTA, subject to a specific procedure. Alternatively, VAT credits may be carried forward and offset against the net VAT payable in the next taxable period(s). The FTA may offset unclaimed VAT credits against taxpayer liabilities, including outstanding penalty amounts.

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Businesses that do not comply with their VAT obligations can be subject to fines and penalties. There are both fixed and percentage-based penalties. The FTA may offset unclaimed VAT credits against taxpayer liabilities, including outstanding penalty amounts.

UAE Taxation Considerations for Prospective Investors

As of the date of this Prospectus, there is no general income tax imposed on natural persons in the UAE, unless income is derived from a natural person’s business activities that generate revenues in excess of AED 1 million in a given calendar year. Rules governing tax treatment of income generated by natural persons are found in Article 11(6) of Law No. 47 and Cabinet Decision 49 of 2023 (“Cabinet Decision 49”). Under Cabinet Decision 49, natural persons are not liable for income tax under the Corporate Tax Law, even if their revenue exceeds AED 1 million, if their income derives from (a) wages, (b) personal investment income, or (c) real estate investment income.

Taxation on the Purchase of Shares

There are no transfer taxes in the UAE on the purchase of shares. Accordingly, purchasing shares should not result in tax liability under UAE law for investors who are individuals or corporations that are tax residents of the UAE.

Taxation of Dividends and Gains upon Disposal of Shares

Under the Corporate Tax Law, the purchase of shares and any related dividend income, or gains deriving from the sale of shares, should not result in tax liability under UAE law for UAE tax residents or non-resident natural persons, so long as the purchase of shares or gains deriving from the disposal of shares qualifies as a “personal investment”. Under Cabinet Decision No. 49, “personal investment” is defined as investment activity that a natural person conducts for his or her personal account that neither requires a license from a licensing authority in the UAE nor is considered to be a commercial business.

Non-UAE tax residents (or those with more than one tax residence) may be subject to taxation in jurisdictions outside the UAE with respect to the ownership of, or income derived from the ownership of shares based on tax regulations currently in force in their respective jurisdictions.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Shares. This summary applies only to U.S. Holders that hold our Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

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●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Shares and their partners are urged to consult their tax advisors regarding an investment in our Shares.

Persons considering an investment in our Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

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Taxation of Dividends and Other Distributions on Our Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on NYSE American, as our Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Shares. Any capital gain or loss will be long term if the Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Shares), and (ii) any gain realized on the sale or other disposition of Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Shares held at the end of the taxable year over the adjusted tax basis of such Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Shares over the fair market value of such Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

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Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Shares and proceeds from the sale, exchange or redemption of our Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc. (“Network 1”), as the representative of the underwriters named therein, with respect to the Class A Ordinary Shares in this offering. The underwriters may retain other brokers or dealers to act as sub-agents on their behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by them. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Class A Ordinary Shares indicated below:

Name	Number of Class A Ordinary Shares
Network 1 Financial Securities, Inc.	3,250,000
Total	3,250,000

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriting agreement provides that the obligation of the underwriters to take and pay for the Class A Ordinary Shares, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on the NYSE, (2) delivery of legal opinions and (3) delivery of auditor comfort letters.

We have agreed to grant to the underwriters an over-allotment option, exercisable within 45 days after the closing of this Offering, to purchase up to an additional Ordinary Shares (15% of the Ordinary Shares offered to the public) at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Discounts and Expenses

We have agreed to grant the underwriters a discount equal to 7.5% of the gross proceeds of the offering, provided that for investors introduced by the Company that opened a securities account and subscribed for Class A Ordinary Shares though the underwriters, such discount shall be reduced to 3.75%.

The table below shows the per Class A Ordinary Share and total discounts that we will pay to the underwriters (assuming no investors were introduced by the Company).

	Total
	Per Class A Ordinary Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	$4.50	$14,625,000	$16,818,750
Underwriting discounts to be paid by us	$0.34	$1,096,875	$1,261,406
Proceeds, before expenses, to us	$4.16	$13,528,125	$15,557,34

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We have agreed to pay a non-accountable expense allowance to the representative of the underwriters of one percent (1%) of the gross proceeds of the offering (including proceeds from the sale of over-allotment shares, if any).

We have also agreed to pay the underwriters’ reasonable out-of-pocket expenses (including reasonable clearing charges, travel and out-of-pocket expense in connection with this offering reasonable fees and expenses of legal counsel incurred by the underwriters in connection with this offering, the cost of any due diligence meetings, preparation of printed documents for closing and background check reports) incurred by the underwriters in connection with this offering up to US$150,000. As of the date of this prospectus, we have paid an advance of US$50,000 to the underwriters to be applied to the underwriters’ anticipated out-of-pocket expenses. The advance will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g).

We have agreed to pay our expenses related to the offering. We estimate that our total expenses related to this offering, excluding the estimated discounts to the underwriters and payment of the underwriters’ accountable expenses and non-accountable expense allowance referred to above, will be approximately US$ 1,100,000.

Underwriter Warrant

We have also agreed to grant to the representative of the underwriters a warrant covering a number of Class A Ordinary Shares equal to 5% of the Class A Ordinary Shares sold by the Underwriter in this public offering (the “Underwriter Warrant”). The Underwriter Warrant will be exercisable from the date of issuance and will expire on the fifth-year anniversary of the date of the commencement of sales in this offering. The Underwriter Warrant will be exercisable at a price equal to 125% of the initial public offering price. The Underwriter Warrant shall not be redeemable or cancellable. We will register the shares underlying the Underwriter Warrant and file all necessary undertakings in connection therewith. The Underwriter Warrant and the underlying securities may not be not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of this offering (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any officer or partner of the representative, and to members of the syndicate or selling group and their respective officers or partners. The Underwriter Warrant may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for one demand registration and unlimited “piggyback” registration rights at our expense with a duration of more than five years and seven years, respectively, from the commencement of sales of this offering. We have registered the Underwriter Warrant and the shares underlying the Underwriter Warrant in this offering.

Right of First Negotiation

In addition, we have agreed to grant to the representative of the underwriters, upon the closing of this offering, a right of first negotiation to co-manage any public underwriting or private placement of debt or equity securities (excluding (i) shares issued under any compensation or stock option plan approved by the stockholders of the Company, (ii) shares issued in payment of the consideration for an acquisition or as part of strategic partnerships and transactions and (iii) conventional banking arrangements and commercial debt financing) of the Company or any subsidiary or successor of the Company, receiving the right to underwrite or place a number of the securities to be sold having an aggregate purchase price equal to a minimum of the aggregate purchase price of the Class A Ordinary Shares being sold in this offering, until twelve (12) months after the closing of this offering (the “Right of First Negotiation”). If the representative fails to accept in writing any such proposal for such public or private sale within ten (10) days after receipt of a written notice from the Company containing such proposal, then the representative will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public or private sale, and the representative shall have the Right of First Negotiation with respect to such revised proposal. In compliance with FINRA Rule 5110(g)(5)(B), (i) the Right of First Negotiation may be terminated by the Company for “Cause”, which shall mean a material breach by the underwriters of the underwriting agreement or a material failure by the underwriters to provide the services as contemplated by the underwriting agreement; (ii) the Company’s exercise of its right of termination for “Cause” shall eliminate any obligations with respect the Right of First Negotiation; and (iii) any fees arising from underwriting services provided by the underwriters under its Right of First Negotiation must be customary for those types of services.

Tail Financing

In the event that at any time prior to the first (1st) anniversary of the closing of this offering, the Company, or any of its affiliates, shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party introduced to the Company by the Underwriter, directly, during such period, the Underwriter will be paid a success fee, payable at the closing thereof, equal to 1% of the consideration or value received by the Company and/or its shareholders. In the event the offering is terminated for Cause (as defined below), in compliance with FINRA Rule 5110(g)(5)(B), the Company shall not be obligated to pay the success fee.

Lock-up Agreements

We have agreed that, subject to certain exceptions, we will not without the prior written consent of the representative, during the period ending 180 days after the closing of this offering (the “restricted period”):

● sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

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● file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

● enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management,” and all of our existing shareholders that own 5% or more of our total outstanding share, have agreed that, subject to certain exceptions, such director, executive officer, or shareholder will not, without the prior written consent of the representative, for a period of 180 days after the date of this prospectus:

● offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such Ordinary Shares or capital stock, or

● enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or capital stock whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Pricing of the Offering

Prior to this Offering, there has been no public market for the Ordinary Shares. The initial public offering price will be determined by negotiations between us and the underwriters. In determining the initial public offering price, we and the underwriters expect to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Ordinary Shares, or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Listing

We have applied to list our Shares on the NYSE American under the symbol “VNTG.” We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Class A Ordinary Shares will be so listed at completion of this offering.

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Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by underwriters or by their respective affiliates. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on NYSE American may engage in passive market making transactions on NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Class A Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book, or other established criteria of value of the Company.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

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● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on NYSE American or on any trading market. If any of these transactions commenced, they may be discontinued without notice at any time.

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of our Class A Ordinary Shares offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Class A Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Class A Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Class A Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

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Cayman Islands. This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The underwriters have represented and agreed that they have not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares to any member of the public in the Cayman Islands.

United Arab Emirates. Neither this prospectus nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us. No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Saudi Arabia. This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the “CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial or legal advisor.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Class A Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Class A Ordinary Shares to the public in that Relevant Member State at any time,

● to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

● to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

● to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

● in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Class A Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Class A Ordinary Shares to the public” in relation to any Class A Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

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Hong Kong. The Class A Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

United Kingdom. An offer of the Class A Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Class A Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel. This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

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EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the NYSE American listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$2,740
NYSE American listing fee	$5,000
FINRA filing fee	3,184
Printing expenses	6,995
Legal fees and expenses	392,269
Accounting fees and expenses	338,691
Transfer agent and registrar fee and expenses	4,110
Miscellaneous	347,011
Total	1,100,000

* To be filed by amendment

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LEGAL MATTERS

The validity of the Shares offered in the IPO and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP, our Cayman Islands counsel. Certain legal matters as to Singapore law will be passed upon for us by Drew & Napier LLC, our Singapore counsel. Certain legal matters as to UAE law will be passed upon for us by Kalantar Law Group. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the underwriters by Hunter Taubman Fischer & Li LLC.

EXPERTS

The combined financial statements of Vantage Shipbrokers Pte. Ltd. (Singapore) and Vantage Nexus Commercial Brokers Co L.L.C. (Dubai) as of March 31, 2024 and 2023, Vantage Corp as of September 30, 2024 and for the years then ended, have been audited by Audit Alliance LLP, Independent Registered Public Accounting Firm, as set forth in their report elsewhere herein. Such combined financial statements have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

106

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands, and all of our Directors and Executive Officers are residents outside the United States. In addition, a significant portion of our operations and business is conducted, and a substantial portion of our assets are located, outside the United States.

Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through Cogency Global Inc., our agent designated for that purpose, located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Nevertheless, since a substantial portion of the assets owned by us are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.

Moreover, since all of our Directors and Executive Officers are residents outside the United States, it may be difficult for U.S. investors to effect service of process within the United States on our directors and officers or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws.

An investor may or may not be able to commence an original action against us or our directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

Cayman Islands

Harney Westwood & Riegels Singapore LLP (“Harneys”), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Harneys has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor (a liability to pay a liquidated sum for which the judgment has been given); (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained by fraud and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

107

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

UAE

There is some uncertainty as to whether UAE courts would recognize or enforce judgments rendered by state or federal courts in the United States obtained against us or our directors or officers. Given that the US and the UAE have not entered into a specific treaty for the mutual recognition and enforcement of foreign judgments, the UAE would not presumptively recognise and enforce judgments rendered in federal or state courts in the United States. UAE courts would instead examine the US judgment to ensure that it satisfies applicable provisions of Federal Law No. 42 of 2022 (the “Civil Procedure Law”).

Article 222 et seq. of the Civil Procedure Law provides a mechanism by which parties may file applications for a UAE court to enforce foreign judgments. Under Article 222(2) of the Civil Procedure Law, an “execution judge” may issue an order in a summary proceeding to enforce a foreign judgment after certain conditions have been met, namely (1) the UAE courts are not “exclusively competent” over the dispute in which the judgment or order was made, and the foreign tribunal which issued the judgment or order properly exercised jurisdiction; (2) the judgment or order was made by a court in accordance with the law of the country in which it was issued; (3) the parties to the dispute in which the foreign judgment was made were summoned and were represented by counsel; (4) the judgment or order has the force of res judicata under the law of the jurisdiction that issued the judgment; and (5) the foreign judgment or order does not conflict with a judgment or order rendered by a UAE court and contains nothing contrary to “public order or morals” as understood in the UAE.

The rubric in Article 222 summarized above only applies to applications for the enforcement of foreign judgments where the UAE is not bound by a multilateral or bilateral treaty to recognize and enforce foreign judgments rendered in particular jurisdictions. Where such treaties exist, as with the GCC Convention for the Execution of Judgments, Delegations and Judicial Notifications (1996) and the Riyadh Convention on Judicial Cooperation between the States of the Arab League (1983), UAE courts would likely recognize judgments rendered in countries parties to such conventions, as well as from countries with which the UAE has entered into bilateral agreements concerning the recognition of foreign judgments, such as China, India, and France.

Finally, alongside the UAE’s policies on the enforcement of foreign judgments is its position on the enforcement of foreign arbitral awards. Since 2006, the UAE has been a party to the widely ratified New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), which facilitates the enforcement of arbitral awards issued in any of the New York Convention’s 172 contracting states.

108

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying Class A Ordinary Shares represented by the Class A Ordinary Shares to be sold in this Offering. You should read our registration statement and its exhibits and schedules thereto for further information with respect to us and the Class A Ordinary Shares.

Our SEC filings, including the Registration Statement on Form F-1, are also available to you on the SEC’s website at http://www.sec.gov and our website at https://www.vantageshipbrokers.com/.

109

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

TABLE OF CONTENTS

VANTAGE CORP

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Vantage Shipbrokers Pte. Ltd. (Singapore) and Vantage Nexus Commercial Brokers Co L.L.C. (Dubai)

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Vantage Shipbrokers Pte. Ltd. (Singapore) and Vantage Nexus Commercial Brokers Co L.L.C. (Dubai) (collectively the “Company”) as of March 31, 2024 and 2023, and the related combined statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years for the two-year period ended March 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations, changes in shareholders’ equity and its cash flows for each of the two-year period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since September 2023.
Singapore
August 16, 2024, except for earnings per share computation which is dated November 19, 2024 PCAOB ID Number 3487

F-2

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

COMBINED BALANCE SHEETS

	As of March 31,
	2023	2024
	US$	US$

ASSETS
Current Assets
Cash and Cash Equivalents	19,030,668	16,607,536
Accounts Receivable, Net	4,792,570	4,747,576
Prepaid Expenses and Other Current Assets, Net	240,349	463,628
Total Current Assets	24,063,587	21,818,740

Non-Current Assets
Plant and Equipment, Net	24,618	40,183
Right-of-Use Assets	69,770	254,836
Total Non-Current Assets	94,388	295,019

TOTAL ASSETS	24,157,975	22,113,759

LIABILITIES
Current Liabilities
Lease Payable – Current	79,549	170,052
Accounts Payable	28,809	200,453
Accruals and Other Current Liabilities	10,539,031	5,503,081
Dividend Payable	1,881,525	6,950,392
Amount Due to a Director	547,888	513,224
Income Tax Payable	1,229,043	1,051,644
Total Current Liabilities	14,305,845	14,388,846

Non-Current Liabilities
Lease Payable – Non-Current	-	88,426
Deferred Tax Liabilities	2,290	1,665
Total Non-Current Liabilities	2,290	90,091

TOTAL LIABILITIES	14,308,135	14,478,937

SHAREHOLDERS’ EQUITY
Ordinary shares, Class A, US$0.001 par value, 25,000,000 shares authorized	-	-
Ordinary shares, Class B, US$0.001 par value, 25,000,000 shares authorized, 1 issued and outstanding	-	-
Additional paid-in capital	357,889	493,994
Retained Earnings	9,491,951	7,141,113
Accumulated Other Comprehensive Loss	-	(285)
Total Shareholders’ Equity	9,849,840	7,634,822

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	24,157,975	22,113,759

The accompanying notes are an integral part of these combined financial statements.

F-3

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended March 31,
	2023	2024
	US$	US$

Revenue	23,986,146	19,999,294
Cost of Revenue (exclusive of depreciation and amortization shown separately below)	(15,176,026)	(10,560,766)
Gross Profit	8,810,120	9,438,528
Operating Expenses:
Selling and Marketing Expenses	780,758	1,063,533
Depreciation and amortization	167,612	175,488
General and Administrative Expenses	1,557,081	2,361,763
Total Operating Expenses	2,505,451	3,600,784
Income from Operations	6,304,669	5,837,744
Other Income (Expense):
Government Grants	219,314	20,865
Other Income	501,211	150,653
Interest Expenses	(3,873)	(9,267)
Total Other Income	716,652	162,251
Income before Tax Expense	7,021,321	5,999,995
Income Tax Expense	(1,159,765)	(1,045,511)
Net Income	5,861,556	4,954,484
Other Comprehensive Income
Foreign currency translation loss, net of taxes	-	(285)
Total Comprehensive Income	5,861,556	4,954,199

Earnings Per Share Attributable to Weighted Average Number of Outstanding Ordinary Shares
Basic and Diluted	0.21	0.17

Weighted Average Number of Outstanding Ordinary Shares
Basic and Diluted*	28,000,000	28,000,000

* Retroactively presented for 28,000,000 ordinary shares issued in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these combined financial statements.

F-4

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares, Class A		Ordinary Shares, Class B		Additional paid-in	Retained	Accumulated Other Comprehensive
	Shares Outstanding	Par Value US$	Shares Outstanding	Par Value US$	capital US$	Earnings US$	Loss US$	Total US$
Balance as of April 1, 2022	-	-	1	-	357,889	5,511,920	-	5,869,809

Net income, representing Comprehensive Income	-	-	-	-	-	5,861,556	-	5,861,556
Dividend Declared	-	-	-	-	-	(1,881,525)	-	(1,881,525)
Balance as of March 31, 2023	-	-	1	-	357,889	9,491,951	-	9,849,840

Issuance of ordinary shares	-	-	-	-	136,105	-	-	136,105
Net income, representing Comprehensive Income	-	-	-	-	-	4,954,484	(285)	4,954,199
Dividend Declared	-	-	-	-	-	(7,305,322)	-	(7,305,322)
Balance as of March 31, 2024	-	-	1	-	493,994	7,141,113	(285)	7,634,822

The accompanying notes are an integral part of these combined financial statements.

F-5

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2023	2024
	US$	US$

Cash Flows From Operating Activities
Net Income	5,861,556	4,954,484
Adjustments:
Depreciation and Amortization	167,612	175,488
Write back of Allowance for Expected Credit Loss on Accounts Receivable	(66,707)	(153,894)
Expected Credit Loss on Accounts Receivable	108,076	236,853
Unrealised Foreign Exchange Loss	(7,311)	-
Changes in Operating Assets and Liabilities:
Accounts Receivable	(1,914,217)	(37,965)
Prepaid Expenses and Other Current Assets	(44,103)	(359,425)
Accounts Payable	22,331	171,644
Accruals and Other Current Liabilities	7,911,882	(5,035,950)
Operating Lease Assets and Liabilities, net	(152,262)	(160,335)
Income Tax Payable	994,188	(178,024)
Net Cash Provided by (Used in) Operating Activities	12,881,045	(387,124)

Cash Flows From Investing Activity
Purchases of Plant and Equipment	(9,489)	(36,855)
Net Cash Used In Investing Activity	(9,489)	(36,855)

Cash Flows From Financing Activities
Dividend Paid	(819,902)	(2,100,309)
Amount Due to a Director	(6,056)	(34,664)
Proceeds from issuance of ordinary share	-	136,105
Net Cash Used in Financing Activities	(825,958)	(1,998,868)

Net Change In Cash and Cash Equivalents	12,045,598	(2,422,847)
Cash and Cash Equivalents as of Beginning of the Year	6,985,070	19,030,668
Effects on currency translation on Cash and Cash Equivalents	-	(285)
Cash and Cash Equivalents as of the End of the Year	19,030,668	16,607,536

Supplementary Cash Flows Information
Cash Paid for Taxes	(165,577)	(1,223,534)

The accompanying notes are an integral part of these combined financial statements.

F-6

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

These notes form an integral part of and should be read in conjunction with the accompanying combined financial statements.

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Vantage Shipbrokers Pte. Ltd. (“Vantage Singapore”) and Vantage Nexus Commercial Brokers Co. L.L.C. (“Vantage Dubai”), collectively the combined entities, earn a broking commission based on the value of the freight, the hire or the asset. On broking services, we earn commission based either on the underlying contract value or as a fixed fee per contract.

Our brokers act as intermediaries between shipping principals. Our teams have the expertise, experience and support structure to enable these deals to happen. We bring together charterers who have cargoes to move, and owners of vessels capable of transporting those cargoes. We help the principals negotiate the terms of a voyage, a time charter hire or a contract of affreightment, including the freight or hire rate. Our broking teams deal in all major markets in the world’s major shipping centres.

Reorganization

The Company began the business operations since April 1, 2012 when Vantage Singapore, was incorporated in Singapore on May 12, 2011 and Vantage Dubai, was incorporated in Dubai on June 20, 2023 respectively. The formation of Vantage Dubai was initiated and completed by Andresian D’Rozario, Randy Yong Choon Hong and Quah Choong Hua. The primary rationale behind this formation was the identification of market opportunities and the pursuit of operational efficiencies. This decision was driven by our intention to leverage existing expertise. Since its incorporation, Vantage Dubai has been fully operational and included in the combined financial statements from the date of its formation. As part of the Reorganization for the purpose of the listing, Vantage (BVI) Corporation, or Vantage BVI, was incorporated in the British Virgin Islands on April 2, 2024.

The Reorganization was completed on November 28, 2024. The Reorganization involved the transfer of 100% of the equity interests in Vantage Singapore and Vantage Dubai from its original shareholders Andresian D’Rozario, Francis Junior James, Ho Ying Keat Lowell, Randy Yong Choon Hong and Quah Choong Hua in Vantage Singapore and Andresian D’Rozario, Randy Yong Choon Hong and Quah Choong Hua in Vantage Dubai to Vantage BVI. Subsequently, 100% of the equity interests in Vantage BVI was transferred to the Company, Vantage Cayman. Consequently, Vantage Cayman became the holding company of all the entities mentioned above and result in a change in the reporting entity from Vantage Singapore and Vantage Dubai to Vantage Cayman.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same 3 controlling shareholders of Vantage Shipbrokers Pte. Ltd. and same 3 controlling shareholders of Vantage Nexus Commercial Brokers Co. L.L.C. controlled all these entities before and after the Reorganization. Vantage BVI owned 100.00% equity interest in all these entities before the Reorganization and owns more than 50% equity interest in all these entities through Vantage Corp after the Reorganization.

F-7

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES – CONTINUED

Reorganization..cont’d

In a transaction that is considered to be a transfer of net assets or exchange of equity interest between entities under common control, the receiving entity reflects the transfer as a change in the reporting entity on a retrospective basis. ASC 805-50-30-5 applies to transfers of net assets or exchange of equity interest between entities under common control and requires the receiving entity to reflect the transfer in a manner similar to a pooling of interests. A pooling of interests was the method of accounting for the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions (transfer of net assets or exchange of equity interest) had become effective as of the beginning of the first period presented in the accompanying combined financial statements. The assets and liabilities and results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period eliminating the effects of intra-entity transactions.

The combined financial statements of the Company include the following entities:

The Reorganization was completed on November 28, 2024, and the final group structure upon completion of the Reorganization comprises the following companies:

Name	Date of incorporation	Percentage of direct or indirect interests	Place of incorporation	Principal activities
Vantage Corp	April 2, 2024	100%	Cayman Islands	Holding Business

Vantage (BVI) Corporation	April 2, 2024	100%	British Virgin Islands	Holding Business

Vantage Shipbrokers Pte. Ltd.	May 12, 2011	100%	Singapore	Ship Broking Services

Vantage Nexus Commercial Brokers Co. L.L.C	June 20, 2023	100%	Dubai	Commercial Brokers

F-8

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b) Consolidation

The accompanying combined financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant inter-company balances, investment and capital, if any, have been eliminated upon consolidation.

(c) Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for expected credit loss on accounts and other receivables, assumptions used in assessing right-of-use assets, impairment of plant and equipment and deferred tax valuation allowance.

Actual results could differ from these estimates.

(d) Risks and uncertainties

The main operations of the Company are in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

F-9

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(e) Foreign currency translation and transaction

The combined financial statements are presented in U.S. dollar (“US$”), which is the reporting currency of the Company. The functional currency of the Vantage Shipbrokers Pte. Ltd. (Singapore) is the U.S dollar (“US$”). The functional currency of Vantage Nexus Commercial Brokers CO L.L.C (Dubai) is the Emirati Dirham (AED).

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the statements of operations and comprehensive income as other income (other expenses).

The value of foreign currency including, the Singapore dollar (“S$”), may fluctuate against the US$. Any significant variations of the aforementioned currency relative to the Singapore dollar may materially affect the Company’s financial condition in terms of reporting in US$. The following table outlines the currency exchange rates that were used in preparing the combined financial statements:

	As of March 31,
	2023	2024

US$ to S$ Year End	1.3287	1.3496
US$ to S$ Average Rate	1.3737	1.3456
US$ to AED Year End	-	3.6731
US$ to AED Average Rate	-	3.6734

(f) Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

F-10

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(f) Fair Value Measurement..cont’d

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, accounts receivable, other current assets, financial instruments, leases payable, accounts payables, amount due to directors, accruals and other current liabilities are financial assets and liabilities. Cash and cash equivalents, accounts receivable, other currents, accounts payables, amount due to directors, accruals and other current liabilities are subject to fair value measurement; however, because of their being short term in nature, management believes their carrying values approximate their fair value. The Company accounts for lease payables at amortized cost and has elected not to account for them under the fair value hierarchy.

(g) Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

(h) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use. The Company maintains all its bank accounts in Singapore.

(i) Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balance.

F-11

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(j) Plant and equipment, net

Plant and equipment, net are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Estimated useful lives

Computers	3-5 years
Furniture and fittings	5 years
Office equipment	5 years
Renovation	5 years

Expenditures for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditures for major renewals and betterments that substantially extend the useful lives of plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the statements of income.

(k) Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of March 31, 2023 and 2024.

(l) Dividend policy

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Class A Ordinary Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

F-12

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(m) Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(n) Deferred IPO costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of March 31, 2024, the Company capitalized US$213,860 of deferred offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

(o) Revenue Recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC Topic 606 requires the Company to:

(1) identify its contracts with customers;

(2) identify its performance obligations under those contracts;

3) determine the transaction prices of those contracts;

(4) allocate the transaction prices to its performance obligations in those contracts; and

(5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

F-13

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

The Company currently generates its revenue from the following main sources:

Revenue from ship broking services provided

Ship broking revenue consists of commission receivable and is predominantly recognised at a point in time. The point in time is deemed to be when the underlying parties to the transaction have completed their respective obligations and successfully fulfilled the contract between them as brokered and overseen by the Company.

The transaction price is fixed and determined with reference to the contracted commission rate for the broker. Broking revenue contracts vary, with certain contracts having a single performance obligation and others, containing multiple performance obligations. In the case of single performance obligation contracts, the transaction is allocated wholly against that performance obligation. In the case of multiple performance obligation contracts, the transaction price is allocated with reference to the agreed stages of completion in the underlying contract. The price for such stages is agreed between the underlying counterparties and the Company’s commission is derived as a percentage of this. The stage of completion is deemed a reasonable proxy for the allocation of the total consideration transaction price to performance obligations in the contract. Time charter commission revenue is recognised over time in line with the period of time for which the vessel is being chartered, which is deemed to be the most faithful representation of the service provided over the period of the contract. The transaction price is apportioned evenly over the life of the charter per the contract. Sale of vessel commissions are recognised when the services have been performed.

(p) Cost of revenue

Cost of revenue mainly consists of front-end payroll, employee benefits and commission fee.

(q) Selling and marketing expenses

Selling and marketing expenses mainly consist of entertainment, transportation and travelling expenses.

(r) General and administrative expenses

General and administrative expenses mainly consist of back-end payroll, employee benefits, office supplies and upkeep expenses, legal and professional fees and other miscellaneous administrative expenses.

(s) Government Grant

The Company received an Enterprise Development Grant (EDG) from the Singapore government. The EDG aims to support Singapore companies grow and transform. The grant supports projects that help to upgrade the business, transform business through innovative products and processes or venture oversea.

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. The grants received were US$20,865 and US$219,314 for the years ended March 31, 2024 and 2023, respectively from the Singapore Government.

F-14

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(t) Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to cost of revenue and general and administrative expenses in the accompanying statements of operations as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the employees’ relevant income based on their ages and wages level.

(u) Operating leases

Effective from April 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the balance sheet a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of operations, while for operating leases, such amounts should be recognized as an expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

(v) Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

F-15

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(v) Income taxes - Continued

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its statements of operations and comprehensive income for the years ended March 31, 2023 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(w) Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(x) Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 deferred the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company adopted ASU 2016-02 from April 1, 2019.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

F-16

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(x) Recent accounting pronouncements - continued

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company adopted ASU 2016-13 from April 1, 2022.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the combined financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	As of March 31,
	2023	2024
	US$	US$

Accounts receivable	5,579,667	5,029,174
Less : Allowance for expected credit loss	(787,097)	(281,598)
Accounts receivable, net	4,792,570	4,747,576

The movements in the allowance for expected credit loss for the years ended March 31, 2023 and 2024 were as follows:

	As of March 31,
	2023	2024
	US$	US$

Balance at beginning of year	762,268	787,097
Provision during the year	108,076	236,853
Written off during the year	(16,540)	(588,458)
Reversal during the year	(66,707)	(153,894)
Balance at end of year	787,097	281,598

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for expected credit loss, based on the invoice date is as follows:

	As of March 31,
	2023	2024
	US$	US$

Within 30 days	1,156,115	2,519,965
Between 31 and 60 days	247,380	1,054,537
Between 61 days and 90 days	1,383,414	227,831
More than 90 days	2,005,661	945,243
	4,792,570	4,747,576

F-17

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

	As of March 31,
	2023	2024
	US$	US$

Deposits	46,909	71,161
GST receivables	18,624	33,424
Prepaid expenses	94,129	145,183
Fixed deposits interest receivables	80,687	-
Deferred initial public offering (“IPO’’) costs	-	213,860
	240,349	463,628

5.	PLANT AND EQUIPMENT, NET

	As of March 31,
	2023	2024
	US$	US$

Computers	188,203	207,481
Renovation	85,257	85,257
Office equipment	41,374	40,593
Furniture and fittings	20,613	27,193
Subtotal	335,447	360,524
Less : Accumulated depreciation	(310,829)	(320,341)
Plant and equipment, net	24,618	40,183

Depreciation expenses were US$21,290 and US$28,632 for the year ended March 31, 2024 and 2023 respectively. Depreciation expense was included under depreciation and amortization in the statement of operations and comprehensive income.

6.	RIGHT-OF-USE (“ROU”) ASSETS AND LEASE PAYABLE

The right-of-use assets relate to leases of office premise. The Company recognized operating lease ROU assets and lease liabilities as follows:

	As of March 31,
	2023	2024
	US$	US$

Right-of-use asset	610,389	341,891
Less : Accumulated amortization	(540,619)	(87,055)
Right-of-use asset, net	69,770	254,836

Amortization expenses were US$154,198 and US$138,980 for the year ended March 31, 2024 and 2023 respectively. Amortization expense was included under the depreciation and amortization in the statement of operations and comprehensive income.

F-18

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

6.	RIGHT-OF-USE (“ROU”) ASSETS AND LEASE PAYABLE – CONTINUED

	As of March 31,
	2023	2024
	US$	US$

Operating lease liabilities
Current portion	79,549	170,052
Non-current portion	-	88,426
Total	79,549	258,478

The following summarizes other supplemental information about the Company’s operating lease as of March 31, 2024:

Weighted average discount rate	5.25%
Weight average remaining lease term (years)	1.5 years

7.	ACCRUALS AND OTHER CURRENT LIABILITIES

	As of March 31,
	2023	2024
	US$	US$

Accrued bonus and salaries	10,286,806	5,104,554
Other accruals	252,225	172,837
Advance from customer	-	225,690
	10,539,031	5,503,081

8.	AMOUNT DUE TO A DIRECTOR

The amount due to a director is unsecured, interest-free and repayable on demand.

9.	DEFERRED TAX LIABILITIES

	As of March 31,
	2023	2024
	US$	US$

Deferred tax liabilities	2,290	1,665

F-19

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

9.	DEFERRED TAX LIABILITIES – CONTINUED

Following are the major deferred tax assets and liabilities recognized by the Company:

	Plant and Equipment	Total
	US$	US$

As of April 1, 2022	3,090	3,090
Recognized in statements of income	(800)	(800)
As of March 31, 2023	2,290	2,290
Recognized in statements of income	(625)	(625)
As of March 31, 2024	1,665	1,665

Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax laws or rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Liabilities are established for uncertain tax positions expected to be taken in income tax returns when such positions are judged to meet the “more-likely-than-not” threshold based on the technical merits of the position.

Under the current tax law in Singapore, the Company is and will be subjected to the enterprise income tax rate of 17%.

10.	SHAREHOLDERS’ EQUITY

Ordinary Shares

Vantage Corp was established under the laws of Cayman Islands on April 02, 2024. The original authorized share capital of the Company was US$50,000 divided into 25,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares, par value US$0.001 per share.

The Company issued 1 Class B Ordinary Shares, which was outstanding as of March 31, 2023 and 2024.

11.	REVENUE BY SERVICE

	For the Years Ended March 31,
	2023	2024
	US$	US$

Revenue from ship broking services	23,986,146	19,999,294

F-20

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

11.	REVENUE BY SERVICE – CONTINUED

In the following table, revenue is disaggregated by the timing of revenue recognition.

	For the Years Ended March 31,
	2023	2024
	US$	US$

Point in time	22,931,243	18,527,513
Over time	1,054,903	1,471,781
Revenue from ship broking services	23,986,146	19,999,294

The following tables present summary information of operations by geographical area for the years ended March 31, 2023 and 2024.

	For the Year Ended March 31, 2024
	Singapore	Dubai	Total
	US$	US$	US$

Freight commission	17,817,281	144,417	17,961,698
Demurrage commission	1,626,894	1,403	1,628,297
Deviation and other commission	409,299	-	409,299
Total	19,853,474	145,820	19,999,294

	For the Year Ended March 31, 2023
	Singapore	Dubai	Total
	US$	US$	US$

Freight commission	22,246,934	-	22,246,934
Demurrage commission	1,197,918	-	1,197,918
Deviation and other commission	283,794	-	283,794
Sale of vessel commission	257,500	-	257,500
Total	23,986,146	-	23,986,146

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in combined financial statements for detailing the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the CODM, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has divided the services into five divisions and determined that it has four operating segments as follows:

1.	Freight commission
2.	Demurrage commission
3.	Deviation and other commission
4.	Sales of vessel commission

All assets and operations of the Company are in Singapore and Dubai.

F-21

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

12.	INCOME TAX EXPENSES

The Company is subject to taxes in the jurisdictions in which it operates, as follows:

Dubai

On January 16, 2023, the Ministry of Finance introduced a 9% federal corporate tax regime for the first time in the UAE to be applied on the adjusted accounting net profits of a business above AED 375,000, which came into effect on June 1, 2023. Vantage Dubai is not currently subject to corporate income tax in the UAE as its net profits do not currently meet the AED 375,000 threshold.

Singapore

Vantage Shipbrokers Pte. Ltd. is operating in Singapore and is subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

The income tax provision consists of the following components:

	For the Years Ended March 31,
	2023	2024
	US$	US$

Current income tax	1,229,043	1,051,644
Over provision of current taxation in respect of prior year	(68,478)	(5,508)
Deferred income tax	(800)	(625)
	1,159,765	1,045,511

F-22

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

12.	INCOME TAX EXPENSES – CONTINUED

The reconciliation of total income tax rate to the effective income tax rate based on income before income taxes for the years ended Mar 31, 2023 and 2024 are as follows:

	For the Years Ended March 31,
	2023	2024
	US$	US$

Income before tax expenses:	7,021,321	5,999,995

Tax at the domestic income tax rate	1,193,625	1,019,999
Tax effect of expenses that are not deductible in determining taxable profit	26,172	26,989
Non-taxable income	(11,340)	(26,850)
Current year loss for which deferred tax asset is not recognized	-	19,080
Tax exemption	(12,685)	(12,959)
Overprovision current taxation in respect of prior year	(68,478)	(5,508)
Under/(Over) provision of deferred tax assets for prior year	226	(102)
Others	32,245	24,862
	1,159,765	1,045,511

13.	OTHER INCOME

	For the Years Ended March 31,
	2023	2024
	US$	US$

Fixed deposit interest	114,437	146,653
Interest income	635	4,000
Gain in foreign exchange	386,139	-
	501,211	150,653

14.	RELATED PARTY TRANSACTIONS

Related parties are entities with common direct or indirect shareholders and/or directors. Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

Some of the Company’s transactions and arrangements are with related parties and the effect of these on the basis determined between parties is reflected in these combined financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

F-23

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

14.	RELATED PARTY TRANSACTIONS – CONTINUED

The following transactions took place between the Company and its related parties during the year:

	As of March 31,
	2023	2024
	US$	US$

Repayment of amount due to director	547,888	513,224
Directors’ CPF contribution	66,219	47,925
Directors’ Remuneration	3,658,223	1,547,698

Other than the above-mentioned disclosure, the Company has no other significant or material related party transactions during the years presented.

15.	DIVIDENDS

On March 31, 2023, prior to the reorganisation and the Company’s initial public offering, our subsidiary Vantage Shipbrokers Pte. Ltd. declared interim dividends totaling US$1,881,525 payable to its then controlling shareholders on April 21, 2023.

On March 31, 2024, prior to the reorganisation and the Company’s initial public offering, our subsidiary Vantage Shipbrokers Pte. Ltd. declared interim dividends totaling US$354,930 payable to its then controlling shareholders of which US$136,146 was offset against amount due from directors and US$218,784 was paid on October 3, 2023 and interim dividends totaling US$6,950,392 payable to its then controlling shareholders on April 23, 2024.

	For the Year Ended March 31,
	2023	2024
	US$	US$

Dividends on ordinary shares proposed:
-Interim tax-exempt (one-tier) dividends for 2023 and 2024	1,881,525	7,305,322

16.	CONCENTRATION OF RISKS

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the customers. The Company conducts credit evaluations of customers, and generally does not require collateral or other security from its customers. The Company established an allowance for expected credit loss primarily based upon the factors surrounding the credit risk of specific customers.

F-24

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

16.	CONCENTRATION OF RISKS – CONTINUED

Concentration of customers

None of the customers consisted of more than 10% of accounts receivable as of March 31, 2023 and 2024.

None of the customers contributed more than 10% of revenue for the years ended March 31, 2023 and 2024.

Concentration of vendors

As of March 31, 2024, two vendors, E, F accounted for 57.7% and 11% of the Company’s account payables, respectively. Vendor E provides co-broker services, facilitating the smooth execution of contracts between the ship owner and our company. This arrangement is based on invoices rather than a formal agreement, with charges corresponding to the work performed. The total amount to be paid for the co-broker services provided by Vendor E is USD115,595 and the payment is due upon receiving commission revenue from the client. We are not substantially dependent on this vendor since it accounted for only 1.9% of our cost of revenue for the year ended March 31, 2024.

For the year ended March 31, 2024, the total commissions expense was US$249,280. Two vendors E and A accounted for 46.4% and 24.8% of total commission expenses, respectively.

As of March 31, 2023, three vendors, A, B and C accounted for 68.1%, 13.2% and 12.9% of the Company’s accounts payable, respectively. Vendor A provides co-broker services, facilitating the smooth execution of contracts between the ship owner and our company. This arrangement is based on invoices rather than a formal agreement, with charges corresponding to the work performed. The total amount to be paid for the co-broker services provided by Vendor A is USD19,626 and the payment is due upon receiving commission revenue from the client. We are not substantially dependent on this vendor since it accounted for only 0.2% of our cost of revenue for the year ended March 31, 2023.

For the year ended March 31, 2023, the total commissions expense was US$486,084. Two vendors D and A accounted for 26.5% and 19.4% of total commission expenses, respectively.

The commissions expense is included under the line item “Cost of Revenue” on our income statement.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments), financial instrument and cash and bank deposits presented on the balance sheets. The Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

F-25

NOTES TO COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2023 and 2024

16.	CONCENTRATION OF RISKS – CONTINUED

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates. The Company’s exposure to interest rate risk arises mainly from its cash and cash equivalents. The Company does not expect any significant effect on the Company’s profit and loss arising from the effects of reasonably possible changes to interest rates on interest bearing financial instruments at the end of the financial year.

Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

Risk from Coronavirus (‘‘COVID-19’’)

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly through many parts of the world. Since March 2020, the World Health Organization declared the COVID-19 as a pandemic. The resulting impact of the pandemic on the operations and measures such as movement control and safe-distancing measures taken by various governments to contain the pandemic have to a certain extent, continued to affect the Company’s business activities which have been disrupted. This is particularly due to travel restrictions in the Asian region.

There is still significant uncertainty over the future development of the outbreak as to the duration of the pandemic and the global situation remains very fluid at the date of these combined financial statements approved. Management is closely monitoring the Company’s business activities and has taken certain measures to ensure the Company has sufficient working capital to settle all its obligations.

Potential impact to the Company’s results of operations for 2024 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2025.

17.	COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2023 and 2024 and through the issuance date of these combined financial statements.

As of March 31, 2023 and 2024, the Company has no material commitments or contingencies.

18.	SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2024 up to August 16, 2024, and are of the view that there are no any material subsequent events that require disclosure in these combined financial statements.

F-26

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

	As of March 31, 2024	As of September 30, 2024
	US$	US$

ASSETS
Current Assets
Cash and Cash Equivalents	16,607,536	9,553,339
Accounts Receivable, Net	4,747,576	4,128,573
Amount Due from a Related Company	-	38,238
Prepaid Expenses and Other Current Assets, Net	463,628	787,075
Total Current Assets	21,818,740	14,507,225

Non-Current Assets
Plant and Equipment, Net	40,183	98,660
Right-of-Use Assets	254,836	273,038
Total Non-Current Assets	295,019	371,698

TOTAL ASSETS	22,113,759	14,878,923

LIABILITIES
Current Liabilities
Lease Payable – Current	170,052	163,056
Accounts Payable	200,453	215,828
Accruals and Other Current Liabilities	5,503,081	863,602
Dividend Payable	6,950,392	11,492,000
Amount Due to a Director	513,224	-
Income Tax Payable	1,051,644	1,515,847
Total Current Liabilities	14,388,846	14,250,333

Non-Current Liabilities
Lease Payable – Non-Current	88,426	115,517
Deferred Tax Liabilities	1,665	1,665
Total Non-Current Liabilities	90,091	117,182

TOTAL LIABILITIES	14,478,937	14,367,515

SHAREHOLDERS’ EQUITY
Ordinary shares, Class A, US$0.001 par value, 25,000,000 shares authorized	-	-
Ordinary shares, Class B, US$0.001 par value, 25,000,000 shares authorized, 1 issued and outstanding (*less than $1)	*-	*-
Additional paid-in capital	493,994	493,994
Retained Earnings	7,141,113	17,416
Accumulated Other Comprehensive Loss	(285)	(2)
Total Shareholders’ Equity	7,634,822	511,408

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	22,113,759	14,878,923

The accompanying notes are an integral part of these combined financial statements.

F-27

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Six Months Ended September 30,
	2023	2024
	US$	US$

Revenue	9,342,623	10,427,379
Cost of Revenue (exclusive of depreciation and amortization shown separately below)	(2,655,965)	(3,274,354)
Gross Profit	6,686,658	7,153,025
Operating Expenses:
Selling and Marketing Expenses	510,609	570,710
Depreciation and amortization	79,087	102,927
General and Administrative Expenses	814,671	799,805
Total Operating Expenses	1,404,367	1,473,442
Income from Operations
Other Income (Expense):
Government Grants	2,384	1,932
Other Income	64,073	13,079
Interest Expenses	(1,212)	(6,580)
Total Other Income	65,245	8,431

Income before Tax Expense	5,347,536	5,688,014
Income Tax Expense	(888,978)	(961,716)
Net Income	4,458,558	4,726,298
Other Comprehensive Income
Foreign currency translation loss, net of taxes	60	283
Total Comprehensive Income	4,458,618	4,726,581

Earnings Per Share Attributable to Weighted Average Number of Outstanding Ordinary Shares
Basic and Diluted	0.16	0.17

Weighted Average Number of Outstanding Ordinary Shares
Basic and Diluted*	28,000,000	28,000,000

* Retroactively presented for 28,000,000 ordinary shares issued in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these combined financial statements.

F-28

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

UNAUDITED CONDENSED COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares, Class A		Ordinary Shares, Class B		Additional paid-in	Retained	Accumulated Other Comprehensive
	Shares Outstanding	Par Value US$	Shares Outstanding	Par Value US$	capital US$	Earnings US$	Loss US$	Total US$

For the six months ended September 30, 2023

Balance as of April 1, 2023	-	-	1	-	357,889	9,491,951	-	9,849,840

Issuance of ordinary shares	-	-	-	-	136,105	-	-	136,105

Net income, representing Comprehensive Income	-	-	-	-	-	4,458,558	60	4,458,618

Balance as of September 30, 2023	-	-	1	-	493,994	13,950,509	60	14,444,563

For the six months ended September 30, 2024

Balance as of April 1, 2024	-	-	1	-	493,994	7,141,113	(285)	7,634,822
Net income, representing Comprehensive Income	-	-	-	-	-	4,726,298	283	4,726,581
Dividend Declared	-	-	-	-	-	(11,849,995)	-	(11,849,995)

Balance as of September 30, 2024	-	-	1	-	493,994	17,416	(2)	511,408

The accompanying notes are an integral part of these combined financial statements.

F-29

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	For the Six Months Ended September 30,
	2023	2024
	US$	US$

Cash Flows From Operating Activities
Net Income	4,458,558	4,726,298
Adjustments:
Depreciation and Amortization	79,087	102,927
Write back of Allowance for Expected Credit Loss on Accounts Receivable	(80,591)	(13,830)
Unrealised Foreign Exchange Loss	809	-
Changes in Operating Assets and Liabilities:
Accounts Receivable	1,014,671	632,833
Prepaid Expenses and Other Current Assets	(122,412)	(719,680)
Accounts Payable	830	15,375
Accruals and Other Current Liabilities	(11,897,747)	(4,639,478)
Operating Lease Assets and Liabilities, net	(79,549)	20,094
Income Tax Payable	278,441	464,203
Net Cash (Used in) Provided by Operating Activities	(6,347,903)	588,742

Cash Flows From Investing Activity
Purchases of Plant and Equipment	(25,478)	(67,379)
Cash Used In Investing Activity	(25,478)	(67,379)

Cash Flows From Financing Activities
Dividend Paid	-	(6,950,392)
Amount Due to a Director	(21,197)	(513,224)
Proceeds from Issuance of Ordinary Share	136,105	-
Principal repayments of Finance Lease Liabilities	-	(112,227)
Net Cash Provided by (Used in) Financing Activities	114,908	(7,575,843)

Net Change In Cash and Cash Equivalents	(6,258,473)	(7,054,480)
Cash and Cash Equivalents as of Beginning of the Year	19,030,668	16,607,536
Effects on currency translation on Cash and Cash Equivalents	60	283
Cash and Cash Equivalents as of the End of the Year	12,772,255	9,553,339

Supplementary Cash Flows Information
Cash Paid for Taxes	610,537	497,513

Supplemental Disclosure of Non-Cash Financing Activities:
Payment of dividends	-	(357,995)
Repayment of amount due from directors	-	357,995

The accompanying notes are an integral part of these combined financial statements.

F-30

VANTAGE SHIPBROKERS PTE. LTD. (SINGAPORE) AND VANTAGE NEXUS COMMERCIAL BROKERS CO L.L.C. (DUBAI)

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

These notes form an integral part of and should be read in conjunction with the accompanying combined financial statements.

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Vantage Shipbrokers Pte. Ltd. (“Vantage Singapore”) and Vantage Nexus Commercial Brokers Co. L.L.C. (“Vantage Dubai”), collectively the combined entities, earn a broking commission based on the value of the freight, the hire or the asset. On broking services, we earn commission based either on the underlying contract value or as a fixed fee per contract.

Our brokers act as intermediaries between shipping principals. Our teams have the expertise, experience and support structure to enable these deals to happen. We bring together charterers who have cargoes to move, and owners of vessels capable of transporting those cargoes. We help the principals negotiate the terms of a voyage, a time charter hire or a contract of affreightment, including the freight or hire rate. Our broking teams deal in all major markets in the world’s major shipping centres.

Reorganization

The Company began the business operations since April 1, 2012 when Vantage Singapore, was incorporated in Singapore on May 12, 2011 and Vantage Dubai, was incorporated in Dubai on June 20, 2023 respectively. The formation of Vantage Dubai was initiated and completed by Andresian D’Rozario, Randy Choon Hong and Quah Choong Hua. The primary rationale behind this formation was the identification of market opportunities and the pursuit of operational efficiencies. This decision was driven by our intention to leverage existing expertise. Since its incorporation, Vantage Dubai has been fully operational and included in the combined financial statements from the date of its formation. As part of the Reorganization for the purpose of the listing, Vantage (BVI) Corporation, or Vantage BVI, was incorporated in the British Virgin Islands on April 2, 2024.

The Reorganization was completed on November 28, 2024. The Reorganization involved the transfer of 100% of the equity interests in Vantage Singapore and Vantage Dubai from its original shareholders Andresian D’Rozario, Francis Junior James, Ho Ying Keat Lowell, Randy Yong Choon Hong and Quah Choong Hua in Vantage Singapore and Andresian D’Rozario, Randy Yong Choon Hong and Quah Choong Hua in Vantage Dubai to Vantage BVI. Subsequently, 100% of the equity interests in Vantage BVI was transferred to the Company, Vantage Cayman. Consequently, Vantage Cayman became the holding company of all the entities mentioned above and result in a change in the reporting entity from Vantage Singapore and Vantage Dubai to Vantage Cayman.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same 3 controlling shareholders of Vantage Shipbrokers Pte. Ltd. and same 3 controlling shareholders of Vantage Nexus Commercial Brokers Co. L.L.C. controlled all these entities before and after the Reorganization. Vantage BVI owned 100.00% equity interest in all these entities before the Reorganization and owns more than 50% equity interest in all these entities through Vantage Corp after the Reorganization.

F-31

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES – CONTINUED

Reorganization..cont’d

In a transaction that is considered to be a transfer of net assets or exchange of equity interest between entities under common control, the receiving entity reflects the transfer as a change in the reporting entity on a retrospective basis. ASC 805-50-30-5 applies to transfers of net assets or exchange of equity interest between entities under common control and requires the receiving entity to reflect the transfer in a manner similar to a pooling of interests. A pooling of interests was the method of accounting for the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions (transfer of net assets or exchange of equity interest) had become effective as of the beginning of the first period presented in the accompanying combined financial statements. The assets and liabilities and results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period eliminating the effects of intra-entity transactions.

The combined financial statements of the Company include the following entities:

The Reorganization was completed on November 28, 2024, and the final group structure upon completion of the Reorganization comprises the following companies:

Name	Date of incorporation	Percentage of direct or indirect interests	Place of incorporation	Principal activities
Vantage Corp	April 2, 2024	100%	Cayman Islands	Holding Business

Vantage (BVI) Corporation	April 2, 2024	100%	British Virgin Islands	Holding Business

Vantage Shipbrokers Pte. Ltd.	May 12, 2011	100%	Singapore	Ship Broking Services

Vantage Nexus Commercial Brokers Co. L.L.C	June 20, 2023	100%	Dubai	Commercial Brokers

F-32

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b) Consolidation

The accompanying combined financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant inter-company balances, investment and capital, if any, have been eliminated upon consolidation.

(c) Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for expected credit loss on accounts and other receivables, assumptions used in assessing right-of-use assets, impairment of plant and equipment and deferred tax valuation allowance.

Actual results could differ from these estimates.

(d) Risks and uncertainties

The main operations of the Company are in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

F-33

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(e) Foreign currency translation and transaction

The combined financial statements are presented in U.S. dollar (“US$”), which is the reporting currency of the Company. The functional currency of the Vantage Shipbrokers Pte. Ltd. (Singapore) is the U.S dollar (“US$”). The functional currency of Vantage Nexus Commercial Brokers CO L.L.C (Dubai) is the Emirati Dirham (AED).

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the statements of operations and comprehensive income as other income (other expenses).

The value of foreign currency including, the Singapore dollar (“S$”), may fluctuate against the US$. Any significant variations of the aforementioned currency relative to the Singapore dollar may materially affect the Company’s financial condition in terms of reporting in US$. The following table outlines the currency exchange rates that were used in preparing the combined financial statements:

	As of March 31, 2024	As of September 30, 2024

US$ to S$ Year End	1.3496	1.2806
US$ to S$ Average Rate	1.3456	1.3329
US$ to AED Year End	3.6731	3.6726
US$ to AED Average Rate	3.6734	3.6730

(f) Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

F-34

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(f) Fair Value Measurement..cont’d

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, accounts receivable, other current assets, financial instruments, leases payable, accounts payables, amount due to directors, accruals and other current liabilities are financial assets and liabilities. Cash and cash equivalents, accounts receivable, other currents, accounts payables, amount due to directors, accruals and other current liabilities are subject to fair value measurement; however, because of their being short term in nature, management believes their carrying values approximate their fair value. The Company accounts for lease payables at amortized cost and has elected not to account for them under the fair value hierarchy.

(g) Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

(h) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use. The Company maintains all its bank accounts in Singapore.

(i) Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balance.

F-35

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(j) Plant and equipment, net

Plant and equipment, net are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Estimated useful lives

Computers	3-5 years
Furniture and fittings	5 years
Office equipment	5 years
Renovation	5 years

Expenditures for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditures for major renewals and betterments that substantially extend the useful lives of plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the statements of income.

(k) Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of March 31, 2023 and September 30, 2024.

(l) Dividend policy

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Class A Ordinary Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

F-36

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(m) Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(n) Deferred IPO costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of March 31, 2024 and September 30, 2024, the Company capitalized US$213,860 and US$418,880 of deferred offering costs respectively. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

(o) Revenue Recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC Topic 606 requires the Company to:

(1) identify its contracts with customers;

(2) identify its performance obligations under those contracts;

3) determine the transaction prices of those contracts;

(4) allocate the transaction prices to its performance obligations in those contracts; and

(5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

F-37

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

The Company currently generates its revenue from the following main sources:

Revenue from ship broking services provided

Ship broking revenue consists of commission receivable and is predominantly recognised at a point in time. The point in time is deemed to be when the underlying parties to the transaction have completed their respective obligations and successfully fulfilled the contract between them as brokered and overseen by the Company.

The transaction price is fixed and determined with reference to the contracted commission rate for the broker. Broking revenue contracts vary, with certain contracts having a single performance obligation and others, containing multiple performance obligations. In the case of single performance obligation contracts, the transaction is allocated wholly against that performance obligation. In the case of multiple performance obligation contracts, the transaction price is allocated with reference to the agreed stages of completion in the underlying contract. The price for such stages is agreed between the underlying counterparties and the Company’s commission is derived as a percentage of this. The stage of completion is deemed a reasonable proxy for the allocation of the total consideration transaction price to performance obligations in the contract. Time charter commission revenue is recognised over time in line with the period of time for which the vessel is being chartered, which is deemed to be the most faithful representation of the service provided over the period of the contract. The transaction price is apportioned evenly over the life of the charter per the contract. Sale of vessel commissions are recognised when the services have been performed.

(p) Cost of revenue

Cost of revenue mainly consists of front-end payroll, employee benefits and commission fee.

(q) Selling and marketing expenses

Selling and marketing expenses mainly consist of entertainment, transportation and travelling expenses.

(r) General and administrative expenses

General and administrative expenses mainly consist of back-end payroll, employee benefits, office supplies and upkeep expenses, legal and professional fees and other miscellaneous administrative expenses.

(s) Government Grant

The Company received an Enterprise Development Grant (EDG) from the Singapore government. The EDG aims to support Singapore companies grow and transform. The grant supports projects that help to upgrade the business, transform business through innovative products and processes or venture oversea.

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. The grants received were US$1,932 and US$2,384 for the six months ended September 30, 2024 and 2023, respectively from the Singapore Government.

F-38

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(t) Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to cost of revenue and general and administrative expenses in the accompanying statements of operations as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the employees’ relevant income based on their ages and wages level.

(u) Operating leases

Effective from April 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the balance sheet a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of operations, while for operating leases, such amounts should be recognized as an expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

(v) Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

F-39

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(v) Income taxes - Continued

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its statements of operations and comprehensive income for the six months ended September 30, 2023 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(w) Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(x) Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 deferred the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company adopted ASU 2016-02 from April 1, 2019.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

F-40

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(x) Recent accounting pronouncements - continued

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company adopted ASU 2016-13 from April 1, 2022.

Accounting pronouncements not yet adopted

In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). ASU 2023-07 expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, which means that it will be effective for the Company’s annual periods beginning October 1, 2024, and interim periods beginning October 1, 2025. Early adoption is permitted. The Company is currently evaluating the impact the updated standard will have on disclosures within the consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as disaggregated information on income tax paid. The standard is effective for fiscal years beginning after December 15, 2024, which means it will be effective for the Company’s fiscal years beginning October 1, 2025. Early adoption is permitted. The Company is currently evaluating the impact the updated standard will have on disclosure within the consolidated financial statements.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the combined financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	As of March 31, 2024	As of September 30, 2024
	US$	US$

Accounts receivable	5,029,174	4,396,341
Less : Allowance for expected credit loss	(281,598)	(267,768)
Accounts receivable, net	4,747,576	4,128,573

The movements in the allowance for expected credit loss were as follows:

	As of March 31, 2024	As of September 30, 2024
	US$	US$

Balance at beginning of year	787,097	281,598
Provision during the year	236,853	-
Written off during the year	(588,458)	-
Reversal during the year	(153,894)	(13,830)
Balance at end of year	281,598	267,768

As of the end of each of the financial year/period, the ageing analysis of accounts receivable, net of allowance for expected credit loss, based on the invoice date is as follows:

	As of March 31, 2024	As of September 30, 2024
	US$	US$

Within 30 days	2,519,965	1,498,059
Between 31 and 60 days	1,054,537	1,767,202
Between 61 days and 90 days	227,831	571,548
More than 90 days	945,243	291,764
	4,747,576	4,128,573

4.	AMOUNT DUE FROM A RELATED COMPANY

The amount due from a related company, Vantage Corp is unsecured, interest-free and repayable on demand.

F-41

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

5.	PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

	March 31, 2024	September 30, 2024
	US$	US$

Deposits	71,161	78,358
GST receivables	33,424	39,063
Prepaid expenses	145,183	239,478
Fixed deposits interest receivables	-	11,296
Deferred initial public offering (“IPO’’) costs	213,860	418,880
	463,628	787,075

6.	PLANT AND EQUIPMENT, NET

	March 31, 2024	September 30, 2024
	US$	US$

Computers	207,481	214,480
Renovation	85,257	126,744
Office equipment	40,593	46,198
Furniture and fittings	27,193	40,482
Subtotal	360,524	427,904
Less : Accumulated depreciation	(320,341)	(329,244)
Plant and equipment, net	40,183	98,660

Depreciation expenses were US$8,902 and US$10,126 for the period ended September 30, 2024 and September 30, 2023 respectively. Depreciation expense was included under depreciation and amortization in the statement of operations and comprehensive income.

7.	RIGHT-OF-USE (“ROU”) ASSETS AND LEASE PAYABLE

The right-of-use assets relate to leases of office premise. The Company recognized operating lease ROU assets and lease liabilities as follows:

	March 31, 2024	September 30, 2024
	US$	US$

Right-of-use asset	341,891	443,792
Less : Accumulated amortization	(87,055)	(170,754)
Right-of-use asset, net	254,836	273,038

Amortization expense were US$94,025 and US$68,961 for the period ended September 30, 2024 and September 30, 2023 respectively. Amortization expense was included under the depreciation and amortization in the statement of operations and comprehensive income.

F-42

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

7.	RIGHT-OF-USE (“ROU”) ASSETS AND LEASE PAYABLE – CONTINUED

	March 31, 2024	September 30, 2024
	US$	US$

Operating lease liabilities
Current portion	170,052	163,056
Non-current portion	88,426	115,517
Total	258,478	278,573

The following summarizes other supplemental information about the Company’s operating lease as of September 30, 2024:

Weighted average discount rate	5.25%
Weight average remaining lease term (years)	1 year

8.	ACCRUALS AND OTHER CURRENT LIABILITIES

	March 31, 2024	September 30, 2024
	US$	US$

Accrued bonus and salaries	5,104,554	-
Other accruals	172,837	248,450
Advance from customer	225,690	615,152
	5,503,081	863,602

9.	AMOUNT DUE TO A DIRECTOR

The amount due to a director is unsecured, interest-free and has been fully settled as of September 30, 2024.

10.	DEFERRED TAX LIABILITIES

	March 31, 2024	September 30, 2024
	US$	US$

Deferred tax liabilities	1,665	1,665

F-43

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

10.	DEFERRED TAX LIABILITIES – CONTINUED

Following are the major deferred tax assets and liabilities recognized by the Company:

	Plant and Equipment	Total
	US$	US$

As of April 1, 2023	2,290	2,290
Recognized in statements of income	(625)	(625)
As of March 31, 2024	1,665	1,665
Recognized in statements of income	-	-
As of September 30, 2024	1,665	1,665

Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax laws or rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Liabilities are established for uncertain tax positions expected to be taken in income tax returns when such positions are judged to meet the “more-likely-than-not” threshold based on the technical merits of the position.

Under the current tax law in Singapore, the Company is and will be subjected to the enterprise income tax rate of 17%.

11.	SHAREHOLDERS’ EQUITY

Ordinary Shares

Vantage Corp was established under the laws of Cayman Islands on April 02, 2024. The original authorized share capital of the Company was US$50,000 divided into 25,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares, par value US$0.001 per share.

The Company issued 1 Class B Ordinary Shares, which was outstanding as of September 30, 2024 and March 31, 2024.

12.	REVENUE BY SERVICE

	Six Months Ended September 30,
	2023	2024
	US$	US$

Revenue from ship broking services	9,342,623	10,427,379

F-44

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

12.	REVENUE BY SERVICE – CONTINUED

In the following table, revenue is disaggregated by the timing of revenue recognition.

	Six Months Ended September 30,
	2023	2024
	US$	US$

Point in time	8,749,962	9,015,394
Over time	592,661	1,411,985
Revenue from ship broking services	9,342,623	10,427,379

The following tables present summary information of operations by geographical area for the six months ended September 30, 2023 and 2024.

	Six Months Ended September 30, 2023
	Singapore	Dubai	Total
	US$	US$	US$

Freight commission	8,266,451	-	8,266,451
Demurrage commission	861,399	-	861,399
Deviation and other commission	214,773	-	214,773
Total	9,342,623	-	9,342,623

	Six Months Ended September 30, 2024
	Singapore	Dubai	Total
	US$	US$	US$

Freight commission	9,118,842	288,604	9,407,446
Demurrage commission	826,696	967	827,663
Deviation and other commission	189,343	2,927	192,270
Total	10,134,881	292,498	10,427,379

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in combined financial statements for detailing the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the CODM, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has divided the services into five divisions and determined that it has three operating segments as follows:

1.	Freight commission
2.	Demurrage commission
3.	Deviation and other commission

All assets and operations of the Company are in Singapore and Dubai.

F-45

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

13.	INCOME TAX EXPENSES

The Company is subject to taxes in the jurisdictions in which it operates, as follows:

Dubai

On January 16, 2023, the Ministry of Finance introduced a 9% federal corporate tax regime for the first time in the UAE to be applied on the adjusted accounting net profits of a business above AED 375,000, which came into effect on June 1, 2023. Vantage Dubai is not currently subject to corporate income tax in the UAE as its net profits do not currently meet the AED 375,000 threshold.

Singapore

Vantage Shipbrokers Pte. Ltd. is operating in Singapore and is subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

The income tax provision consists of the following components:

	Six Months Ended September 30,
	2023	2024
	US$	US$

Current income tax	888,978	961,716

	Six Months Ended September 30,
	2023	2024
	US$	US$

Income before tax expenses:	5,347,536	5,688,014

Tax at the domestic income tax rate	909,081	966,962
Tax effect of expenses that are not deductible in determining taxable profit	3,041	16,994
Non-taxable income	(14,566)	(2,576)
Tax exemption	(12,685)	(12,685)
Under/(Over) provision of deferred tax assets for prior year	(191)	(76)
Others	4,298	(6,903)
	888,978	961,716

14.	OTHER INCOME

	Six Months Ended September 30,
	2023	2024
	US$	US$

Fixed deposit interest	62,200	11,064
Interest income	1,873	2,015
	64,073	13,079

15.	RELATED PARTY TRANSACTIONS

Related parties are entities with common direct or indirect shareholders and/or directors. Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

Some of the Company’s transactions and arrangements are with related parties and the effect of these on the basis determined between parties is reflected in these combined financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

F-46

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

15.	RELATED PARTY TRANSACTIONS – CONTINUED

The following transactions took place between the Company and its related parties during the period:

	Six Months Ended September 30,
	2023	2024
	US$	US$

Advances to a related company	-	38,238
Repayment of amount due to director	526,691	-
Directors’ CPF contribution	22,973	26,090
Directors’ Remuneration	713,550	764,994

Other than the above-mentioned disclosure, the Company has no other significant or material related party transactions during the periods presented.

16.	DIVIDENDS

On September 30, 2024, prior to the reorganisation and the Company’s initial public offering, our subsidiary Vantage Shipbrokers Pte. Ltd. declared interim dividends totaling US$11,849,995 of which US$357,995 was offset against the amount due from directors.

	Six Months Ended September 30,
	2023	2024
	US$	US$

Dividends on ordinary shares proposed:
-Interim tax-exempt (one-tier) dividends for 2023 and 2024	-	11,849,995

17.	CONCENTRATION OF RISKS

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the customers. The Company conducts credit evaluations of customers, and generally does not require collateral or other security from its customers. The Company established an allowance for expected credit loss primarily based upon the factors surrounding the credit risk of specific customers.

F-47

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

17.	CONCENTRATION OF RISKS – CONTINUED

Concentration of customers

None of the customers consisted of more than 10% of accounts receivable as of March 31, 2024 and September 30, 2024.

None of the customers contributed more than 10% of revenue for the years ended March 31, 2024 and September 30, 2024.

Concentration of vendors

As of September 30, 2024, one vendor E accounted for 61% of the Company’s account payables. Vendor E provides co-broker services, facilitating the smooth execution of contracts between the ship owner and our company. This arrangement is based on invoices rather than a formal agreement, with charges corresponding to the work performed. The total amount to be paid for the co-broker services provided by Vendor E is US$131,827 and the payment is due upon receiving commission revenue from the client. We are not substantially dependent on this vendor since it accounted for only 4% of our cost of revenue for the period ended September 30, 2024.

For the six months ended September 30, 2024, the total commissions expense was US$263,549. Two vendors I and E accounted for 46.6% and 26.3% of total commission expenses, respectively.

As of September 30, 2023, two vendors, A and H accounted for 68.6%, and 21.4% of the Company’s account payables, respectively. Vendor A provides co-broker services, facilitating the smooth execution of contracts between the ship owner and our company. This arrangement is based on invoices rather than a formal agreement, with charges corresponding to the work performed. The total amount to be paid for the co-broker services provided by Vendor A is US$20,324 and the payment is due upon receiving commission revenue from the client. We are not substantially dependent on this vendor since it accounted for only 0.8% of our cost of revenue for the six months ended September 30, 2023.

For the six months ended September 30, 2023, the total commissions expense was US$58,634. Three vendors A, C and H accounted for 77.2%, 12% and 10.8% of total commission expenses, respectively.

The commissions expense is included under the line item “Cost of Revenue” on our income statement.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments), financial instrument and cash and bank deposits presented on the balance sheets. The Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

F-48

NOTES TO UNAUDITED INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

For the financial year ended March 31, 2024 and six months ended September 30, 2024

17.	CONCENTRATION OF RISKS – CONTINUED

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates. The Company’s exposure to interest rate risk arises mainly from its cash and cash equivalents. The Company does not expect any significant effect on the Company’s profit and loss arising from the effects of reasonably possible changes to interest rates on interest bearing financial instruments at the end of the financial period.

Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

Risk from Coronavirus (‘‘COVID-19’’)

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly through many parts of the world. Since March 2020, the World Health Organization declared the COVID-19 as a pandemic. The resulting impact of the pandemic on the operations and measures such as movement control and safe-distancing measures taken by various governments to contain the pandemic have to a certain extent, continued to affect the Company’s business activities which have been disrupted. This is particularly due to travel restrictions in the Asian region.

There is still significant uncertainty over the future development of the outbreak as to the duration of the pandemic and the global situation remains very fluid. Management is closely monitoring the Company’s business activities and has taken certain measures to ensure the Company has sufficient working capital to settle all its obligations.

Potential impact to the Company’s results of operations for 2024 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2025.

18.	COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2024 and September 30, 2024 and through the issuance date of these combined financial statements.

As of March 31, 2024 and September 30, 2024, the Company has no material commitments or contingencies.

19.	SUBSEQUENT EVENTS

The Company has assessed all events from September 30, 2024 up to January 6, 2025, and are of the view that there are no any material subsequent events that require disclosure in these financial statements.

F-49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of VANTAGE CORP

Opinion on the Financial Statements

We have audited the accompanying balance sheet of VANTAGE CORP (the Company) as of September 30, 2024 and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the period from April 2, 2024 (incorporation) through September 30, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and the results of its operations, changes in shareholders’ equity and its cash flows for the period from April 2, 2024 (incorporation) through September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since September 2023.

Singapore
November 19, 2024
PCAOB ID Number 3487

F-50

VANTAGE CORP

BALANCE SHEET

As of
September 30, 2024
US$

ASSETS
Deferred Offering Costs	418,880
Total Current Assets	418,880

TOTAL ASSETS	418,880

LIABILITIES
Current Liabilities
Amount Due to a Related Company	457,118
Total Current Liabilities	457,118

TOTAL LIABILITIES	457,118

SHAREHOLDERS’ DEFICIT
Ordinary shares, Class A, US$0.001 par value, 25,000,000 shares authorized	-
Ordinary shares, Class B, US$0.001 par value, 25,000,000 shares authorized, 1 issued and outstanding (*less than $1)	*-
Accumulated deficit	(38,238)
Total Shareholders’ deficit	(38,238)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	418,880

The accompanying notes are an integral part of these financial statements.

F-51

VANTAGE CORP

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Period From
April 2, 2024 (incorporation) through September 30, 2024
US$

Revenue	-
Cost of Revenue	-
Gross Profit	-
Operating Expenses:
General and Administrative Expenses	(38,238)
Total Operating Expenses	(38,238)
Loss before Tax Expense	(38,238)
Income Tax Expense	-
Net loss, representing Comprehensive Loss	(38,238)

Loss Per Share Attributable to Weighted Average Number of Outstanding Ordinary Shares
Basic and Diluted	(0.001)

Weighted Average Number of Outstanding Ordinary Shares
Basic and Diluted*	28,000,000

* Retroactively presented for 28,000,000 ordinary shares issued in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these financial statements.

F-52

VANTAGE CORP

STATEMENTOF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares, Class A		Ordinary Shares, Class B		Accumulated
	Shares Outstanding	US$	Shares Outstanding	US$	Deficit US$	Total US$
Balance at April 2, 2024 (incorporation) (*less than $1)	-	-	1	*-	-	-

Net loss, representing Comprehensive Loss	-	-	-	-	(38,238)	(38,238)
Balance as of September 30, 2024	-	-	1	-	(38,238)	(38,238)

The accompanying notes are an integral part of these financial statements.

F-53

VANTAGE CORP

STATEMENTS OF CASH FLOWS

For the Period From
April 2, 2024 (incorporation) through September 30, 2024
US$

Cash Flows From Operating Activities
Net Loss and Net Cash Used in Operating Activities	(38,238)

Cash Flows From Financing Activities
Deferred Offering Cost	(418,880)
Amount Due to a Related Company	457,118
Net Cash Provided by Financing Activities	38,238

Net Change In Cash and Cash Equivalents	-
Cash and Cash Equivalents at Beginning of the Period	-
Cash and Cash Equivalents as of the End of the Period	-

The accompanying notes are an integral part of these financial statements.

F-54

VANTAGE CORP

NOTES TO FINANCIAL STATEMENTS

For the financial period ended September 30, 2024

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Vantage Corp, or Vantage Cayman, is an exempted company incorporated on April 2, 2024 under the laws of the Cayman Islands with its registered office at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1 1002, Cayman Islands. Vantage Corp is an investment holding company and has neither engaged in any operations nor generated any revenue to date. All activity for the period from April 2, 2024 (incorporation) through September 30, 2024 relates to the Company’s formation and initial public offering (“Public Offering’’).

(a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b) Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had a working capital deficiency of US$38,238 and a shareholders’ deficit of US$38,238 as at September 30, 2024. These factors, among others, raises doubt about the Company’s ability to continue as a going concern.

Our ability to continue as a going concern is dependent on the undertaking of our related company Vantage Shipbroker Pte Ltd to provide continuing financial support to enable us to meet our liabilities as and when they fall due.

(c) Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include deferred tax valuation allowance.

Actual results could differ from these estimates.

(d) Foreign currency translation and transaction

The financial statements are presented in U.S. dollar (“US$”), which is the reporting currency of the Company. The functional currency of the Vantage Corp is the U.S dollar (“US$”).

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the statements of operations and comprehensive income as other income (other expenses).

F-55

VANTAGE CORP

NOTES TO FINANCIAL STATEMENTS

For the financial period ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(e) Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Amount due to a related company is subject to fair value measurement; however, because of their being short term in nature, management believes their carrying values approximate their fair value.

(f) Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

(g) Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of September 30, 2024.

F-56

VANTAGE CORP

NOTES TO FINANCIAL STATEMENTS

For the financial period ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

(h) Dividend policy

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Class A Ordinary Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

(i) Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(j) Deferred offering costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of September 30, 2024, the Company capitalized US$418,880 of deferred offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

(k) General and administrative expenses

General and administrative expenses mainly consist of other miscellaneous administrative expenses.

(l) Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

F-57

VANTAGE CORP

NOTES TO FINANCIAL STATEMENTS

For the financial period ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(l) Income taxes - continued

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its statement of operations and comprehensive income for the period from April 2, 2024 (incorporation) through September 30,2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(m) Loss per share

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(n) Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 deferred the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company adopted ASU 2016-02 from April 1, 2019.

F-58

VANTAGE CORP

NOTES TO FINANCIAL STATEMENTS

For the financial period ended September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

(n) Recent accounting pronouncements - continued

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company adopted ASU 2016-13 from April 1, 2022.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3.	DEFERRED OFFERING COSTS

As of
September 30, 2024
US$

Deferred initial public offering (“IPO’’) costs	418,880
418,880

4.	AMOUNT DUE TO A RELATED COMPANY

As of
September 30, 2024
US$

Amount due to a related company	457,118
457,118

The amount due to a related company, Vantage Shipbrokers Pte Ltd is unsecured, interest-free and repayable on demand.

F-59

VANTAGE CORP

NOTES TO FINANCIAL STATEMENTS

For the financial period ended September 30, 2024

5.	SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of Cayman Islands on April 2, 2024. The original authorized share capital of the Company was US$50,000 divided into 25,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares, par value US$0.001 per share.

The Company issued 1 Class B Ordinary Shares, which was outstanding as of September 30, 2024.

6.	INCOME TAX EXPENSES

Vantage Corp is an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands.

7.	RELATED PARTY TRANSACTIONS

Related parties are entities with common direct or indirect shareholders and/or directors. Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

Some of the Company’s transactions and arrangements are with related parties and the effect of these on the basis determined between parties is reflected in its consolidated financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

The following transactions took place between the Company and its related party during the period:

As of
September 30, 2024
US$

Advances from a related company	457,118
457,118

Other than the above-mentioned disclosure, the Company has no other significant or material related party transactions during the period presented.

F-60

VANTAGE CORP

NOTES TO FINANCIAL STATEMENTS

For the financial period ended September 30, 2024

8.	CONCENTRATION OF RISKS

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

9.	COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2024 and through the issuance date of these financial statements.

As of September 30, 2024, the Company has no material commitments or contingencies.

10.	SUBSEQUENT EVENTS

The Company has assessed all events from September 30, 2024 up to November 19, 2024, and are of the view that there are no any material subsequent events that require disclosure in these financial statements.

F-61

3,250,000

Class A Ordinary Shares

PROSPECTUS

[   ] , 2025

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Part II — Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against wilful default, fraud or the consequences of committing a crime. Our articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trust unless such actions, costs, charges, losses, damages and expenses arise from wilful default, wilful neglect or fraud which may attach to such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

●

Upon incorporation of the Company on April 2, 2024, the Company issued one ordinary share of par value of US$0.001 each in the Company to Harneys Fiduciary (Cayman) Limited and Harneys Fiduciary (Cayman) Limited transferred one ordinary share of par value of US$0.001 each to Ho Ying Keat Lowell on the same day.

●	On June 24, 2024, the Company redesignated (a) the 1 issued ordinary share of a par value of US$0.001 held by Ho Ying Keat Lowell to 1 Class B Ordinary Share, and (b) the 49,999,999 authorised but unissued ordinary shares of par value of US$0.001 each to 25,000,000 Class A Ordinary Shares and 24,999,999 Class B Ordinary Shares.

●	On October 15, 2024, the Company allotted and issued an aggregate of 7,633,620 Class A Ordinary Shares to eight minority shareholders and 20,366,379 Class B Ordinary Shares to Ho Ying Keat Lowell, Andresian D’Rozario, Francis Junior James, Randy Yong Choon Hong, and Quah Choong Hua, the consideration of which was the transfer of their total shareholding in Vantage BVI to the Company. Such shares were allocated pro rata based on each shareholder’s previous holdings in Vantage BVI, such that post-Reorganization (but pre-IPO), the percentage ownership of each shareholder in the Company is the same as their previous holding in Vantage BVI. Holders of Class A Ordinary Shares are entitled to one vote per share, while holders of Class B Ordinary Shares are entitled to ten votes per share. Given that the five principal shareholders, who are also the founders and senior management of the Group, have been managing the Group since its inception, the Company believes it is in its best interest to grant them greater voting power. Therefore, the five principal shareholders received Class B Ordinary Shares, while the minority shareholders, being passive investors, received Class A Ordinary Shares.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits.

(a)	The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Memorandum and Articles of Association of the Company, as currently in effect**
4.1	Specimen Share Certificate**
4.2	Form of Underwriters’ Warrant**
5.1	Opinion of Harney Westwood & Riegels Singapore LLP as to the validity of the ordinary shares**
5.2	Opinion of Loeb & Loeb LLP as to the legality of the underwriters’ warrants**
8.1	Opinion of Kalantar Business Law Group Ltd regarding certain UAE tax matters**
10.1	Form of Employment Agreement, by and between the Company and its executive officers**
10.2	Acting-in-concert Deed of Confirmation by and among the Major Shareholders dated September 20, 2024**
10.3	Acting-in-concert Deed of Confirmation by and among the Major Shareholders dated November 18, 2024**
14.1	Code of Business Conduct and Ethics**
21.1	List of Subsidiaries**
23.1	Consent of Audit Alliance LLP

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23.2	Consent of Harney Westwood & Riegels LLP (included in Exhibit 5.1)**
23.3	Consent of Drew & Napier LLC**
23.4	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)**
23.4	Consent of Kalantar Business Law Group Ltd (included in Exhibit 8.1)**
24.1	Power of Attorney (included on signature page to the registration statement)**
99.1	Charter of the Audit Committee**
99.2	Charter of the Compensation Committee**
99.3	Charter of the Nominating and Corporate Governance Committee**
99.4	Consent of Director Nominee Choo Chih Chien Benjamin**
99.5	Consent of Director Nominee Jensen Per Juul**
99.6	Consent of Director Nominee Tan Kim Han Raymond**
107	Registration Fee Table**

** Filed previously.

(b)	Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a)	to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)	insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(d)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 24, 2025.

Vantage Corp

By:	/s/ Andresian D’Rozario
Name:	Andresian D’Rozario
Title:	Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andresian D’Rozario his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Andresian D’Rozario	Chief Executive Officer	January 24, 2025
Andresian D’Rozario	(Principal executive officer) and Director

/s/ Lim Li Lian	Chief Financial Officer	January 24, 2025
Lim Li Lian	(Principal financial and accounting officer)

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Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vantage Corp, has signed this registration statement in New York, on January 24, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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